     As Filed with Securities and Exchange Commission on February ___, 1998

                                                        Registration No. 333-___
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ---------------------

                                      FORM SB-2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          COMPUTERIZED THERMAL IMAGING, INC.
              (EXACT NAME OF THE REGISTRANT AS SPECIFIED IN ITS CHARTER)


             NEVADA                        3815                        87-0458721
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)


                        476 HERITAGE PARK BOULEVARD, SUITE 210
                                  LAYTON, UTAH 84041
                                    (801) 776-4700
             (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

            DAVID A. PACKER                           WITH A COPY TO:
               PRESIDENT                          NORMAN T. REYNOLDS, ESQ.
476 HERITAGE PARK BOULEVARD, SUITE 210          LOOPER, REED, MARK & MCGRAW
          LAYTON, UTAH 84041                1300 POST OAK BOULEVARD, SUITE 2000
            (801) 776-4700                          HOUSTON, TEXAS 77056
  (NAME, ADDRESS, INCLUDING ZIP CODE,                  (713) 986-7000
 AND TELEPHONE NUMBER, INCLUDING AREA CODE,
 OF AGENT FOR SERVICE FOR THE REGISTRANT)

                                    ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement has been declared effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
          TITLE OF EACH CLASS OF               AMOUNT TO       OFFERING PRICE           AGGREGATE          REGISTRATION
        SECURITIES TO BE REGISTERED          BE REGISTERED      PER SHARE (1)       OFFERING PRICE (1)         FEE
-----------------------------------------------------------------------------------------------------------------------
 Newly Issued Shares . . . . . . . . . .     18,229,167          $0.675               $12,304,688         $3,629.88
 Shares Underlying Compensation Warrants      2,552,083          $0.675                $1,722,656           $508.18
                                             ----------       ---------             -------------         ---------
 Common Stock to be Resold (2):
   Shares Outstanding  . . . . . . . . .      5,287,633          $0.675                $3,569,152         $1,052.90
   Shares Underlying Resale Warrants . .        839,300          $2.50                 $2,098,250
                                              2,090,550          $2.50                 $5,226,375
                                                344,100          $5.00                 $1,720,500
                                                100,000          $2.00                   $200,000
                                                 50,000          $1.50                   $750,000
                                                416,665          $0.72                   $299,997         $3,037.68
  Shares Underlying Options  . . . . . .      2,000,000          $1.25                 $2,500,000
                                              1,250,000          $0.70                   $875,000
                                                500,000          $1.25                   $625,000
                                                500,000          $0.97                   $485,000
                                              2,000,000          $0.60                 $1,200,000
                                                275,000          $0.75                   $206,250         $1,737.92
  Shares Underlying Debentures . . . . .        297,619         $0.675                   $200,893            $59.26
                                             ----------       ---------             -------------         ---------
 Total . . . . . . . . . . . . . . . . .     36,732,117                               $33,985,861        $10,025.82
-----------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(2) Common Stock to be resold includes shares of the Common Stock underlying certain outstanding securities which are exercisable for or convertible into shares of the Common Stock which have not yet been exercised or converted.

(3) Based upon the average of the bid and ask prices of the Common Stock reported on the OTC Bulletin Board on February 25, 1998.

                              -------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       COMPUTERIZED THERMAL IMAGING, INC.
                             Cross-Reference Sheet
                     showing location in the Prospectus of
                   Information Required by Items of Form SB-2

                FORM SB-2 ITEM NUMBER AND CAPTION                           LOCATION IN PROSPECTUS
                ---------------------------------                           ----------------------
 1. Front of Registration Statement and
    Outside Front Cover of Prospectus . . . . . . . . . . . .   Outside Front Cover Page
 2. Inside Front and Outside Back Cover
    Pages of Prospectus . . . . . . . . . . . . . . . . . . .   Inside Front Cover Page; Outside Back Cover Page
 3. Summary Information and Risk Factors. . . . . . . . . . .   Prospectus Summary; Risk Factors; The Company
 4. Use of Proceeds . . . . . . . . . . . . . . . . . . . . .   Use of Proceeds
 5. Determination of Offering Price . . . . . . . . . . . . .   Outside Front Cover Page; Risk Factors
 6. Dilution. . . . . . . . . . . . . . . . . . . . . . . . .   Dilution
 7. Selling Security-Holders. . . . . . . . . . . . . . . . .   Plan of Distribution and Selling Stockholders
 8. Plan of Distribution. . . . . . . . . . . . . . . . . . .   Plan of Distribution and Selling Stockholders
 9. Legal Proceedings . . . . . . . . . . . . . . . . . . . .   Business - Litigation
10. Directors, Executive Officers, Promoters
    and Control Persons . . . . . . . . . . . . . . . . . . .   The Company; Management - Executive Officers and
                                                                Directors
11. Security Ownership of Certain Beneficial
    Owners and Management . . . . . . . . . . . . . . . . . .   Principal Stockholders
12. Description of Securities . . . . . . . . . . . . . . . .   Description of Securities
13. Interest of Named Experts and Counsel . . . . . . . . . .   *
14. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities. . . . . .   *
15. Organization Within Last Five Years . . . . . . . . . . .   The Company
16. Description of Business . . . . . . . . . . . . . . . . .   Business
17. Management's Discussion and Analysis
    or Plan of Operation. . . . . . . . . . . . . . . . . . .   Management's Discussion and Analysis of Financial
                                                                Condition and Results of Operations
18. Description of Property . . . . . . . . . . . . . . . . .   Business
19. Certain Relationships and Related Transactions. . . . . .   Management - Certain Transactions
20. Market for Common Equity and Related
    Stockholder Matters . . . . . . . . . . . . . . . . . . .   Risk Factors; Price Range of Common Stock and
                                                                Dividend Policy; Description of Securities
21. Executive Compensation. . . . . . . . . . . . . . . . . .   Management - Executive Compensation
22. Financial Statements. . . . . . . . . . . . . . . . . . .   Financial Statements
23. Changes in and Disagreements with
    Accountants on Accounting and Financial
    Disclosure. . . . . . . . . . . . . . . . . . . . . . . .   *

----------
(*)  None or Not Applicable

               SUBJECT TO COMPLETION, DATED FEBRUARY 27, 1998

                      COMPUTERIZED THERMAL IMAGING, INC.

                ISSUANCE OF 20,781,250 SHARES OF COMMON STOCK
                 RESALE OF 15,950,867 SHARES OF COMMON STOCK

     This Prospectus relates to the issuance by Computerized Thermal Imaging, Inc., a Nevada corporation (the "Company") to an unrelated investor of an aggregate of 20,781,250 shares of the common stock of the Company, $0.001 par value per share (the "Common Stock"). Of the 20,781,250 shares to be issued by the Company (i) 18,229,167 shares are to be issued in connection with the purchase of such shares by the investor (the "Newly Issued Shares"), and (ii) 2,552,083 shares are to be issued upon the exercise of warrants to be issued to such investor (the "Compensation Warrants") which become exercisable upon issuance at variable prices based on the sales price of shares of the Common Stock and expire on the fifth anniversary of the date of issuance. This Prospectus also relates to the resale of 15,950,867 shares of the Common Stock which may be sold by the holders thereof (the "Selling Stockholders") from time to time as market conditions permit in the market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares to be resold include
(i) 5,287,633 shares issued and outstanding; (ii) 3,840,615 shares underlying outstanding warrants exercisable at prices ranging from $0.72 to $5.00 per share which expire on various dates ranging from March 31, 1999 to March 13, 2002 (the "Resale Warrants"); (iii) 6,525,000 shares underlying outstanding options exercisable at prices ranging from $0.60 per share to $1.25 per share which expire automatically on various dates ranging from July 21, 2000 to June 12, 2005 (sometimes hereinafter collectively referred to as the "Options"); and (iv) 297,619 shares underlying an outstanding debenture of the Company in the original principal amount of $125,000, which bears interest at eight percent, matures on March 13, 2000, and is convertible following the effective date of this Prospectus at a conversion price equal to the lesser of 77 percent of the average closing bid price of the Common Stock for the five consecutive trading days prior to conversion or the average bid price of the Common Stock for the five consecutive trading days prior to closing of the debenture offering (sometimes hereinafter referred to as the "Debenture"). Unless otherwise specified, the Compensation Warrants and the Resale Warrants are sometimes collectively referred to herein as the "Warrants." See "Management - Stock Options and Restricted Stock,"
"- Certain Transactions," "Description of Securities," and "Plan of Distribution and Selling Stockholders." As used herein, the term "Offering" includes all shares of the Common Stock covered by this Prospectus. Shares offered by the Selling Stockholders may be sold in unsolicited ordinary brokerage transactions or privately negotiated transactions between the Selling Stockholders and purchasers without a broker-dealer. A current prospectus must be in effect at the time of the sale of the shares of the Common Stock to which this Prospectus relates. Each Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a current prospectus upon such sale. The Newly Issued Shares and the shares of the Common Stock to be issued by the Company upon the exercise of the Compensation Warrants are being offered on a "best efforts, no minimum" basis. The Company will retain all proceeds from the sale of the Newly Issued Shares and from the exercise of the Compensation Warrants, regardless of the number purchased or exercised. Such proceeds (approximately $8,429,166) will be used for working capital and general corporate purposes. The Company will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders.
The Common Stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") under the symbol "COII." On January 30, 1998, the closing bid and ask prices of the Common Stock were $0.51 and $0.53 per share, respectively. There can be no assurance that an active trading market will be sustained. See "Price Range of Common Stock and Dividend Policy."

                         ---------------------------

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE
            A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY
        ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT.
                       SEE "RISK FACTORS" ON PAGE 7.

                         ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
  THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ---------------------------

                THE DATE OF THIS PROSPECTUS IS ______, 1998

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                            CAUTIONARY STATEMENT

INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTION "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS IDENTIFY IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS.

                              TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Price Range of Common Stock And Dividend Policy. . . . . . . . . . . . . . . 18
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Description of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . 44
Plan of Distribution And Selling Stockholders. . . . . . . . . . . . . . . . 50
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
Index to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .F-1

     No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to or from any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the business or affairs of the Company since the date hereof or that the information in this Prospectus is correct as of any time subsequent to the date as of which such information is furnished.

                            AVAILABLE INFORMATION

     The Company has not been previously subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), although it will become subject to the reporting requirements of the Exchange Act following the registration of the securities described herein. In accordance with the Exchange Act, the Company will file reports, proxy statement, and other information with the Securities and Exchange Commission (the "Commission"). In addition, the Company intends to furnish its stockholders with annual reports containing audited financial statements and such interim reports as it deems appropriate.

     Pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Company has filed a Registration Statement on Form SB-2 with the Commission of which this Prospectus forms a part. This Prospectus does not contain all of the information contained in the Registration Statement and the exhibits thereto, certain parts of which have been omitted in accordance with rules of the Commission. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and, in each instance, reference is made to the copy of the document so filed for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto are on file with, and may be examined without charge, at the following public reference facilities of the Commission: 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains an Internet web site that contains information, including registration statements, of issuers who file electronically with the Commission. The address of that web site is http://www.sec.gov.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED HEREIN, THE FINANCIAL, BUSINESS ACTIVITIES, MANAGEMENT AND OTHER PERTINENT INFORMATION HEREIN RELATE ON A CONSOLIDATED BASIS TO THE COMPANY AND ITS 80 PERCENT OWNED SUBSIDIARY, THERMAL MEDICAL IMAGING, INC. INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY AND CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS." ADDITIONALLY, UNLESS OTHERWISE INDICATED, ALL COMMON STOCK SHARE AND PER SHARE DATA AND INFORMATION IN THIS PROSPECTUS ASSUME NO CONVERSION OF OUTSTANDING DEBENTURES OR EXERCISE OF OUTSTANDING OPTIONS OR WARRANTS INTO SHARES OF THE COMMON STOCK, OR THE ISSUANCE OF ANY UNVESTED SHARES OF THE RESTRICTED STOCK. MOREOVER, UNLESS OTHERWISE INDICATED, ALL MONETARY AMOUNTS HAVE BEEN EXPRESSED IN UNITED STATES DOLLARS.

THE COMPANY

     Computerized Thermal Imaging, Inc. (the "Company") was incorporated on June 10, 1987 in the State of Nevada as Business Helpers, Inc. The Company amended its Articles of Incorporation on August 25, 1989 to effect a name change to DTI Dorex, Ltd. and again on November 3, 1989 to its current name. In April 1992, the Company further amended its Articles of Incorporation to provide for a capital structure of 100,000,000 shares of common stock, par value of $0.001 per share, and 3,000,000 shares of preferred stock with such designations, preferences and other features as may be required by the Company's Board of Directors. In 1988, the Company, through the issuance of shares of its Common Stock, acquired substantially all of the assets of Thermal Imaging, Inc., an Oregon corporation (hereinafter sometimes referred to as "TII"), which assets consisted primarily of certain intellectual property regarding thermal imaging intellectual property.

     The Company is a development stage company that is a medical imaging systems integrator producing a computerized clinical thermal imaging diagnostic system (the "CTI System") that has been trademarked under the name COMPUTERIZED THERMAL IMAGING. The Company's plans to license the CTI System to various health care providers such as hospitals, HMOs and free standing image centers through "Use Agreements." Revenues will be generated under the Use Agreements by charging the health care providers monthly for time usage and for the disposable supplies purchased in conjunction with the CTI System. The Company also plans to sell the CTI System to certain countries in Asia, such as the People's Republic of China (the "PRC"), where use of thermal imaging for medical use is more prevalent than the United States. As of the date of this Prospectus, the PRC's Ministry of Public Health has been unable to obtain funding for a project for which the Company initially contracted in 1995, although it maintains its intention to pursue placement of the CTI System in its hospitals. The Company does not intend to make material expenditures for this project until funding is obtained for the PRC.

     The CTI System is currently composed of four elements. One element is a climate controlled lab (herein referred to as a "QTA Lab"). The second element is the examination unit, consisting of an infrared camera, imaging monitor, high resolution printer, computer and proprietary software. The third element of the CTI System is a digital health card that encodes a patient's thermal image for subsequent comparison by physicians, or even the patient's entire medical record, in a digital format on a plastic card the size of a credit card. The fourth element is a proprietary medical protocol. The Company's 80 percent owned subsidiary, Thermal Medical Imaging, Inc., a Nevada corporation (herein sometimes referred to as "TMI") utilizes the CTI System specially configured as a breast cancer system which is a non-invasive, non-contact procedure that does not involve breast compression or exposure to radiation (the "TMI System"), and which is comprised of an infrared camera, a central processing unit, a display unit, examination equipment for which a patent application has been filed, and a power distribution unit. The TMI System employs a proprietary patient positioning system in the data acquisition process. On the date of this Prospectus, the TMI System is undergoing clinical testing at three independent sites conducted by university teaching hospitals in accordance with a protocol which management expects to lead to pre-market approval (hereinafter sometimes referred to as "PMA") by the United States Food and Drug Administration (the "FDA"). See "Business."

     The Company's principal executive office is located at 476 Heritage Park Boulevard, Suite 210, Layton, Utah 84041, and its telephone number is (801) 776-4700. TMI's principal executive office is located at 1760 South Telegraph Road, Suite 202, Bloomfield Hills, Michigan 48302, and its telephone number is (248) 745-4960.

THE OFFERING

 Common Stock Outstanding Prior
   to the Offering................  44,568,975 shares (1)
 Common Stock to be Issued........  20,781,250 shares (2).  See "Plan of
                                    Distribution and Selling Stockholders."
 Common Stock to be Resold........  15,950,867 shares (3).  See "Plan of
                                    Distribution and Selling Stockholders."
 Use of Proceeds..................  Working capital.  See "Use of Proceeds."
 OTC Bulletin Board Symbol........  COII


----------
(1) Includes shares of the Common Stock issued and outstanding as of February 6, 1998. Does not include (i) 3,840,615 shares underlying the Resale Warrants; (ii) 7,825,000 shares issuable upon exercise of outstanding options; and (iii) 297,619 shares underlying the Debenture.
     See "Management - Stock Options and Restricted Stock" and "Description of Securities."
(2) Includes (i) 18,229,167 Newly Issued Shares; and (ii) 2,552,083 shares to be issued upon the exercise of the Compensation Warrants. The number of Newly Issued Shares and shares underlying Compensation Warrants being registered hereby generally are calculated based on the formula set forth in the Bristol Asset Management, L.L.C. Investment Agreement (the "Investment Agreement"). The formula used to calculate the number of Newly Issued Shares being registered hereunder is as follows: 7,000,000 DIVIDED BY 74 percent x $0.52 (the lowest sales price for the Common Stock on the principal exchange of the Company during the 10 trading days prior to January 30, 1998) = 18,229,167 shares of the Common Stock. The number of shares of the Common Stock underlying the Compensation Warrants was calculated as follows: 18,229,167 x 14 percent = 2,552,083 shares. If the sales price for the Common Stock used in the formula is different than the example of $0.52 contained herein, then the number of Newly Issued Shares and the number of shares underlying the Compensation Warrants will change. However, for the purposes of this Prospectus, the formula price of $0.52 per share is being used. If the sales price is greater than $0.52 per share, a lesser number of shares of the Common Stock will be issued. See "Plan of Distribution and Selling Stockholders."
(3) Includes (i) 5,287,663 shares issued and outstanding; (ii) 3,840,615 shares underlying the Resale Warrants; (iii) 6,525,000 shares underlying the Options; and (iv) 297,619 shares underlying the Debenture (calculated based on the outstanding principal amount of $125,000 and assuming a conversion rate of $0.42 per share of the Common Stock which represents 77 percent of the average closing bid price for the five consecutive trading days prior to January 30, 1998). See "Plan of Distribution and Selling Stockholders."

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table presents summary historical data of the Company on a consolidated basis as of June 30, 1997 and 1996 and for the fiscal years ended June 30, 1997 and 1996, respectively, which present the consolidated results of continuing operations of the Company and its 80 percent owned subsidiary, Thermal Medical Imaging, Inc. This historical data as of June 30, 1997 and 1996 and for the fiscal years then ended has been derived from the Company's audited Financial Statements included elsewhere in this Prospectus. The summary historical consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.

                                             Six Months Ended                  Years Ended
                                                December 31,                     June 30,
                                                ------------                     --------
                                           1997             1996           1997            1996
                                           ----             ----           ----            ----
STATEMENT OF OPERATIONS DATA:          (Unaudited)      (Unaudited)
Revenues, net                          $        --     $    55,815     $    55,815     $   125,000
Other income                                 1,247           3,097           5,762           9,869
                                       -----------     -----------     -----------     -----------
Total revenue                                1,247          58,912          61,577         134,869

Loss from operations                    (1,615,916)       (723,245)     (2,112,843)     (2,828,250)
Net loss                                (1,615,916)       (723,245)     (2,112,843)     (2,828,250)
Net loss per weighted-average share
  of Common Stock outstanding                (0.04)          (0.02)          (0.06)         (.0.09)
Number of weighted-average shares
  of Common Stock outstanding           39,004,006      32,906,563      33,803,045      30,875,600


BALANCE SHEET DATA:
Current assets                         $   263,184     $    81,509     $   196,056     $   163,928
Total assets                             2,899,914         959,613       2,257,737         770,974
Current liabilities                      1,967,344         588,577       1,671,448         226,674
Total liabilities                        2,292,344         608,557       2,346,448         226,674
Stockholders' equity (deficit)             607,570        (178,944)        (88,711)        544,300
Working capital (deficit)               (1,704,160)       (507,069)     (1,475,392)        (62,746)

                                     RISK FACTORS

     AN INVESTMENT IN THE COMPANY INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOLLOWING FACTORS TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

     DEVELOPMENT STAGE COMPANY. Since inception, the Company has been engaged almost exclusively in organizational and research and development activities, and has only recently begun product commercialization. Accordingly, as a development stage company, the Company has a limited operating history upon which an evaluation of the Company's prospects can be made. Consequently, the likelihood of success must be considered in view of all of the risks, expenses and delays inherent in the establishment of a new business, including, but not limited to, expenses and delays of commencing a new business, slower than forecasted manufacturing and marketing activities, the uncertainty of market assimilation of the Company's products and other unforeseen factors. Furthermore, there can be no assurance that the Company's proposed business as described herein will prove successful or that the Company will ever be able to operate profitably.

     LIMITED OPERATING HISTORY; CONTINUING OPERATING LOSSES. The Company was formed in June 1987 and has not generated significant revenues to date. As of June 30, 1997, the Company had an accumulated deficit of $13,010,022. For the fiscal years ended June 30, 1997 and 1996, the Company had operating losses of $2,112,843 and $2,828,250, respectively, resulting principally from costs incurred in research and development efforts and other costs of operations. The Company expects that operating losses will continue until such time as product sales generate sufficient revenues to fund its continuing operations, as to which there can be no assurance.

     INDEPENDENT ACCOUNTANTS' REPORT; GOING CONCERN QUALIFICATION. The report from the Company's independent accountants includes an explanatory paragraph which describes substantial doubt concerning the ability of the Company to continue as a going concern, without continuing additional contributions to capital. The Company may incur losses for the foreseeable future due to the significant costs associated with manufacturing, marketing and distributing its CTI System and TMI System (hereinafter sometimes collectively referred to as the "Systems" and individually referred to as a "System") and due to continual research and development activities which will be necessary to develop applications for the Company's thermal imaging technology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements - Report of Independent Accountants."

     UNCERTAINTIES CONCERNING FUTURE PROFITABILITY. The Company's ability to achieve profitability will depend, in part, on its ability to successfully develop clinical applications and obtain regulatory approvals for its products and to develop the capacity to manufacture and market such products on a wide scale. There is no assurance that the Company will be able to successfully make the transition from research and development to manufacturing and selling commercial thermal imaging products on a broad basis. While attempting to make this transition, the Company will be subject to all risks inherent in a growing venture, including the need to produce reliable and effective products, develop marketing expertise and enlarge its sales force. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     UNCERTAIN ABILITY TO MEET CAPITAL NEEDS. The Company will require substantial additional funds for its research and development programs, preclinical and clinical testing, development of its sales and distribution efforts, operating expenses, regulatory processes and manufacturing and marketing programs. The Company's capital requirements will depend on numerous factors, including the progress of its research and development programs, results of preclinical and clinical testing, the time and cost involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, developments and changes in the Company's existing research, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that the Company may establish. The Company believes that its available short-term assets will be sufficient to meet its operating expenses and capital expenditures for a limited time, but the Company will need to raise additional capital to meet its needs for the next 12 months. In order to meet its expected capital needs, the Company executed the Investment Agreement with Bristol Asset Management, L.L.C. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company's cash requirements may vary materially from those now forecasted due to potential future acquisitions, the progress of research and development programs, results of clinical testing, relationships with strategic partners, if any, competitive and technological advances, decisions of the FDA and foreign regulatory processes and other factors.
There can be no assurance, however, that additional capital or financing will be available when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent the Company from implementing its business strategy or may require the Company to delay, scale back or eliminate certain of its research and product development programs or to license to third parties the rights to commercialize products or technologies that the Company would otherwise seek to develop on its own.

     SECURITIES LAWS ISSUES. Within the last three years of the date of this Prospectus, the Company has raised working capital by means of the sale of its securities through various private offerings thought to be exempt from the registration requirements of the Securities Act or various applicable state securities laws. In the event that any of the exemptions from registration with respect to the sales of such securities under the Securities Act and applicable state securities laws were not in fact available, the Company may face exposure to claims by federal and state regulators for any such violations. In addition, if any purchaser of the Company's securities were to prevail in a suit resulting from a violation of the Securities Act or applicable state securities laws with respect to the unavailability of such exemption, the Company could be liable to return the amount paid for such securities with interest thereon, less the amount of any income received thereon, upon tender of such securities, or for damages if the purchaser no longer owns the securities. As of the date of this Prospectus, management is not aware of any alleged specific violation or the likelihood of any claim. There can be no assurance that litigation asserting such claims will not be initiated, or that the Company would prevail in any such litigation.

     PREEMPTIVE RIGHTS ISSUES. Pursuant to Title 7, Chapter 79 of the Nevada Revised Statutes, stockholders of corporations organized before October 1, 1991, with certain limited exceptions, have preemptive rights to acquire unissued shares, treasury shares or securities convertible into such shares, except to the extent limited or denied by the corporation's articles of incorporation or by statute. The Company was incorporated on June 10, 1987, and prior to February 1998, its Articles of Incorporation did not provide for any limitation with respect to preemptive rights. In the various offerings of its securities, the Company did not offer to the existing stockholders preemptive rights to acquire any of the securities so offered. If an action were brought for the failure by the Company to offer to its stockholders the preemptive rights to which they were entitled, the Company could be liable in damages. However, to the extent that any stockholders were entitled to the right to purchase shares of the Common Stock upon the exercise of any such preemptive rights, the Company plans to allow any such stockholders the right to purchase their pro rata amount of such shares at the same price per share to which they would have been entitled if such preemptive rights had been offered in conformity with Nevada law. Any such offering of preemptive rights will be in conformity with the Securities Act and the various states where any such stockholders may be located. As of the date of this Prospectus, management is not aware of any stockholder who intends to make any claim with respect to the failure by the Company to offer any such preemptive rights. There can be no assurance that litigation asserting such claims will not be initiated, or that the Company would prevail in any such litigation. On February 4, 1998, a majority of the stockholders, by written consent, amended the Articles of Incorporation of the Company to deny preemptive rights from and after that date with respect to the issuance of shares of the Common Stock. However, the amendment to the Articles of Incorporation will have no effect with respect to preemptive rights which may have existed prior to such amendment.

     SELECT CAPITAL ADVISORS, INC. DEBENTURES AND WARRANTS. On December 9, 1997, the Company filed suit against Select Capital Advisors, Inc. ("Select"), Ronald G. Williams ("Williams"), and various other parties in the United States District Court for the Southern District of Florida for damages and recision with respect to the fraudulent sale of certain 12 percent convertible debentures issued by the Company. In March 1997, the Company was introduced to Select and Williams for the purpose of raising capital and a line of credit. Select, Williams and several of the other defendants represented they had the experience, reputation and resources to raise the needed money. The Company entered into an agreement with Select to raise the needed money and paid a $10,000 retainer. In April 1997, Select agreed to raise $1,500,000 through the issuance of the Company's convertible debentures through an offering of the debentures to foreign investors pursuant to an exempt offering under Regulation S permitted by the Securities Act. Eventually, approximately $530,000 worth of the debentures were sold. However, the Company discovered that numerous false and misleading statements were made in connection with the sale of the debentures, various documents were changed without the knowledge of the Company, unlicensed broker-dealers sold the debentures, and the purchasers were not qualified foreign investors. Beginning in June 1997, the investors began to demand the conversion of the debentures and the issuance of registered shares of the Common Stock of the Company. While the Company permitted one of the investors to partially convert a debenture, the Company refused to issue the remaining shares requested by other investors. In addition to its claim for damages and rescission, the Company has alleged breach of contract with respect to the issuance of the debentures, violations of Section 10(b) and Rule 10b-5 under the Exchange Act, misrepresentations, and market manipulation. If the Company is successful, it will offer to repay the debentures (approximately $530,000), less the substantial damages incurred due to the wrongful acts of the purchasers of the debentures and/or their agents. If the Company is unsuccessful, it will be required to issue a large number of shares of the Common Stock, thereby diluting the existing stockholders of the Company. Management believes that it will prevail in the litigation. See "Business - Litigation."

     CLAIMS INVOLVING STOCKHOLDERS. One stockholder has raised claims against the Company and certain of its officers alleging misrepresentation, potential securities violations and breach of fiduciary duties. The stockholder has made a settlement offer to obtain additional shares of the Common Stock; however certain directors of the Company refute the allegations and the settlement offer has been rejected by the Company. See "Business - Litigation."

     In an another matter, during the year ended June 30, 1994, the Company issued 1,000,000 shares of the Common Stock to a former director of the Company based upon the director's representation that he would arrange large-scale financing by certain proposed contributors. During the year ended June 30, 1997, actions were taken to cancel the shares of the Common Stock because the Company contends that the issuance was conditional upon the former director's ability to arrange large-scale financing. However, the Company was recently contacted by a lender that asserts that he had relied upon a pledge of 500,000 shares of the Common Stock by the former director as collateral for a loan. The 500,000 pledged shares of the Common Stock issued to the director are included as issued and outstanding shares in the accompanying Consolidated Financial Statements at June 30, 1997 and 1996. See "Business - Litigation."

     PAST DUE ACCOUNTS. The Company is involved in discussions with two of its primary vendors regarding past due accounts. The first vendor is TRW, an Ohio corporation, performing contract software development, and strategic integration and management services regarding the testing, development and deployment of the Systems. The Company has become delinquent in the payment of costs and fees under contracts with TRW (see Note 6 to the Consolidated Financial Statements that are included elsewhere in this Prospectus) and, accordingly, TRW, although not having filed formal legal actions, has threatened the Company that it will be withholding delivery of source codes of developed software if the past due amounts are not paid. If TRW carries through with its threat and withholds the delivery of the source codes, the Company's operations would be shut down. See "Business - Litigation."

     The Company is also delinquent in payments to its primary legal counsel, Looper, Reed, Mark & McGraw, Incorporated (the "Attorneys") for legal services and at June 30, 1997 owed the Attorneys $198,717, and at December 31, 1997 owed the Attorneys $296,524. In order to provide security for the amounts owed, the Company has executed pledge agreements granting the Attorneys a security interest in the common stock of TMI owned by the Company and in the intellectual property of both the Company and TMI. In the event that the Attorneys are not paid as agreed, the Attorneys could foreclose on their security interests, and thereby become the owners of the primary assets of the Company to the exclusion of the stockholders. See "Business - Litigation."

     It should be pointed out, however, that the Company has made periodic payments to both TRW and the Attorneys, and management believes that the Company will continue to do so.

     NEW PRODUCT DEVELOPMENT AND INTEGRATION; TECHNOLOGICAL CHANGE. The market for the Systems is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company's future success will depend upon its ability to enhance and integrate its current product line, to complete products currently under development, to develop and introduce new products that keep pace with technological developments, and to respond to evolving customer requirements. Any failure by the Company to anticipate or respond adequately to technological developments by its competitors or to changes in customer requirements, or any significant delays in product integration, development or introduction could result in a loss of competitiveness or revenues. Timeliness of delivery of either a System when ordered or services for a System delivered is of critical importance to certain customers, and the Company's failure to successfully develop and ship such products in a timely manner could result in cancellation of customer orders which would have a material adverse effect on the Company's business and results of operations. TMI has no assurance that it can finance its development, marketing, or production costs. In an effort to raise the needed capital, the Company has executed the Investment Agreement with Bristol Asset Management, L.L.C. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." However, since at the date of this Prospectus, there is no known financing source, the Company must fund or finance the balance of the clinical trials and any subsequent development, operating costs, marketing and production costs until TMI develops its business and is successful. All risk factors set out in this Prospectus for the Company also apply to the risks of the Company's investment in TMI.
There can be no assurance that the Company will be successful in completing its product integration efforts or in developing and marketing new products or product enhancements on a timely or cost-effective basis, and such failure could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -Products."

     DEPENDENCE ON THE CTI SYSTEM AND THE TMI SYSTEM; UNCERTAINTY OF MARKET ACCEPTANCE. The Company's success is dependent on the development and market acceptance of its CTI System and the TMI System. All of the Company's revenues will be derived from the placement or sale of the Systems for the health care market. The market for the Systems is still relatively undeveloped and may not experience material expansion in the near future as planned by management. In the event that the Company's market does not develop as anticipated, the Company's business, financial condition and results of operations would be adversely effected. The rate of deploying the TMI System will depend upon the degree to which clinics and physicians accept, after FDA approval, the TMI System as complementary to mammography to detect breast cancer or as an independent examination technology, due to the worldwide existence of mammography equipment. TMI management believes the TMI System results will be accepted by the medical community.

     The commercial success of the Systems will depend upon their acceptance by the medical community as useful and cost-effective. There can be no assurance that the Company can market the Systems or that the Company will introduce new products that achieve significant market acceptance in the future. Moreover, when the Systems are being marketed for sale or use, new product introductions or enhancements by the Company's competitors or the use of other technologies could cause a decline in sales or loss of market acceptance of the Systems. In addition, third-party payors, such as governmental programs and private insurance plans, can indirectly affect the pricing or the relative attractiveness of the Systems by regulating the maximum amount of reimbursement that they will provide for the taking, storing and interpretation of medical images. A decrease in the reimbursement amounts for imaging procedures may decrease the amount which physicians, clinics and hospitals are able to charge patients for such services. In management's view, the acceptability and adaptability of the Systems could be enhanced by such a decrease because the Systems are less costly to use and deploy than magnetic resonance imaging ("MRI") or computed tomography ("CAT") scan. In the event that the Systems and products under development do not achieve market acceptance, the Company's business, financial condition and results of operations could be adversely effected. See "Business - Products" and "- Third-Party Reimbursement."

     TMI DEPENDENCE ON THE COMPANY. TMI is an 80 percent owned subsidiary of the Company that has developed the TMI System exclusively using contributions of capital from the Company. The efficacy of the TMI System is currently subject to confirmation in FDA clinical trials. TMI has no source of revenue, other than contributions to its capital made by the Company, until the clinical trials are successfully concluded and TMI is then able to market the sale or use of the TMI System. TMI has no assurance that it can finance its development, marketing, or production costs. Because there is no known financing source, the Company must fund or finance the balance of the clinical trials and any subsequent development, operating, marketing and production costs until TMI develops its business and is successful. The management believes that the Investment Agreement should provide the Company with a sufficient amount of capital to fund the completion of FDA clinical trials on the TMI System. All risk factors set forth in this Prospectus for the Company also apply to the risk of the Company's investment in TMI.

     RISKS APPLICABLE TO FOREIGN SALES. Sales of the Company's products to foreign markets may account for a substantial portion of the Company's forecasted revenues. Foreign sales expose the Company to certain risks, including the difficulty and expense of maintaining foreign sales distribution channels, barriers to trade, potential fluctuations in foreign currency exchange rates, political and economic instability, availability of suitable export financing, accounts receivable collections, tariff regulations, quotas, shipping delays, foreign taxes, export licensing requirements and other

United States and foreign regulations that may apply to the export of medical equipment. Since a core technology component of the Systems is a highly developed, high quality infra-red camera system, the U.S. Department of Defense may regulate its sale to certain countries. The regulation of medical devices worldwide also continues to develop, and there can be no assurance that new laws or regulations will not have an adverse effect on the Company. In addition, the Company may experience additional difficulties in providing prompt and cost effective service of its thermal imaging systems in foreign countries. The Company does not carry insurance against such risks. The occurrence of any one or more of these events may individually or in the aggregate have a material adverse effect upon the Company's business, financial condition and results of operations. See "Business - Risks of Doing Business in the PRC and Other Foreign Countries."

     DEPENDENCE ON CONTRACTS WITH THIRD PARTIES. The Company does not manufacture the hardware components of its Systems but rather purchases these components from third parties in accordance with specific design specifications. Although there is more than one manufacturer capable of manufacturing these components, the failure of any one manufacturer to deliver its components in a timely manner could result in a loss of business for the Company and further result in time delays for installation of the Systems, if the Company is required to seek and make arrangements for different manufacturers to produce the components. Moreover, even though the Company may seek a remedy from a manufacturer, any thermal imaging component manufactured by such third party may be defective, resulting in a type of claim for damages against the Company for which the Company may not have the right to claim from the manufacturer.

     NEED FOR FDA AND FOREIGN GOVERNMENTAL APPROVALS; GOVERNMENT REGULATION.
The Company does not have specific FDA approval for the CTI System, and as result, the Company must rely on nonspecific payment codes for billing purposes in connection with third party reimbursement. In the opinion of management, without a payment code, many physicians will not use the CTI System. Management believes no FDA approval is required for health care physicians or radiologists to use the CTI System, but the Company believes that broad acceptance for use of the CTI System will require verification of clearance from the FDA. The Company's products may be regulated as medical devices by the FDA under the Federal Food, Drug and Cosmetic Act (the "FDC Act") and the regulations promulgated thereunder. As such, these devices require compliance with either FDC Act Section 510(k) under which the Company currently relies, or approval of a premarket approval application (herein referred to as "PMA") by the FDA prior to commercialization. Satisfaction of applicable regulatory requirements may take several years and varies substantially based upon the type, complexity and novelty of such devices, as well as the clinical procedure. Filings and governmental approvals may be required in foreign countries before the devices can be marketed in these countries. There can be no assurance that further clinical trials of the Systems or of any future products will be successfully completed or, if they are completed, that any requisite FDA or foreign governmental clearances or approvals will be obtained. FDA or other governmental clearances or approvals of products developed by the Company in the future may require substantial filing fees, or costs to conduct clinical trials, which could limit the number of applications sought by the Company and may entail limitations on the indicated uses for which such products may be marketed. In addition, approved or cleared products may be subject to additional testing and surveillance programs required by the FDA and other regulatory agencies, and product approvals and clearances could be withdrawn for failure to comply with regulatory standards or by the occurrence of unforeseen problems following initial marketing. The Company is also required to adhere to applicable requirements for current good manufacturing practices and other health requirements, to engage in extensive record keeping and reporting and to comply with the FDA's product labeling, promotional and advertising requirements. See "Business - Government Regulation."

     DEPENDENCE UPON KEY PERSONNEL. Although the Systems may have application for detection or diagnosis of numerous soft tissue ailments, physicians must broadly accept the Systems as complementary detection technology to prescribe its use to create a material market for its use. Many physicians generally equate the Systems, upon first introduction, with the predecessor technology of "thermography," an analog infra-red camera system without the Company's computer algorithm analysis of computed thermal data using high quality thermal imaging cameras. Educating doctors of the fact that the Systems are new technology could take time and result in delays in financial revenues forecasts. Although the Company depends on outside manufacturing and servicing capabilities, there are and will be acute dependence upon certain key members of management and technical personnel. Particular reliance will be made on David A. Packer, the President of the Company, formerly an employee of TRW. Furthermore, a part of the Company's current marketing emphasis is based upon opportunities in the PRC and Thailand. General Richard V. Secord, the Company's Chief Operating Officer, has been a key person in negotiating the Company's inroads into these markets. Moreover, Kenneth M. Dodd, the Company's Executive Vice President, and TMI's President, and two other key employees of TMI have been developing the TMI System configured for breast cancer detection. Those three employees of TMI have conducted all communications with the FDA in obtaining a PMA for TMI's use. Certain other key personnel will be added on an "as needed" basis to complete the tactical management group. Because of the specialized nature of the Company's business, the Company's ability to maintain its competitive position will depend, in part, upon its ability to attract and retain highly qualified people in the areas of management and technology while maintaining relationships with leading research institutions. However, if the Company wishes to expand its scope of product and market coverage, there can be no assurance that the Company will be able to attract the personnel on a timely basis to accomplish such advancements. The loss of the services of Messrs. Packer or Dodd or General Secord, or other key individuals may adversely affect the Company's business and prospects. At this time, the Company does not carry key man life insurance on any of its employees. See "Business" and "Management."

     ABILITY TO MANAGE PROJECTED GROWTH. Should the Company's growth strategy prove successful, a significant strain may be placed on the Company's customer service and support operations, sales, administrative personnel and other resources. The Company's ability to manage future growth, if any, effectively will require the Company to continue to improve its operational, management and financial systems and controls and to train, motivate and manage its employees. In particular, if financing or equity raising efforts are successful, the Company will be required in the near future to recruit a significant number of technically qualified personnel to expand its direct sales force and customer support group. As a result, the Company is subject to certain growth-related risks, including the risk that it will be unable to retain the necessary personnel or acquire other resources necessary to service such growth adequately. There can be no assurance that the Company can expand this resource as rapidly as necessary or finance the working capital needed for such expansion. If the Company's management is unable to effectively manage future growth, if any, the Company's business, financial condition and results of operations could be adversely effected.

     COMPETITION.  Competition in some markets for the Systems may be intense.
A large number of companies offer imaging systems which may be offered as competitive with those of the Company. Many of the Company's competitors are larger and more established and have substantially more financial, technical, research and development and marketing resources than the Company. Several large multi-national corporations, including Siemens, offer competitive products, such as X-ray or MRI equipment. Other large corporations have the technical and financial ability to design and market competitive products, and some of them have produced and marketed such products in the past. There can be no assurance that such large potential competitors will not elect to reenter the market competing with the Systems, which could have a material adverse effect on the Company's ability to sell the Systems. There can be no assurance that the Company will be able to compete successfully in the future, or that future competition for product sales will not have a material adverse effect on the business, financial condition and results of operations of the Company. See "Business - Competition." Most other imaging devices address "anatomical or structural patient issues" and are therefore complementary and not competitive to the CTI System. Large companies such as GE, Siemens and others have the resources to attempt to compete in the long term with the Company in the physiological assessment of medical issues, but at present are not deemed by management to be a threat.

     UNCERTAIN PROTECTION FOR INTELLECTUAL PROPERTY; POSSIBLE CLAIMS OF OTHERS. The Company generally does not rely solely on patent protection with respect to its products. However, the Company does rely on a combination of copyright and trade secret laws, employee and third-party nondisclosure agreements, and other protective measures to protect intellectual property rights pertaining to its products and technology. As of the date of this Prospectus, no patents have been issued to the Company, but TMI has filed one patent application with respect to the TMI System, and expects to file additional patent applications in the future. In the meantime, there can be no assurance that applicable copyright or trade secret law or nondisclosure agreements will provide meaningful protection of the Company's copyrights, trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such copyrights, trade secrets, know-how or other proprietary information. In addition, the laws of certain foreign countries do not protect the Company's intellectual property rights to the same extent as do the laws of the United States. There can be no assurance that the Company or TMI will be able to protect its intellectual property successfully.

     The Systems and technology incorporate subject matter that the Company believes is in the public domain or that it otherwise has the right to use. There can be no assurance that third parties will not assert patent, copyright or other intellectual property infringement claims against the Company with respect to the Systems or technology or other matters. There may be third party patents, copyrights and other intellectual property relevant to the Systems and technology which are not known to the Company. Although no third party has asserted that the Company is infringing such third party's patent rights, copyrights or other intellectual property, there can be no assurance that litigation asserting such claims will not be initiated, that the Company would prevail in any such litigation, or that the Company would be able to obtain any necessary licenses on reasonable terms if at all. Any such claims against the Company, with or without merit, as well as claims initiated by the Company against third parties, can be time consuming and expensive to defend or prosecute and to resolve. See "Business - Patents and Intellectual Property."

     UNCERTAINTY IN HEALTH CARE INDUSTRY. Cost containment measures instituted by health care providers as a result of regulatory reform or otherwise could result in greater selectivity in the allocation of capital funds. Such selectivity could have a material adverse effect on the Company's ability to sell the Systems and services. See "Business - Third Party Reimbursement."

     PRODUCT LIABILITY RISK; LIMITED INSURANCE COVERAGE. The manufacture and sale of medical image information systems entail significant risk of product liability claims. There can be no assurance that the Company can obtain insurance coverage with limits adequate to protect the Company from any liabilities it might incur in connection with the sale of the Systems. In addition, the Company may require increased product liability coverage as additional products are commercialized. Such insurance is expensive and in the future may not be available on acceptable terms, if at all. A successful product liability claim or series of claims brought against the Company in excess of its insurance coverage could have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes thermal imaging is a completely safe procedure, without harmful radiation produced with X-rays, but the Company could still be required to defend claims or be a defendant for a claim for failure to detect a malady, requiring devotion of needed capital toward defense costs.

     DILUTION. If all of the Newly Issued Shares are sold, the purchasers of such shares will suffer an immediate dilution in book value of approximately $0.25 per share of the Common Stock. However, due to the Company's current stockholders' deficit, the current stockholders of the Company before this Offering will receive an immediate increase in the net book value of their shares of approximately $0.13 per share. The current stockholders of the Company before this Offering paid an average consideration of $0.38 per share of the Common Stock for their interests in the Company, while the new investors will pay $0.38 per share for theirs. See "Dilution."

     NO COMMITMENT TO PURCHASE SHARES. No entity or individual, including any selling agent, the Company, its officers or its directors, has any obligation to purchase any of the shares of the Common Stock to be resold or underlying Compensation Warrants, Resale Warrants, Options or the Debenture and being registered hereby. Any of the shares of the Common Stock which may be offered for sale by the Selling Stockholders will be offered through the secondary market, and consequently no assurance can be given that any such shares will be sold or that the Selling Stockholders or subsequent purchasers will be able to sell their shares of the Common Stock for the same price as they were purchased. Pursuant to the terms of the Investment Agreement, the Company may require Bristol Asset Management, L.L.C. ("Bristol") to purchase Newly Issued Shares. However, the number of Newly Issued Shares which the Company may require Bristol to purchase is subject to various monthly and aggregate limitations. Moreover, Bristol is not required to purchase any Newly Issued Shares until the Company has fulfilled certain conditions precedent set forth in the Investment Agreement.

     CONFLICTS OF INTEREST. Prior to the Offering, certain officers, directors and related parties have engaged in business transactions with the Company. Primarily, the Company has sold shares of the Common Stock for cash and in exchange for services rendered to the Company by Thermal Imaging, Inc. (herein sometimes referred to as "TII"), a company controlled by affiliates (the "Affiliates") of David B. Johnston, the Chairman of the Board, and to PDH, Ltd., a company controlled by Doug Holt, a consultant to the Company, who has received shares of the Common Stock in exchange for services rendered and cash contributed to the Company. All sales of shares of the Common Stock to these Affiliates of the Company, as shares restricted pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"), were priced at a value of about 50 percent of the then current trading price of free trading shares. Management believes that the terms of these transactions were as favorable to the Company as those which could have been obtained from unaffiliated third parties under similar circumstances. Most material affiliated transactions consisted of purchases of the Common Stock by Affiliates of officers and directors at prices below the then current trading prices of free trading shares of the Common Stock. All future transactions between the Company and its Affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors of the Company. See "Management - Certain Transactions."

     POSSIBLE CONFLICTS OF INTEREST. Many of the officers and directors of the Company are also officers and/or directors of other companies, some of which are Affiliates of the Company. David B. Johnston is the Chairman of the

Board and Chief Executive Officer of the Company and also is a director and controlling shareholder (by attribution among family members) of TII, owning approximately 27 percent of the outstanding shares of the Common Stock of the Company. Potential conflicts could arise in the future when the Company prices restricted shares to be sold to TII or any Affiliate, and some decisions to be made by Mr. Johnston as a director on behalf of the Company could be in conflict with the interest of a Selling Stockholder. General Richard V. Secord is an officer and director of the Company and is also a director of TMI and the Chief Operating Officer without additional compensation of TriSun/CTI Asia, Ltd., a no-asset company formed in Cyprus to purchase the Systems for installation in hospitals in the PRC. Each of the foregoing companies can be construed as affiliated with the Company or a company with which the Company has material contracts. Kenneth M. Dodd is the Executive Vice President of the Company and also holds various positions in TMI. The Company owns 80 percent of TMI, and Mr. Dodd has a 7.5 percent position in TMI, thus giving CTI and him an aggregate equity position in that company of 87.5 percent. There are numerous possibilities of conflicts of interest which could arise based upon the common control of the Company and the roles of Messrs. Johnston and Dodd and General Secord on behalf of the Company and their respective roles in management of the Affiliates. Although each of the officers and directors of the Company will make every effort to work in the best interest of the Company, there is no assurance that if a conflict arises it will be resolved in favor of the Company.

     RETENTION OF CONTROL. The Company's officers, directors and principal stockholders beneficially will own approximately 36.4 percent of the outstanding shares of the Common Stock at the completion of the Offering, without taking into account any of the Newly Issued Shares or any shares of the Common Stock underlying the Compensation Warrants. As a result, the officers, directors and principal stockholders of the Company will have the ability to control the day-to-day affairs and the fundamental policies of the Company. Voting together such stockholders, including the officers and directors of the Company, could possibly block any major corporate transactions, such as a merger or sale of substantially all of the Company's assets, that under Nevada law requires the affirmative vote of holders of a majority of the outstanding shares of the Common Stock of the Company. See "Management" and "Principal Stockholders."

     ANTI-TAKEOVER PROVISIONS. The Company's Articles of Incorporation and Bylaws contain provisions that may have the effect of discouraging certain transactions involving an actual or threatened change of control of the Company. In addition, the Board of Directors has the authority to issue up to 3,000,000 shares of the Preferred Stock in one or more series and to fix the preferences, rights and limitations of any such series without stockholder approval. The ability to issue shares of the Preferred Stock could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company, or otherwise could adversely affect the market price of the Common Stock. See "Description of Securities." In addition, TMI's Articles of Incorporation likewise provide for the issuance of preferred shares which could have anti-takeover implications, but the Company maintains an 80 percent controlling interest to change those terms if the Company desires to do so.

     DIVIDEND POLICY. The Company has not paid or declared any cash dividends with respect to the Common Stock, nor does it anticipate any such payments or declarations in the foreseeable future. Any future dividends will be declared at the discretion of the Board of Directors and will depend, among other things, on the Company's earnings, if any, its financial requirements for future operations and growth, and such other factors as the Company may then deem appropriate. Investors should not rely on the receipt of dividends in the near future or at any time in the future when evaluating the merits of an investment in the shares of the Common Stock. See "Price Range of Common Stock and Dividend Policy."

     SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of the Common Stock in the public market following the completion of the Offering could have an adverse effect on the market price of the Common Stock. There will be approximately 44,568,975 shares of the Common Stock outstanding immediately after the Offering. Upon completion of the Offering, all of the shares of the Common Stock being registered hereby and approximately 25,457,077 shares of the Common Stock held by current stockholders of the Company will be immediately eligible for public sale without restrictions, except for shares purchased by Affiliates (those controlling or controlled by or under common control with the Company and generally deemed to include officers and directors) of the Company. The remaining approximately 13,824,265 shares of the Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. Approximately 1,393,300 shares of the Company's currently outstanding restricted securities are eligible for sale under Rule 144(k). No prediction can be made as to the effect, if any, that future sales of additional shares of the Common Stock or the availability of such shares for sale under Rule 144, other applicable exemptions or otherwise will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of the Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. See "Principal Stockholders."

     IMPACT ON MARKET OF DEBENTURE CONVERSION OR WARRANT OR OPTION EXERCISE. In the event of the conversion into the Common Stock of the Company's outstanding Debenture or the exercise of a substantial number of the outstanding warrants and options of the Company within a reasonably short period of time after the right to convert or exercise commences, the resulting increase in the amount of the Common Stock in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities."

     NO ASSURANCE OF ACTIVE PUBLIC MARKET; POSSIBLE VOLATILITY OF THE COMMON STOCK. Although the Common Stock is quoted on the OTC Bulletin Board, there can be no assurance that an active public market for the Common Stock will be sustained after the Offering. The trading price of the Common Stock could be subject to wide fluctuations in response to quarter to quarter variations in operating results, announcements of innovations or new products by the Company or its competitors, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which affects the market price of securities of publicly traded companies and which have often been unrelated to the operating performance of these companies.
Broad market fluctuations may adversely affect the market price of the Common Stock. See "Price Range of Common Stock and Dividend Policy" and "Description of Securities."

     "PENNY STOCK" ISSUES. The shares of the Common Stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document which discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

     If the Company can meet the listing requirements in the future, the Company intends to apply to include the shares of the Common Stock being registered hereby for quotation on The Nasdaq SmallCap Market operated by the NASD. The Common Stock has not yet been approved for quotation on The Nasdaq SmallCap Market and there can be no assurance that an active trading market will develop
or if such market is developed that it will be sustained.   The NASD recently
approved changes to the standards for companies to become listed on The Nasdaq SmallCap Market, including, without limitation, new corporate governance standards, a new requirement that companies seeking listing have net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income of $500,000 and other qualitative requirements. If the Company is unable to satisfy the requirements for quotation on The Nasdaq SmallCap Market, trading in the Common Stock being registered hereby would continue to be conducted on the OTC Bulletin Board. Even if the shares of the Common Stock are listed for quotation on The Nasdaq SmallCap Market, the market price of the shares must remain above $5.00 per share or else such shares will be subject to the "penny stock" rules of the Commission discussed above. If the market price of such shares falls below $1.00 per share, such shares will be delisted from The Nasdaq SmallCap Market and will once again be quoted on the OTC Bulletin Board.

     In addition to the recent changes in The Nasdaq SmallCap Market listing requirements discussed above, NASD has recently announced changes in the requirements for continued quotation on the OTC Bulletin Board. Essentially the new rules require OTC Bulletin Board companies to file quarterly statements with the Commission or appropriate banking or insurance regulators. If companies currently quoted on the OTC Bulletin Board do not comply with the new NASD rules, their shares will only be quoted in the less automated "Pink Sheets," a system run by the National Quotation Bureau, Inc. As stated in this Prospectus, the Company is seeking registration under the Exchange

Act and consequently will be obligated to make all filings required under the Exchange Act. If for some reason the Company should fail in its registration efforts described in this Prospectus or not file its required reports pursuant to the Exchange Act, it is possible that the Company would no longer be eligible for quotation on the OTC Bulletin Board and would be relegated to the "Pink Sheets." There can be no assurance that an active trading market will develop for the shares of the Common Stock in the "Pink Sheets" or if such market is developed that it will be sustained.

     NEED TO MAINTAIN A CURRENT PROSPECTUS. The Company must maintain a current prospectus in order for the Selling Stockholders to sell the shares of the Common Stock to which this Prospectus relates. In the event that the Company is unable to maintain a current prospectus due to lack of sufficient financial resources or for other reasons, the Selling Stockholders may be unable to resell their shares of the Common Stock in any public market.

     SHARES RESERVED FOR ISSUANCE. The Company has 10,663,234 shares of the Common Stock reserved for issuance upon the exercise of the Warrants, the Options, and the conversion of the Debenture. These convertible securities are convertible or exercisable at prices that range from fixed prices of $0.60 to $5.00 per share and variable prices depending on market price of the Common Stock and expire on various dates extending to June 12, 2005. The 20,781,250 shares to be issued as Newly Issued Shares and upon the exercise of the Compensation Warrants are being offered on a "best efforts - no minimum" basis, and the Company will retain all proceeds from the sale of the Newly Issued Shares and the exercise of the Compensation Warrants regardless of the amount sold or exercised. There can be no assurance that any of these securities will be sold or converted or exercised, or that the Company will receive any proceeds from the conversion or the exercise thereof. The exercise or conversion of these securities, and the resale of the underlying shares of the Common Stock, could have a dilutive effect on the prevailing market price of the Common Stock. See "Dilution," "Management - Stock Options" and "Description of Securities."

     FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK. Management believes that this Prospectus contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. The inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                   USE OF PROCEEDS

     Assuming the sale of the Newly Issued Shares and the exercise of the Compensation Warrants at the assumed prices (see "Prospectus Summary - The Offering"), the Company will receive aggregate proceeds of approximately $8,429,166 prior to deducting estimated expenses of the Offering of approximately $200,000. The Company will use the proceeds, if any, for working capital and will have broad discretion in the application of such proceeds. As there are several contingencies which must be met before the investor (Bristol Asset Management, L.L.C.) becomes obligated to purchase the Newly Issued Shares and the concomitant right to the Compensation Warrants (and the ultimate exercise of the Compensation Warrants), there can be no assurance that the Newly Issued Shares will be purchased or that the Compensation Warrants will be exercised. The Company will receive no proceeds from the resale of shares of the Common Stock by the Selling Stockholders. The only proceeds the Company will derive, if any, with respect to shares other than the Newly Issued Shares or any shares to be covered by the Compensation Warrants, would be indirectly if any of the Selling Stockholders elect to convert and/or exercise their outstanding Debenture, Resale Warrants, or Options. Of the 15,950,867 shares of the Common Stock being registered for resale hereby, 297,619 shares are issuable upon conversion of the outstanding Debenture, 3,840,615 shares are issuable upon the exercise of the Resale Warrants, and 6,525,000 shares are issuable upon the exercise of the Options. If the Debenture holder elects to convert all of its Debenture into shares of the Common Stock, the Company will not be required to repay $125,000 of indebtedness represented by the Debenture. If all of the Resale Warrants were exercised, the Company would receive a total of $9,445,124. If all of the Options were exercised, the Company would receive a total of $5,891,250. It is not likely that many, if any, of the Debenture, Resale Warrants, or Options will be converted and/or exercised anytime soon.

     This estimate of proceeds may not be achieved, depending primarily on the market price of Company's free trading shares of the Common Stock, because the intended investor that may be obligated to purchase the Newly Issued Shares may only be obligated to purchase shares from the Company, if called, to the extent of the lower of $7,000,000 in shares or a maximum of 4.9 percent of the outstanding shares, subject to volume trading limitations set forth in the Investment Agreement. See "Principal Stockholders - Bristol Asset Management L.L.C. Investment Agreement." Aggregate calls made with the Common Stock at the current share market price would only yield approximately $1,100,000. Likewise, sales to other purchasers of the Newly Issued Shares if the share market price were dramatically increased could result in greater proceeds.

                                       DILUTION

     In the event of the sale of all of the Newly Issued Shares, the current stockholders of the Company will own 70.97 percent of the issued and outstanding shares of the Common Stock and the purchasers of the Newly Issued Shares will own 29.03 percent of the issued and outstanding shares of the Common Stock. Before the date of this Prospectus, the Company had 44,568,975 shares of the Common Stock issued and outstanding. If all of the Newly Issued Shares are purchased, there will be 62,798,142 shares of the Common Stock issued and outstanding.

     The audited net book value of the Company at June 30, 1997 was $(83,711) or $(0.00) per share of the Common Stock. Also, at June 30, 1997, after giving effect to the sale of by the Company of all of the Newly Issued Shares and the receipt of the proceeds therefrom, the pro forma net book value of the Company would have been $6,911,289 or $0.13 per share of the Common Stock. This represents an immediate increase in the pro forma net book value of $0.13 per share to the current stockholders immediately before the Offering and an immediate dilution of $0.25 per share of the Common Stock to the purchasers of the Newly Issued Shares. The following table illustrates this per share of the Common Stock dilution.

Offering Price to New Investors                                          $0.38
     Net Book Value Before the Offering                     $0.00
     Increase Attributable to Sale of the Common Stock      $0.13
Pro Forma Net Book Value After the Offering                              $0.13
Dilution of Net Book Value to the New Investors (1)                      $0.25

--------------------
(1) Dilution is determined by subtracting pro forma net book value after the Offering from the Offering Price.

     The following table summarizes, as of June 30, 1997, and after the sale of all of the Newly Issued Shares offered hereby, the total consideration paid and the average price per share paid to the Company for shares of the Common Stock held by the current stockholders and by the purchasers of the Newly Issued Shares.

                                                                               PERCENT OF
                               NUMBER OF                          TOTAL          TOTAL         EFFECTIVE
                           SHARES PURCHASED     PERCENT OF    CONSIDERATION   CONSIDERATION      PRICE
                              OR OWNED         TOTAL SHARES       PAID          PAID (2)       PER SHARE
                           ----------------    ------------   -------------   --------------   ----------
Current Stockholders         35,737,649 (1)       66.22%       $13,446,311       62.70%          $0.38

New Investors                18,229,167           33.78          7,000,000       32.63           $0.38
                             ----------          ------        -----------      ------
Total                        53,966,816          100.00%       $21,446,311      100.00%
                             ----------          ------        -----------      ------
                             ----------          ------        -----------      ------

--------------------
(1) The current stockholders will receive no additional shares of the Common Stock as a result of this Offering.
(2)  Total consideration paid includes shares issued for services.

                   PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Common Stock is traded on the OTC Bulletin Board under the symbol "COII." The following table sets forth the range of high and low closing bid prices for the Common Stock for the periods indicated as reported by the NASD. These prices represent inter-dealer prices, without adjustment for retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions. There can be no assurance that an active trading market in the shares of the Common Stock will be sustained.

                                                        Common Stock
                                                         Bid Price
                                                     ------------------
                                                      Low          High
                                                     -----        -----
 CALENDAR YEAR 1995
 Third Quarter                                       $1.19        $2.28
 Fourth Quarter                                      $0.88        $2.38

 CALENDAR YEAR 1996                                   LOW          HIGH
                                                     -----        -----
 First Quarter                                       $1.00        $2.19
 Second Quarter                                      $1.06        $1.56
 Third Quarter                                       $0.94        $2.84
 Fourth Quarter                                      $1.19        $2.13

 CALENDAR YEAR 1997                                   LOW          HIGH
                                                     -----        -----
 First Quarter                                       $1.00        $2.00
 Second Quarter                                      $0.50        $1.25
 Third Quarter                                       $0.56        $1.69
 Fourth Quarter                                      $0.52        $1.06

     As of December 31, 1997, 42,330,362 shares of the Common Stock were issued and outstanding. The Company believes that the Common Stock is held of record and beneficially by approximately 4,800 persons.

     The Company has not paid or declared any dividends with respect to the Common Stock, nor does it anticipate paying any cash dividends or other distributions on the Common Stock in the foreseeable future. Any future dividends will be declared at the discretion of the Board of Directors and will depend, among other things, on the Company's earnings, if any, its financial requirements for future operations and growth and such other facts as the Company may then deem appropriate.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at June 30, 1997. This table should be read in conjunction with the Company's Financial Statements and Notes thereto that are included elsewhere in this Prospectus.

                                                          June 30, 1997 (1)
                                                          -----------------
 Stockholders' deficit:
   Common Stock, $0.001 par value, 100,000,000 shares
    authorized; 35,737,649 shares issued and outstanding      $    35,738
   Additional paid-in capital                                  13,410,573
   Subscription receivable                                       (525,000)
   Accumulated deficit                                         13,010,022
                                                              -----------
 Total stockholders' deficit                                  $   (88,711)
                                                              -----------
                                                              -----------

-------------
(1) Does not give effect to the issuance of (i) 18,229,167 shares of the Common Stock upon the purchase of the Newly Issued Shares; (ii) 2,552,083 shares of the Common Stock upon exercise of the Compensation Warrants; (iii) 3,840,615 shares of the Common Stock upon exercise of the Resale Warrants;
     (iv) 6,525,000 shares of the Common Stock upon exercise of the Options; (v) 297,619 shares of the Common Stock upon conversion of the Debenture; and
     (vi) 8,831,326 shares of the Common Stock issued subsequent to June 30, 1997.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the combined financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements of the Company and Notes thereto contained in this Prospectus. Statements contained in this "Management's Discussion and Analysis of Financial Conditions and Results of Operations," which are not historical facts may be forward-looking statements. Such information involves risks and uncertainties, including those created by general market conditions, competition and the possibility that events may occur which could limit the ability of the Company to maintain or improve its operating results or execute its primary growth strategy. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and there can therefore be no assurance that the forward-looking statements included herein will prove to be accurate. The inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Moreover, such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

GENERAL

     Since 1987, the year of its incorporation, through the fiscal year ended June 30, 1995, the Company operated by raising capital to perform research and development. In the fiscal year ended June 30, 1996, the Company took steps to eventually transition beyond the development stage. Although the Company ended with a net loss of $2,828,250, the Company generated its first gross revenues of $125,000. The Company also entered into several contracts and initiated business relationships which form the framework for the business operations for the next year.

RESULTS OF OPERATIONS

     The Company relies upon independent contractors to perform much of its software development, systems integration and installations. Although Mr. David
A. Packer, President of the Company hired in 1997 from TRW, and Messrs. Kenneth
M. Dodd and Bill Black, employed by TMI in 1995 from EDS, all have extensive systems integration, systems development and installation experience, the Company and TMI have no other employees to perform the tasks of developing and installing the CTI System and the TMI System. Both the Company and TMI have contracted with TRW since late 1995 for specific "scope of work" development. The costs incurred to engage TRW have totaled approximately $2,000,000 for research, systems development, software development and data analysis. TRW is presently owed past due amounts for services. TRW by September 1997 completed its software development required to enable TMI to conduct clinical trials. The Company and TMI have slowed down additional development work with TRW until this past due amount is substantially reduced from new Company financing. TRW is being paid currently for its maintenance and data analysis work being performed for TMI's clinical trials.

     The report from the Company's independent accountants includes an explanatory paragraph which describes substantial doubt concerning the ability of the Company to continue as a going concern, without substantial additional contributions to capital. The Company may incur losses for the foreseeable future due to the significant costs associated with manufacturing, marketing and distributing the CTI System and TMI System, and due to continual research and development activities which will be necessary to develop applications for the Company's thermal imaging technology.

     The Company's ability to achieve profitability will depend, in part, on its ability to successfully develop clinical applications and obtain regulatory approvals for its products and to develop the capacity to manufacture and market such products on a wide scale. There is no assurance that the Company will be able to successfully make the transition from research and development to manufacturing and selling commercial thermal imaging products on a broad basis. While attempting to make this transition, the Company will be subject to all risks inherent in a growing venture, including the need to produce reliable and effective products, develop marketing expertise and enlarge its sales force.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has had no significant revenues from operations in either of the last two fiscal years nor in the first six months of the fiscal year beginning July 1, 1997. The Company's cash requirements consist of its salaries, office expenditures, legal and accounting fees to comply with securities registration needs, legal fees for contracting, TMI's operational budget requirements, and the costs of maintaining TMI's clinical trials. Available funds are insufficient to pay incurred TRW development costs (approximately $315,000) and incurred legal fees (approximately $296,524). The Company plans to use its available funds to pay necessary fixed expenses for the Company and TMI through February 1998. The Company intends to raise additional equity funds from the sale of the Common Stock through private offerings to meet its cash requirements through 1998. The Company has no assured source of liquidity from the sale of assets nor from financing.

     The Company will require substantial additional funds for its research and development programs, preclinical and clinical testing, development of its sales and distribution force, operating expenses, regulatory processes and manufacturing and marketing programs. The Company's capital requirements will depend on numerous factors, including the progress of its research and development programs, results of preclinical and clinical testing, the time and cost involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, developments and changes in the Company's existing research, licensing and other relationships and the terms of any new collaborative, licensing and other arrangements that the Company may establish. The Company believes that its available short-term assets will be sufficient to meet its operating expenses and capital expenditures for a limited time, but the Company will need to raise additional capital to meet its needs for the next 12 months. The Company's cash requirements may vary materially from those now forecasted due to potential future acquisitions, the progress of research and development programs, results of clinical testing, relationships with strategic partners, if any, competitive and technological advances, decisions of the FDA and foreign regulatory processes and other factors. There can be no assurance, however, that additional capital or financing will be available when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent the Company from implementing its business strategy or may require the Company to delay, scale back or eliminate certain of its research and product development programs or to license to third parties the rights to commercialize products or technologies that the Company would otherwise seek to develop on its own.

     CLINICAL TRIALS. Although the Company expects in 1998 to raise funds needed for paying its newly incurred expenses and for paying its past due obligations to TRW and its law firm, the Company plans to delay the anticipated clinical trial schedule to defer costs if necessary. The FDA clinical trials requirements for TMI to receive its PMA approval requires three separate medical facilities to conduct examinations, and produce clinical statistical data, from

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use of the TMI System.  Those clinical trials are being conducted at Howard
University Hospital in Washington, D.C. (through the end of February 1998, and thereafter at Providence Hospital in Washington, D.C.), where the pretests were conducted to qualify to proceed with clinical trials for a PMA, and at two
Los Angeles hospitals managed by the University of Southern California. Medical School. The rate of conducting examinations determine the monthly cash flow requirements and the time for qualifying for the PMA. TMI also incurs costs for FDA legal counsel and for QBRI, a consulting firm recognized by the FDA for overseeing clinical trial data collection and adherence to FDA requirements. With additional equity available to complete scheduled TMI clinical trials, in the amount of approximately $3,000,000, TMI could complete its schedule for PMA submission by August 1998. Fewer funds available would require TMI to depend more on its three employees and less on independent contractors, resulting in delays in the schedule. The Company intends to fund the cost of completing TMI's clinical trials. If the Company were incapable of raising those funds plus funds needed to conduct the Company's business, TMI would have to abort its FDA plans. Management believes it can raise the funds through private sales of the Common Stock. In 1997, most of the equity funds raised by the Company in exchange for the Common Stock was contributed by Affiliates (primarily TII). Many of those contributions were originated by private sales of the Common Stock. Management believes those Affiliates would continue to contribute the funds necessary to achieve the Company's business plan, although the cash flow from such funding has been, and probably would continue to be, slower than if a substantial new investor would invest.

     CTI SYSTEM DEVELOPMENT. When the Company is successful in arranging new equity to complete TMI clinical trials, the Company will use some of those available funds to conduct multiple clinical trials using the CTI System for separate identified soft tissue maladies. Although such clinical trials may not be necessary for physicians to use the Systems, the benefit of specific purpose clinical trials will be to obtain the designation of insurance payment codes for particular CTI System procedures and to enhance marketing efforts. If the Company raises the money it expects to raise in early 1998, the Company intends to initiate these efforts by summer 1998. Management believes that the market in the United States alone for the CTI System would be dramatically impacted if clinical trials were to substantiate the Company's assertion that the CTI System can distinguish and verify fraudulent (versus real muscular) lower back pains. Management believes that statistics show insurance companies pay millions of dollars annually for workers compensation claims of lower back pains, many of which are fraudulent.

     MARKETING. The Company cannot assure investors that expenditures for clinical trials will result in confirming results or an FDA approval, nor can the Company be sure that any FDA approval or successful clinical trial will result in a profitable business activity. Physicians must choose to use the Systems, and management intends to initiate a marketing effort to educate physicians on the detection/diagnosis advantages of the Systems. The Company understands that this marketing effort will require substantial funds. During the next 12 months, TMI expects to incur approximately $1,000,000 in marketing efforts if it completes clinical trials successfully and can obtain the funds either from software sales or the TMI System use, or if the Company or other investors choose to invest funds in TMI at that time. During the next 12 months, the Company does not know the source of capital it must have for financing its plans to enter clinical trials and its plans to install the CTI System. Those funds are not now available. When they are available, management intends, as its primary marketing plan, to build Quantitative Assessment Laboratories ("QTA") and install the CTI System in various hospitals and clinics around the United States that have indicated a willingness to use them now under Use Agreements. Management believes that results from those installations will be dramatic, thus producing a revenue stream to enable the Company to obtain customary equipment financing loans.

                                      BUSINESS

GENERAL

     Computerized Thermal Imaging, Inc. (the "Company") was incorporated on June 10, 1987 in the State of Nevada as Business Helpers, Inc. The Company amended its Articles of Incorporation on August 25, 1989 to effect a name change to DTI Dorex, Ltd. and again on November 3, 1989 to its current name. In April 1992, the Company further amended its Articles of Incorporation to provide for a capital structure of 100,000,000 shares of common stock, par value of $0.001 per share, and 3,000,000 shares of preferred stock with such designations, preferences and other features as may be required by the Company's Board of Directors. In 1988, the Company , through the issuance of shares of the Common Stock, acquired all of the assets of Thermal Imaging, Inc., an Oregon corporation ("TII"), which assets consisted primarily of certain thermal imaging intellectual property, proprietary ideas, or technology.

     The Company is a development stage company that is a medical imaging systems integrator and proprietary protocol developer producing a computerized clinical thermal imaging diagnostic system (the "CTI System") that has been trademarked under the name COMPUTERIZED THERMAL IMAGING. The Company has not filed any applications for patents covering specific aspects of the CTI System. But, the Company owns computer software which is not generally subject to the protection afforded by patents. However, the software is proprietary and subject to protection as a "trade secret." Since 1995, the Company has spent approximately $3,000,000 on research, software development, and further development of the Systems.

     The Company plans to place the CTI System in various health care providers such as hospitals, HMOs and free standing image centers through Use Agreements. Revenues will be generated under the Use Agreements by charging the health care providers monthly for time usage and for the disposable supplies purchased in conjunction with the CTI System. Once the CTI System is inserted into the marketplace, the Company does not expect to rely on any one or a few major customers. Consequently, it is anticipated that the CTI System will be attractive to a widely dispersed number of customers.

PRODUCTS

     CTI SYSTEM. The basis of the CTI System is predicated on the principle that every externally or internally triggered physiological event causes an associated caloric reaction. In the opinion of management, any such abnormal caloric activity will stimulate the body's three temperature and thermal regulatory systems. These responses are believed to be detectable and interpretable through tell-tale thermal symptoms and temperature regulatory response patterns over time. Management believes that the body's thermatome (temperature) "map" has been well established by medical science, and can provide a reliable set of clues for diagnostic and patient management purposes, so long as the thermal symptoms are present. At other times, symptoms such as pain or numbness and information from other medical tests, will triangulate to indicate a disorder. Thus, the CTI System may be used by physicians to eliminate or identify certain possible soft tissue ailments in the process of making a diagnosis.

     "Thermal imaging" as the observation technique is called generically, is a methodology that long has held great promise, but has not realized its potential because of deficiencies in the enabling technology. Thus, thermal imaging has found fairly limited acceptance by the mainstream medical community because, until the invention and development of the Company's technology, the testing and evaluation techniques simply have not been scientifically completed, nor medically reliable for most disorders. The CTI System represents an integration of state-of-the-art thermal imaging technology hardware and software components, most of which are configured to the Company's specific needs. The CTI System is driven by sophisticated software developed over many years by the Company and its research contractors. The software allows for quantification of data, and significant flexibility in data manipulation, among other advantages. However, equally important as the CTI System's components are, the CTI System's scientifically structured patient examination administration protocols and standards are expected to assure the accuracy, consistency and reliability of the CTI System's generated data.

     The CTI System is suitable for use as a screening or directional tool for imaging or diagnosis modalities, some of which are surgical, chemical and otherwise extremely invasive. By knowing where in the body to begin looking because of thermal irregularities, other imaging and testing can proceed more efficiently and economically; obviously an important advantage in containing health care costs. Additionally, management believes that as a result of the CTI System's comparatively low user cost (less than the cost of an MRI or CAT scan), accuracy and non-invasive procedure, the CTI System will be advantageous for diagnostic and patient therapy purposes, in both pre- and post-therapy assessment and with any frequency deemed necessary by the physician. The CTI System can examine patients dynamically to enable the physician to observe thermal reactions while the patient moves and while the patient undergoes thermal applications.

     The CTI System is currently composed of four elements. The primary component is the examination unit, consisting of a highly sensitive and accurate infrared camera, imaging monitor, high resolution printer, computer and proprietary software. The most unique feature of the CTI System is the application specific software that drives and integrates the entire system, not only providing user friendliness and analytical flexibility for physicians and technicians, but enabling scientifically essential calibration corrections. Management believes that the Company will be the first thermal imaging company to provide a consistently objective diagnostic assessment tool that will measure

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

multiple thermal parameters, including facile enclosure of thermal features, dynamic graphing of temperature distribution in the inset domain, and the use of temperature gradient profiles in diagnostic testing.

     The CTI System is a non-invasive imaging modality scientifically applicable for an extremely wide range of patient diagnostics and therapy management situations. The CTI System provides precise, quantitative observation, as well as computer-assisted interpretation of irregularities in the body's temperature and thermal regulatory systems. It is expected that with the generated data available, physicians will be able to detect or at least infer the presence of many diseases, disorders and injuries within the body's physiological, neurological and vascular systems that rarely can be detected or confirmed through conventional dense-tissue/skeletal imaging modalities such as X-ray, CAT scan, MRI and others. The CTI System is non-dosage limited and has no detrimental side-effect.

     The second element of the CTI System is the proprietary medical protocols that will be developed by the Company for each malady assessment. Computer analysis requires consistently applied patient preparation and examination application protocols.

     Conformity is assured by using the third element, a climate controlled laboratory (herein the Quantitative Thermo Assessment Laboratory or "QTA") in which the patient examination occurs for equilibrating all patient examination environments. In employing the CTI System, the Company anticipates constructing QTAs for various potential customers including large hospital facilities, HMOs, free-standing diagnostic centers and mobile clinics. The customer's own technicians and physicians will operate the QTA after training. Each installation will be linked electronically to the Company's main image archive. A QTA center which consists of a three room suite will be constructed within a standard 16 x 20 x 8 feet two-bed hospital room. The rooms will be precisely temperature and humidity controlled by the erection of a modular room-within-a-room. The patient temperature equilibrium rooms will consist of two rooms within the suite for stabilization of patient temperature as well as other preparations for testing. The imaging room is a room within the climate controlled suite in which the patient is placed for infrared scanning and in which the camera, computer console and one technician is present during the testing.

     The fourth element of the CTI System is the use of a digital health card that encodes a patient's thermal image (capable of storing the patient's entire medical record) in a digital format on a plastic card the size of a credit card. Only recently has the technology been improved to be capable of storing the quantity of data for accurately carrying images from the CTI System. More than one manufacturer now can produce such cards. The Company plans to embed in the CTI System a "reader/writer" to permit recording the images on the cards to enable subsequent comparisons of the images by physicians at different clinical sites.

     TMI SYSTEM. The Company also owns 80 percent of Thermal Medical Imaging, Inc., a Nevada corporation (herein sometimes referred to as "TMI"). TMI utilizes the CTI System specially configured as a breast cancer screening system which is a non-invasive, non-contact procedure that does not involve breast compression or exposure to radiation (the "TMI System"), and which is comprised of an infrared camera, a central processing unit, input devices, a display unit, and a power distribution unit. The TMI System also employs a proprietary patient positioning system (for which an application for a patent has been filed) in the data acquisition process, which replaces the need for a QTA construction. The positioning system was designed to maximize breast area viewed and to include surrounding areas of interest, to limit patient movement during the examination, to ensure consistent cooling, to permit applications of localized thermal changes during the examination, and to accommodate any residual patient breathing movement. Currently, the TMI System is undergoing clinical testing in accordance with an FDA approved protocol which management expects to lead to pre-market approval (herein referred to as "PMA") by the FDA. TMI expects to file for PMA in the summer of 1998, as long as the Company can obtain its financing for contributions to TMI to maintain its current budget schedule.

     The TMI System performs three independent but interrelated functions; data acquisition, data analysis and clinical evaluation. The TMI System will use the Company's infrared detection system for use in data acquisition. The thermal data acquired will consist of a time sequence of digitized thermal images. The images will then be post-processed on specially developed data analysis software to generate images for clinical assessment. The interpreting physician will view an image and the supporting mathematical data underlying that image.

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

     The TMI System is currently in clinical testing at Howard University Hospital in Washington, D.C. (through the end of February 1998, and thereafter at Providence Hospital in Washington, D.C.), and in two hospitals managed by the University of Southern California, Norris Cancer Center in Los Angeles and
Los Angeles County Hospital.

COMPETITION

     CTI SYSTEM. The Company faces limited direct competition from the latest versions of conventional thermal technology. In the opinion of management, thermography is comparatively crude and unscientific and otherwise seen as inferior to the CTI System and is not considered an economic barrier to market penetration. The CTI System should not be seen as competitive to other diagnostic imaging products, such as MRI, CAT scan, X-ray, ultrasonography, laser, and Doppler mapping (any more than any one modality of that list is considered competitive to another). Each of these anatomical modalities has established a niche in the hospital diagnostics market, free standing imaging centers or physicians' offices. Each modality is better for some disorder diagnosis situations and less effective for others. The adoption pattern of the modalities is dictated by the degree of advantage perceived by one modality as compared to the others.

     By comparison to all of the above-described modalities, the CTI System has no direct competition from existing modalities in many diagnostic situations because the CTI System gathers data regarding the physiological and functional domain of human health, as opposed to the anatomical or structural facets. MRIs, CAT scans, and X-rays all image hard or dense structures such as bones, organs and other material masses within the body. Many soft tissue disorders simply are not detectable by conventional modalities until they become manifested as relatively advanced anatomical abnormalities such as irregular tissue density or damage.

     TMI SYSTEM. Mammography is an X-ray technology most widely used in the United States as the imaging mode for detection of breast cancer. Statistics have been published establishing a low reliability percentage of close to 75 percent for "false positive" indications, where mammography indicates a suspicious tumor and a follow-up surgical biopsy establishes that the tissue is benign. An even more frightening statistic is the percentage of mammography "false negative" indications, by which a breast cancer is not detected. Mammography is significantly less effective in dense breast tissue; women under the age of 40 years typically have more dense breast tissue than women of the age of 40 years. Therefore, mammography is currently most effective in women over the age of 40 years. The initial clinical trials approved by the FDA for TMI are designed to establish the TMI System as complementary to mammography. The first PMA uses will be to employ the TMI System to examine any patient with "suspicious tissue" indications resulting from a mammography image.

     Potential competition for the TMI System includes an imaging device for the detection of breast abnormalities being developed by Imaging Diagnostics Systems, Inc. located in Sunrise, Florida, known as a Computer Tomography Laser Mammography System ("CTLM"). This device relies on ultra-fast laser imaging technology which can acquire data to allow visualization of the interior structure of the breast. The ability to localize an abnormality within the breast is greatly enhanced by the slice plane lateral and cranio-caudal images produced by CTLM. Such images can be stored on CD-ROM and allow the physician to recall previous studies instantly for immediate comparison with the current study. The advantage of CTLM over mammography is its use of laser technology to produce the image, which does not use harmful radiation. Management, however, believes the TMI System will prove superior to CTLM for detection of cancer because laser images still require density of tissue, as with mammography, to produce an image. Dense tumor formations are a later stage of cancer and management believes the TMI System detection of physiological thermal changes will prove to be more accurate (because some tumors are benign) and detectable at an earlier stage.

     Also, an ultrasound technique is being developed by Advanced Technology Laboratories ("ATL"), known as High-Definition Imaging. Ultrasound sends high-frequency sound waves into the body, which are reflected back to create images. While ultrasound is used in numerous medical procedures, ATL's system is the first to provide adjunctive diagnostic capability for breast cancer.

     COMPONENT COMPETITION. If the Company and TMI are successful with their product development and marketing, some component parts for the CTI System could be in short supply. There are few manufacturers that produce an infrared camera and unit cooling systems of a high quality to satisfy the specifications for a CTI System. The systems integration and software development contractor for both CTI and TMI, TRW Systems in its TRW

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

Healthcare Technology Division (herein referred to as "TRW"), has tested numerous manufacturer's products for certain parts. If the demand for CTI Systems and TMI Systems increased dramatically, some parts may not be immediately available.

FUTURE PRODUCT AND SERVICE PLANS

     The Company will continue to invest substantially in 1998, to the extent of its available financing, to improve the effectiveness of its proprietary application software. In addition, the Company will continue to source from vendors who can improve the precision and reliability of the patient testing of the CTI System. However, the area of innovation that the Company believes will create the next quantum leap, will be the integration of the CTI System with anatomical and other imaging data. Because the CTI System is digitally quantifiable, the Company believes it is highly technically and economically feasible for the CTI System to be the foundation of inter-modality imaging, where, for instance, image data of the CTI System is overlaid on CAT scan or MRI or X-ray or sonographic imaging data to create a multi-dimensional "picture." This development is not forecast until after 1998, after significant market penetration.

     At present, other advanced modalities generally are what might be termed "neo" or non-quantifiable. That is, even if the information from an MRI is processed by computers digitally, the eventual interpretation of the image still is subjective on the part of the technicians and diagnosing doctors. The Company's plan is to first build quantified data bases of tests on the same patient by other modalities and then develop the necessary interfaces to allow overlay. Then, with this capability and the combined data base at hand, the Company can begin offering computerized disorder pattern recognition assistance based upon a multi-dimensional image of patients.

GOVERNMENT REGULATION

     The FDA has no prohibiting regulations preventing the use of thermal imaging equipment, generally perceived as an infrared camera, for medical purposes. There can be no assurance that any state regulatory bodies or the FDA might not impose some restrictions, with which the Systems, or the users, must comply. The Company believes no FDA approval is required for health care physicians or radiologists to use the CTI System, but the Company believes that broad acceptance for use of the CTI System will require verification of clearance from the FDA. The Company's products may be regulated as medical devices by the FDA under the FDC Act and the regulations promulgated thereunder. As such, these devices require either compliance with FDC Act Section 510(k) under which the Company currently relies, or approval of a premarket approval application (herein referred to as "PMA") by the FDA prior to commercialization. Satisfaction of applicable regulatory requirements may take years and varies substantially based upon the type, complexity and novelty of such devices, as well as the clinical procedure. Filings and governmental approvals may be required in foreign countries before the devices can be marketed in these countries. There can be no assurance that further clinical trials of the Company's thermal imaging systems or of any future products will be successfully completed or, if they are completed, that any requisite FDA or foreign governmental clearances or approvals will be obtained. FDA or other governmental clearances or approvals of products developed by the Company in the future may require substantial filing fees, or costs to conduct clinical trials, which could limit the number of applications sought by the Company and may entail limitations on the indicated uses for which such products may be marketed. In addition, approved or cleared products may be subject to additional testing and surveillance programs required by the FDA and other regulatory agencies, and product approvals and clearances could be withdrawn for failure to comply with regulatory standards or by the occurrence of unforeseen problems following initial marketing. The Company is also required to adhere to applicable requirements for current good manufacturing practices, to engage in extensive record keeping and reporting and to comply with the FDA's product labeling, promotional and advertising requirements. Noncompliance with state, federal or foreign requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, delay, denial or withdrawal of premarket clearance or approval of devices, recommendations by the FDA that the Company not be allowed to enter into government contracts, and criminal prosecution, all of which would have a material adverse effect on the Company's business, financial condition and results of operations.

THIRD PARTY REIMBURSEMENT

     Although use of the CTI System and the TMI System is permitted now by physicians, the absence of FDA approval is a practical impediment. Most physicians prescribe procedures and imaging modalities acceptable for third party reimbursement (E.G., insurance, Medicare, etc.) to enable patients to obtain medical treatment payment assistance. The Health Insurance Care Finance Administration ("HICFA") is the agency that establishes for Medicare/Medicaid a payment code approval for certain imaging modalities for particular suspected ailments. Generally, HICFA does not set payment codes for use of new technology unless it has obtained FDA approval. Most insurance company reimbursement plans establish payment codes for its insureds based upon its own experience, and for new procedures or imaging modalities, based upon HICFA's determination. Therefore, FDA approval is needed, at least at the inception, for each ailment examination for which the CTI System or the TMI System is used seeking reimbursement, if not covered by other general payment codes.

     Neither CTI nor TMI currently have FDA approval for any imaging procedure. TMI clinical trials are in process for use of the TMI System for breast cancer detection. CTI has initiated no process to obtain separate FDA approval to proceed with clinical trials of the CTI System. Therefore, the Company's efforts to market the CTI System in Asia (the PRC and Thailand) may result in revenues quicker, if further contracts are entered to sell the CTI System there, than with the Company's plan to place the CTI System in U.S. hospitals, clinics, and HMO facilities subject to Use Agreements.

PATENTS AND INTELLECTUAL PROPERTY

     On June 8, 1996, the Company entered into a Licensing Agreement with Thermal Medical Imaging, Inc. ("TMI") which granted an exclusive license to TMI to distribute, research, and develop the CTI System and related technology. The license covered applications of the CTI System to the field of breast cancer detection and was limited in scope to North America. The Licensing Agreement also provided for a joint research program whereby the parties would share research data relating to the CTI System and cross-license any developed technologies. In addition, the terms of the Licensing Agreement established that the agreement would automatically terminate in the event of any consolidation, merger, share exchange or other event causing a change in more than 50 percent control of the voting shares of TMI or the Company. As a result of the Stock Transfer Agreement executed on January 28, 1997 by the Company and TMI, the Company gained control of 80 percent of the common stock of TMI. While the provisions of the Stock Transfer Agreement manifest the parties' intent to execute a new licensing agreement and outline the terms of such an arrangement, no new licensing agreement has been reached. Although no written licensing or research agreements presently exist between the Company and TMI, management believes that the cross-licensing arrangement between the two companies is still in place and, by virtue of the Company's 80 percent controlling ownership interest in TMI, it has the requisite ability to ensure access for the Company to all material technological developments.

     Neither the Company nor TMI currently holds registered U.S. or foreign patents. TMI has acquired, by assignment, a patent application on a Functional Thermal Imaging Apparatus which has been filed with the U.S. Patent and Trademark Office. Management believes other developed technologies or components of either the CTI or TMI System may warrant patent protection in the future. Substantial engineering costs and legal fees will be incurred in order to research, develop and file additional patent applications. The Company and TMI intend to explore this possibility when funds become available to support such expenditures.

RISKS OF DOING BUSINESS IN THE PRC AND OTHER FOREIGN COUNTRIES

     The Company intends to continue its efforts to market the CTI System to the PRC, Thailand and other foreign hospitals. Doing business in the PRC, as well as in other developing countries, has risks not prevalent in the United States or Canada. Judicial systems for enforcement of contracts in those counties is not reliable. The Company has inserted arbitration clauses in its foreign contracts to date, but there is risk to arbitration results, because the holding is not subject to appeal, regardless of error in application of law. Furthermore, foreign government laws or regulations can change in a method not customary to American companies, including the extreme measure of nationalization of assets.

     The Company's existing contracts with a company owned by the Ministry of Public Health in the PRC require letters of credit enforceable outside the PRC to be issued as a precondition of performance by the Company. Management intends to continue to take such financial precautions to protect against financial risks of doing business in the PRC and developing countries.

     Successful operations in developing countries usually require a joint venture with a respected citizen of that country. The Company has maintained one full time employee in the PRC who maintains his relationships with the Ministry of Public Health. The initial sale of the CTI System to the Orchard Hospital in Thailand was initiated through a personal relationship established in earlier years by General Richard V. Secord, the Chief Operating Officer of the Company. There is no assurance that a venture will be formed in Thailand, but the Company's contacts in Thailand have been successfully using and demonstrating the CTI System and providing a recurring downloading of patient information. Thailand and the PRC are countries where thermography (a technology predecessor to the CTI System without computer data analysis and without high definition cameras) has been accepted for years, largely due to its use in proving the efficacy and proper location of acupuncture. Management intends to use this relationship to establish a financing venture in Thailand. There is no assurance that any venture will be profitable, but the Company intends to pursue such ventures when it is successful to raise he necessary capital to pay start up costs.

EMPLOYEES

     The Company and TMI currently employ eight persons on a full time basis. The Company has in the past, and will continue in the future, to employ independent contractors, and make extensive use of its outside directors and other consultants. None of the employees of the Company and its subsidiaries and joint operations are represented by a labor organization. The Company believes its relationships with all of these employees are satisfactory.

FACILITIES

     The Company leases approximately 1,000 square feet of office space in Lake Oswego, Oregon for an annual rental of approximately $24,000, approximately 2,065 square feet of office space in Bloomfield Hills, Michigan for an annual rental of approximately $30,000, and approximately 2,000 square feet of office space in Layton, Utah for an annual rental of approximately $34,800. The Company believes that its facilities are adequate for its current operations.

LITIGATION

     SELECT CAPITAL ADVISORS, INC. DEBENTURES AND WARRANTS. On December 9, 1997, the Company filed suit against Select Capital Advisors, Inc. ("Select"), Ronald G. Williams ("Williams"), and various other parties in the United States District Court for the Southern District of Florida for damages and recision with respect to the fraudulent sale of certain 12 percent convertible debentures issued by the Company. In March 1997, the Company was introduced to Select and Williams for the purpose of raising capital and a line of credit. Select, Williams and several of the other defendants represented they had the experience, reputation and resources to raise the needed money. The Company entered into an agreement with Select to raise the needed money and paid a $10,000 fee. In April 1997, Select agreed, to comply with one of its commitments in the initial agreement, to raise $1,500,000 through the issuance of the Company's convertible debentures through an offering of the debentures to foreign investors pursuant to an exempt offering under Regulation S permitted by the Securities Act. Eventually, approximately $530,000 face value of the debentures were sold. However, the Company discovered that numerous false and misleading statements were made by Select, Williams, and possibly several of the other defendants in connection with the sale of the debentures; that various documents were changed by Select, Williams, and several of the other defendants without the knowledge of the Company; and that unlicensed broker-dealers sold the debentures. Beginning in June 1997, the investors began to demand the conversion of the debentures and the issuance of registered shares of the Common Stock of the Company. The Company issued the shares according to the debenture conversion terms, but refused to deliver the share certificates due to the evidence of fraud in connection with Select's conduct of the offering. The shares have since been canceled. In addition to its claim for damages and rescission, the Company has alleged breach of contract with respect to the issuance of the debentures, violations of Section 10(b) and Rule 10b-5 promulgated under the Exchange Act, misrepresentations, and market manipulation. If the Company is successful, it will offer to repay the debentures (approximately $530,000), less the substantial damages incurred due to the wrongful acts of Select, Williams, the purchasers of the debentures and/or their agents, and the other defendants. If the Company is unsuccessful, it will be required to issue a large number of shares of the Common Stock, thereby diluting the existing stockholders of the Company. Management believes that it will prevail in the litigation.

     CLAIMS INVOLVING STOCKHOLDERS. A stockholder has raised claims against the Company and certain of its officers alleging misrepresentation, potential securities violations and breach of fiduciary duties. The stockholder has made a settlement offer to obtain additional shares of the Common Stock; however certain directors of the Company refute the allegations and the settlement offer has been rejected by the Company.

     In an another matter, during the year ended June 30, 1995, the Company issued 1,000,000 shares of the Common Stock to Richard Thompson, a former director of the Company, based upon the director's representation that he would arrange large scale financing by certain proposed contributors. During the year ended June 30, 1997, actions were taken to cancel the Common Stock because the Company contended that the issuance was conditioned upon Mr. Thompson's ability to arrange large scale financing which has never materialized. However, the Company was recently contacted by a lender who asserts that he relied upon a pledge of 500,000 shares of the Common Stock by Mr. Thompson as collateral for a loan and, as such, is a protected purchaser under the Uniform Commercial Code. See "Description of Securities - Canceled Shares." An agreement has been reached between the Company and the lender to permit the lender to liquidate the number of shares required to satisfy the outstanding indebtedness and recoverable costs secured by the shares. The certificate representing the 500,000 shares of the Common Stock allegedly secured by a pledge was re-instated for purposes of the agreement and are included as issued and outstanding shares in the accompanying Consolidated Financial Statements at June 30, 1997.

     PAST DUE ACCOUNTS. The Company is involved in discussions with two of its primary vendors regarding past due accounts. The first vendor is TRW, an Ohio corporation, performing contract software development, and strategic planning and management services regarding the testing, development and deployment of the Systems. The Company has become delinquent in the payment of costs and fees under contracts with TRW (see Note 6 to the Consolidated Financial Statements that are included elsewhere in this Prospectus) and, accordingly, TRW, although not having filed formal legal actions, has notified the Company that it will be withholding delivery of source codes of developed software until the past due amounts are paid. If TRW carries through with its threat and withholds the delivery of the source codes, the Company's operations would be shut down.

     The Company is also delinquent in payments to its primary legal counsel, Looper, Reed, Mark & McGraw, Incorporated (the "Attorneys") for legal services and at June 30, 1997 owed the Attorneys $198,717, and at December 31, 1997 owed the Attorneys $296,524. In order to provide security for the amounts owed, the Company has executed pledge agreements granting the Attorneys a security interest in the common stock of TMI and in the intellectual property of both the Company and TMI. In the event that the Attorneys are not paid as agreed, the Attorneys could foreclose on their security interests, and thereby become the owners of the primary assets of the Company to the exclusion of the stockholders.

     It should be pointed out, however, that the Company has made periodic payments to both TRW and the Attorneys, and management believes that the Company will continue to do so.

     In addition to the above, the Company, in the normal course of its business, is subject to claims and litigation in the areas of product and general liability. The Company believes that it has adequate insurance coverage for most claims that are incurred in the normal course of business. In such cases, the effect on the Company's financial statements is generally limited to the amount of its insurance deductibles. Management does not believe at this time that any such claims have a material impact on the Company's financial position, operations and liquidity.

                                      MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below are the directors and executive officers of the Company, together with their ages as of the date of this Prospectus.


       NAME                       AGE                   POSITION                         DIRECTOR SINCE
       ----                       ---                   --------                         --------------
David B. Johnston (1)              55      Chairman of the Board and Chief Executive      August 1987
                                           Officer

David A. Packer                    47      President and Treasurer                            N/A

Richard V. Secord                  63      Chief Operating Officer, Secretary, and        February 1996
                                           Director

Kenneth M. Dodd                    37      Executive Vice President                           N/A

Brent M. Pratley, M.D. (1)(2)      61      Director                                         June 1994

Milton R. Geilmann (1)(2)          61      Director                                       January 1998

Harry C. Aderholt (2)              78      Director                                       January 1998

--------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

     The Company may employ such additional management personnel as the Board of Directors deems necessary. The Company has not identified or reached an agreement or understanding with any other individuals to serve in such management positions, but does not anticipate any difficulty in employing qualified personnel.

     A description of the business experience during the past several years for each of the directors and executive officers of the Company is set forth below.

     David B. Johnston has served as Chairman of the Board of the Company since August 1987 and Chief Executive Officer, effective July 1, 1997. He currently serves as an officer and/or director of Thermal Imaging, Inc. (herein sometimes referred to as "TII"), and Technology Selection, Inc., both of which are Affiliates of the Company. From 1984 through 1989, Mr. Johnston was President of Funding Selection, Inc., an Oregon investment banking and mergers and acquisitions firm. Prior to that, Mr. Johnston was Chairman of Grace Capital, Ltd. in Oregon, a specialized medical and computer high technology private placement firm. Mr. Johnston received a Bachelor of Science degree in Business Administration from Brigham Young University and a graduate degree in banking and corporate finance from the University of Southern California.

     David A. Packer was elected President of the Company in April 1997. Effective July 1, 1997, he was also elected to be Treasurer of the Company. Before joining the Company Mr. Packer served as a senior manager for TRW's engineering office in Ogden, Utah from 1976 until 1997. Mr. Packer received a Bachelor of Science in Electronics from Brigham Young University in 1975.

     Richard V. Secord (Major General, United States Air Force, Retired) was elected Chief Operating Officer of the Company in June 1995, and concurrently serves in that same position for TriSun/CTI Asia, Ltd., an Affiliate of the Company. He was elected as a director of the Company effective February 1996 and Secretary of the Company effective July 1, 1997. General Secord previously served as President of the Company from February 1996 to April 1997. He is also Executive Vice President and a director of Thermal Medical Imaging, Inc., an 80 percent owned subsidiary of the Company. General Secord was instrumental in securing the Company's contracts in Thailand and with the Chinese government through TriSun/CTI Asia, Ltd., a joint venture between the Company and TriSun Medical America, Inc., which was formed at the direction of the PRC Ministry of Public Health to effect the GOLDEN HEALTH CARE PLAN for the People's Republic of China. General Secord was awarded THE ORDER OF THE WHITE ELEPHANT, one of the highest decorations awarded a non-Thai military officer, for his distinguished valor and service in assisting the Thai military. General Secord served in many positions while performing military service. He was the first military officer to be appointed Deputy Assistant Secretary of Defense (Near East, Africa and South Asia). General Secord received a Bachelor of Science from the United States Military Academy. He is also a graduate of the United States Air Force Command and Staff College, and the United States Naval War College. In addition, he holds a Masters degree in International Affairs from George Washington University.

     Brent M. Pratley, M.D. was elected as a director of the Company in June 1994 and served as the Secretary of the Company from June 1994 to September 1997. Dr. Pratley is currently licensed to practice medicine in Utah and California, and since 1978 has been in private practice in General Orthopedics and Sports Medicine at Utah Valley Regional Medical Center located in Provo, Utah, as well as in Los Angeles, California. Dr. Pratley received his Doctor of Medicine degree in Orthopedic Surgery in 1968 from the College of Medicine at the University of California, Irvine, California.

     Kenneth M. Dodd has been the Executive Vice President of the Company since October 1995. In addition to his position with the Company, he is also President, Chief Executive Officer and a director of Thermal Medical Imaging, Inc., an 80 percent owned subsidiary of the Company. He began as an intern in 1984 in General Motor's financial department and moved through the organization to become Director of International Sales, Document Processing/Imaging Division of Electronic Data Systems, a subsidiary of GM, where his responsibilities included developing global market plans and recruiting, training and leading the sales force worldwide. Mr. Dodd graduated from the Northwood Institute in Midland, Michigan in 1985 with honors in two majors, Business and Economics.

     Milton R. Geilmann was elected as a director of the Company in January 1998. Mr. Geilmann has been associated with the medical field for over 32 years. From 1985 to 1993, he worked at E. R. Squibb and Sons, where he held many positions, including Nuclear Consultant for Diagnostic Medicine. Mr. Geilmann received a Masters of Science in Pharmacology in 1957 from State University of New York.

     Harry C. Aderholt (Brigadier General, United States Air Force, Retired) was elected as a director of the Company in January 1998. General Aderholt served in Southeast Asia, particularly Thailand, for many years both in and out of the U.S. Air Force. Following his retirement from military service in 1976, General Aderholt engaged in various private business ventures, including serving as Vice President of Air Siam in Bangkok, Thailand.

     Directors of the Company are elected by the stockholders at each annual meeting and serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed or their earlier resignation or removal from office. The Company does not have an Executive Committee. However, the Company does have an Audit Committee and a Compensation Committee which were created in January 1998. The Audit Committee reviews and reports to the Board Directors on the financial results of the Company's operations and the results of the audit services provided by the Company's independent accountants, including the fees and costs for such services. The Compensation Committee reviews compensation paid to management, including administration of the Company's 1997 Stock Option and Restricted Stock Plan, and recommends to the Board of Directors appropriate executive compensation. There is no family relationship between or among any of the directors and executive officers of the Company, except for the relationship between Mr. Johnston and Mr. Packer, who are cousins by marriage.

EXECUTIVE COMPENSATION

     Two of the Company's officers or directors were paid a salary and bonus exceeding $100,000 with respect to the fiscal year ended June 30, 1997, although Mr. Dodd's salary was partially paid by the Company and partially paid by the Company's 80 percent owned subsidiary, Thermal Medical Imaging, Inc. Mr. Johnston, the Chairman of the Board and Chief Executive Officer, takes his compensation in the form of periodic issuances of restricted shares of the Common Stock and stock options and $1.00 in cash per year. These restricted shares of the Common Stock and stock options are not issued directly to Mr. Johnston, but are issued to Thermal Imaging, Inc. (herein referred to as "TII"), a company controlled by Mr. Johnston. TII compensates Mr. Johnston and bears all expenses that he incurs on behalf of the Company. The periodic issuances of restricted shares of the Common Stock to TII are in settlement of both services provided and expenses incurred by Mr. Johnston. The total compensation paid to officers and directors for the fiscal year ended June 30, 1997 was $___ (which does not take into account an additional $___ paid to Mr. Dodd by Thermal Medical Imaging, Inc.), $___ in reimbursed expenses, ___ shares of the restricted Common Stock issued to Thermal Imaging, Inc., an Affiliate of Mr. Johnston, and options to purchase _________ shares of the Common Stock issued to various officers and directors.

     All corporate decisions regarding employee compensation and stock option awards during the last three year period have been approved by the Board of Directors. In January 1998, the Board of Directors created a Compensation Committee composed of Dr. Pratley, Mr. Geilmann and General Aderholt, all non-employee directors. The committee will assume responsibility for reviewing all executive compensation matters and administering the Company's 1997 Stock Option and Restricted Stock Plan.

                            SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                           ---------------------------------    ------------------------------
                                                                                                  SECURITIES
                                                                                                  UNDERLYING
   NAME AND PRINCIPAL            FISCAL                       ALL OTHER          RESTRICTED       OPTIONS AND
        POSITION                  YEAR     SALARY   BONUS   COMPENSATION (1)    COMMON STOCK      WARRANTS (3)
        --------                 ------    ------   -----   ----------------    ------------      ------------
David B. Johnston,                1997       -0-     -0-         -0-                  -0-               -0-
  Chairman of the Board, and      1996       -0-     -0-         -0-                  -0-               -0-
  Chief Executive Officer,        1995       -0-     -0-         -0-              690,000 (2)           -0-
  Treasurer (6)(7)

Richard V. Secord,                1997               -0-         -0-                  -0-               -0-
  President and                   1996       -0-     -0-         -0-                  -0-               -0-
  Chief Operating Officer (4)(7)  1995       -0-     -0-         -0-                  -0-         2,000,000

Kenneth M. Dodd,                  1997               -0-         -0-                  -0-               -0-
  Executive Vice President (5)    1996       -0-     -0-         -0-                  -0-               -0-
                                  1995       -0-     -0-         -0-                  -0-           500,000

David A. Packer,                  1997       -0-     -0-         -0-                  -0-           500,000
  President and Treasurer (6)

--------------------
(1) Certain of the officers of the Company routinely receive other benefits from the Company, including travel reimbursement, the amounts of which are customary in the industry. The Company has concluded, after reasonable inquiry, that the aggregate amounts of such benefits during the year ended June 30, 1997, which cannot be precisely ascertained, did not exceed the lesser of $50,000 or 10 percent of the total compensation reported for the named executive officers excepting Mr. Johnston who has foregone annual monetary compensation in favor of the issuance of restricted shares of the Common Stock. Mr. Johnston's travel reimbursement is listed under All Other Compensation. Nearly all of the reimbursement under All Other Compensation for Mr. Johnston is travel, some of which is reimbursement for airplane, hotel and rental cars which Mr. Johnston paid out on behalf of executives from other companies. Although General Secord's All Other Compensation which is comprised of reimbursed travel and a $500 per month car allowance did not exceed 10 percent of annual compensation in 1997, it did in 1995 and therefore both years have been reported. This category does not include restricted stock issued to employees as compensation.
(2) Issued in the name of Thermal Imaging, Inc., an Affiliate of Mr. Johnston, and based upon fair market value at the time the shares were awarded at prices ranging from $0.28 to $0.70 per share. Mr. Johnston's Affiliate is the owner of all of the outstanding securities of Thermal Imaging, Inc. Based on the information contained in the Company's stockholder list, Thermal Imaging, Inc. is the owner of ____ percent of the issued and outstanding shares of the Common Stock of the Company. Mr. Johnston, over the last three years, has been issued 690,000 shares of the Common Stock as compensation, which based on the fair market value at the time of issuance equals an aggregate of $474,500. Mr. Johnston is either the record or beneficial owner of a total of _________ shares of the Common Stock of the Company as of June 30, 1997 (including shares of the Common Stock held in the names of Thermal Imaging, Inc. and various individual stockholders.
     See "Plan of Distribution and Selling Stockholders." The aggregate value of Mr. Johnston's Common Stock as of June 30, 1997 based upon the closing market price of the Company's unrestricted shares of the Common Stock as of June 30, 1997 was $___.
(3)  None of the options granted to employees have been exercised.  Of
     Mr. Johnston's options on 1,000,000 shares, only 275,000 shares are vested as of the date hereof. Of General Secord's options on 3,250,000 shares, only 1,312,500 shares are vested as of the date hereof. Of the 500,000 optioned shares granted to Mr. Packer, none of the options are vested as of the date hereof. Of Mr. Dodd's options on 500,000 shares, only __________ shares are vested as of the date hereof.
(4) General Secord served as President of the Company from February 1996 to April 1997. He was elected Secretary of Company effective July 1, 1997.
(5) Although Mr. Dodd received only $___ during the Company's fiscal year ended June 30, 1997, he has been included in this table due to the fact that he has an employment agreement in effect with the Company which agrees to compensate him a total of $150,000 per year starting on October 11, 1995, increasing to $175,000 per year in the event that certain sales quotas are met. Even though his employment agreement remains in effect and he is still Executive Vice President of the Company, Mr. Dodd is also employed by the Company's 80 percent owned subsidiary, Thermal Medical Imaging, Inc., with the understanding that Thermal Medical Imaging, Inc. shall be responsible for Mr. Dodd's compensation. Options to purchase 500,000 shares of the Common Stock of the Company, were granted on October 11, 1995.
(6) Mr. Packer was elected President of the Company in April 1997 and Treasurer of the Company effective July 1, 1997.
(7) Mr. Johnston was granted options to purchase 1,000,000 shares of the Common Stock of the Company on September 18, 1997. General Secord was granted an option to purchase 1,250,000 shares of the Common Stock of the Company on September 18, 1997. See "Employment Contracts."

EMPLOYMENT CONTRACTS

     David B. Johnston, the Chief Executive Officer of the Company, and the Company entered into an Employment Agreement dated October 29, 1997, but effective September 18, 1997. The term of the agreement is for three years, automatically renewable for additional periods of one year thereafter unless terminated upon the giving of notice at least 14 days prior to the annual renewal date. The agreement calls for no mandatory annual cash compensation, but does provide for compensation in the form of non-statutory stock options covering 1,000,000 shares of the Common Stock at an exercise price of $0.75 per share. Twenty-five percent of the options vested upon the execution of the agreement, and 25 percent of the remaining options vest on each anniversary date of the agreement. The options granted to Mr. Johnston must be exercised within five years from the date of grant. To the extent applicable, the options granted to Mr. Johnston are subject to the Company's 1997 Stock Option and Restricted Stock Plan. At the cost of the Company, Mr. Johnston has "piggyback" registration rights with respect to the shares of the Common Stock derived from the exercise of the options. As of the date of this Prospectus, none of the options granted to Mr. Johnston under the agreement have been exercised. The agreement subjects Mr. Johnston to a two year non-compete restriction, the obligation not to induce any employee of the Company to leave his employment with the Company during the term of the agreement or for two years after the termination thereof, and the duty not to reveal any confidential information about the business of the Company.

     None of the shares of the Common Stock to be issued to Mr. Johnston in connection with the exercise of the options is being registered under the Securities Act pursuant to this Prospectus.

     David A. Packer, the President of the Company, and the Company entered into an Employment Agreement dated April 30, 1997. The term of the agreement is for three years and calls for compensation of $135,000 per year, plus non-statutory stock options covering 500,000 shares of the Common Stock at an exercise price of $0.97 per share. One-third of the options vest on each anniversary date of the agreement. The options granted to Mr. Packer must be exercised within five years from the date of the agreement. If the agreement is terminated for "cause" as defined in the agreement, or Mr. Packer voluntarily terminates the agreement, all of the options granted to Mr. Packer thereunder, and which have not been exercised, shall be forfeited. At the cost of the Company, Mr. Packer has "piggyback" registration rights with respect to the shares of the Common Stock derived from the exercise of the options. The agreement subjects Mr. Packer to a two year non-compete restriction, the obligation to give the Company the right to take advantage of any business opportunity, and the duty not to reveal any confidential information about the business of the Company.

     The resale of 500,000 shares of the Common Stock to be issued to Mr. Packer in connection with the exercise of the options is being registered under the Securities Act pursuant to this Prospectus.

     Richard V. Secord, the Chief Operating Officer of the Company, and the Company entered into an original Employment Agreement dated June 12, 1995, which was superseded by a new agreement dated September 18, 1997. The term of the new agreement is for three years and calls for compensation of $175,000 per year.
In addition to the cash compensation, the agreement ratifies an original grant to General Secord of non-statutory stock options covering 2,000,000 shares of the Common Stock at an exercise price of $1.25 per share, 50 percent of which vested on June 12, 1996 and 50 percent of which will vest on June 12, 1998. The options granted pursuant to the original agreement must be exercised within ten years from the date of grant. In addition, General Secord was granted additional non-statutory options covering 1,250,000 shares of the Common Stock at an exercise price of $0.70 per share. Twenty-five percent of these additional options vested on September 18, 1997, and 25 percent of the remaining options vest on each anniversary date of the agreement (September 18). These options must be exercised within five years from the date of grant. To the extent applicable, the additional options granted to General Secord are subject to the Company's 1997 Stock Option and Restricted Stock Plan. At the cost of the Company, General Secord has "piggyback" registration rights with respect to the shares of the Common Stock derived from the exercise of the options. As of the date of this Prospectus, none of the options granted to General Secord under the agreement have been exercised. The agreement subjects General Secord to a two year non-compete restriction, the obligation not to induce any employee of the Company to leave his employment with the Company during the term of the agreement or for two years after the termination thereof, and the duty not to reveal any confidential information about the business of the Company.

     The resale of 3,250,000 shares of the Common Stock to be issued to General Secord in connection with the exercise of the options is being registered under the Securities Act pursuant to this Prospectus.

     Kenneth M. Dodd, the Executive Vice President of the Company, and also the President of Thermal Medical Imaging, Inc., an 80 percent owned subsidiary of the Company, executed an Employment Agreement with the Company on October 11, 1995. The term of the agreement is for three years and calls for compensation of $150,000 per year, plus non-statutory stock options covering 500,000 shares of the Common Stock at an exercise price of $1.25 per share. The annual cash compensation shall increase to $175,000, if and when the Company sells its 100th CTI System. One-half of the options vested on June 1,1996, 125,000 options vested on June 2, 1997, and the remaining 125,000 options will vest on October 11, 1998. The options granted to Mr. Dodd must be exercised within 10 years from the date of the agreement. If the agreement is terminated for "cause" as defined in the agreement, or Mr. Dodd voluntarily terminates the agreement, all of the options granted to Mr. Dodd thereunder, and which have not been exercised, shall be forfeited. At the cost of the Company, Mr. Dodd has "piggyback" registration rights with respect to the shares of the Common Stock derived from the exercise of the options. As of the date of this Prospectus, none of the options granted to Mr. Dodd under the agreement have been exercised. The agreement subjects Mr. Dodd to a two year non-compete restriction, the obligation to give the Company the right to take advantage of any business opportunity, and the duty not to reveal any confidential information about the business of the Company.
As part of the consideration for the agreement, Mr. Dodd was appointed the Chief Executive Officer of Thermal Medical Imaging, Inc. and received
2,830,959 shares of the common stock of Thermal Medical Imaging, Inc. (approximately 7.6 percent of its issued and outstanding common stock).

     The resale of 500,000 shares of the Common Stock to be issued to Mr. Dodd in connection with the exercise of the options is being registered under the Securities Act pursuant to this Prospectus.

DIRECTOR COMPENSATION

     By appropriate resolution of the Board of Directors, directors may be reimbursed or advanced cash for expenses, if any, relating to attendance at meetings of the Board of Directors and may be paid a fixed sum (as determined from time to time by the vote of a majority of the directors then in office) for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may, by appropriate resolution of the Board of Directors, be allowed similar reimbursement of expenses and compensation for attending committee meetings.

STOCK OPTIONS AND RESTRICTED STOCK

     In June 1995, the Board of Directors adopted the Company's 1995 Stock Option Plan, which was never ratified by the stockholders and formally terminated by the Board of Directors on September 18, 1997. On September 18, 1997, the Board of Directors adopted the Company's 1997 Stock Option and Restricted Stock Plan (the "Plan") subject to the approval of the stockholders of the Company. The Plan was formally adopted by the stockholders of the Company on February 6, 1998. The Plan provides for the grant by the Company to employees of the Company of (i) options to purchase shares of the Common Stock, and (ii) shares of the Company's restricted Common Stock (the "Restricted Stock"). The options and the Restricted Stock are hereinafter sometimes collectively referred to as the "Plan Awards." Options granted under the Plan may include non-statutory options that do not meet the requirements of Sections 421 through 424 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as incentive stock options ("ISO") intended to qualify under Section 422 of the Code. An aggregate of 5,125,000 shares of the Common Stock may be issued pursuant to the provisions of the Plan. The Plan shall be administered by the Board of Directors or by a committee of the Board composed solely of two or more non-employee directors (the "Administrator"). The Administrator shall administer the Plan so as to comply at all times with the Exchange Act, including Rule 16b-3 (or any successor rule), and, subject to the Code, shall otherwise have absolute and final authority to interpret the Plan. The Plan shall continue in effect for a term of 10 years unless sooner terminated pursuant to its provisions.

     As mentioned above, the 1995 Stock Option Plan was to be submitted to the stockholders in order to qualify for statutory stock option treatment under the Code, but such submittal never occurred. Employees of the Company who were awarded options pursuant or in reference to the 1995 Stock Option Plan have ratified their agreements to reflect that the plan was never submitted to the stockholders for approval but that such options shall incorporate, as contractual terms, the terms and conditions of the 1995 Stock Option Plan.

     STOCK OPTIONS. Pursuant to the Plan, the term of each option shall be 10 years from the date of grant or such shorter term as may be determined by the Administrator; provided, in the case of an ISO granted to a 10 percent stockholder, the term of such ISO shall be five years from the date of grant or such shorter time as may be determined by the Administrator. Each option granted under the Plan may only be exercised to the extent that the optionee is vested in such option. Except as otherwise provided, all options issued under the Plan shall vest 20 percent each year over a five year period. Notwithstanding the foregoing, the Administrator shall have the discretionary power to establish the vesting periods for any option granted under the Plan, except that in no case may the Administrator permit more than 25 percent of any option to vest before the first anniversary of the earlier of the date of grant or the date on which the optionee began providing services to the Company. The exercise price shall be such price as is determined by the Administrator in its sole discretion; provided, however, the exercise price shall not be less than 100 percent of the Fair Market Value of the shares of the Common Stock subject to such option on the date of grant (or 110 percent in the case of an option granted to an employee who is a 10 percent stockholder on the date of grant).
A 10 percent stockholder shall mean a person that owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any subsidiary, taking into account the attribution rules set forth in Section 424 of the Code. Any shares of the Common Stock issued upon exercise of an option shall be subject to such rights of repurchase and other transfer restrictions as the Administrator may determine in its sole discretion. To the extent that the aggregate Fair Market Value (determined on the date of grant) of the shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year under the Plan, and under all other plans maintained by the Company, exceeds $100,000, such options shall be treated as non-statutory options. "Fair
Market Value" shall be the mean between the closing bid and asked prices of the shares of the Common Stock on the date in question (on the principal market in which the shares are traded), or if the shares were not traded on such date, the mean between closing bid and asked prices of the shares on the next preceding trading day during which the shares were traded.

     RESTRICTED STOCK. The Administrator shall have the authority to grant shares of the Common Stock to employees that are subject to certain terms, conditions, and restrictions (the "Restricted Stock"). The Restricted Stock may be granted by the Administrator either separately or in combination with options. The terms, conditions and restrictions of the Restricted Stock shall be determined from time to time by the Administrator without limitation, except as otherwise provided in the Plan; provided, however, that each grant of Restricted Stock to an employee shall require the employee to remain an employee of the Company or any of its subsidiaries for at least six months from the date of grant. Restricted Stock shall be granted to employees for services rendered and at no additional cost to the employee, provided, however, that the value of the services performed must, in the opinion of the Administrator, equal or exceed the par value of the Restricted Stock to be granted to the employee. The terms, conditions, and restrictions of the Restricted Stock shall be determined by the Administrator on the date of grant. No certificates will be issued to an employee with respect to the Restricted Stock until the date the Restricted Stock becomes vested in accordance with the Plan. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period in which the terms, conditions and restrictions apply (the "Restriction Period"). More than one grant of Restricted Stock may be outstanding at any one time, and the Restriction Periods may be of different lengths. Receipt of the Restricted Stock is conditioned upon satisfactory compliance with the terms, conditions and restrictions of the Plan and those imposed by the Administrator. On the date the Restriction Period terminates, the Restricted Stock shall vest in the employee. If an employee (i) with the consent of the Administrator, ceases to be an employee of, or otherwise ceases to provide services to, the Company or any of its subsidiaries, or (ii) dies or suffers from permanent and total disability, the vesting or forfeiture (including without limitation the terms, conditions and restrictions) of any grant under the Plan shall be determined by the Administrator in its sole discretion, subject to any limitations or terms of the Plan. If the employee ceases to be an employee of, or otherwise ceases to provide services to, the Company or any of its subsidiaries for any other reason, all grants of Restricted Stock under the Plan shall be forfeited (subject to the terms of the Plan).

     As of the date of this Prospectus, no shares of the Restricted Stock have been granted under the Plan.

     As of the date of this Prospectus, the following options were outstanding under the Plan:

      NAME OF PERSON TO
        WHOM OPTIONS                  NUMBER OF SHARES      EXPIRATION DATE
        WERE GRANTED                    UNDER OPTION           OF OPTION        VESTING DATE
        ------------                    ------------           ---------        ------------
David B. Johnston,                         275,000            09/18/02 (1)      09/18/97 (2)
  Chairman of the Board,                   275,000            09/18/02 (1)      09/18/98 (2)
  Chief Executive Officer,                 275,000            09/18/02 (1)      09/18/99 (2)
  and Treasurer                            275,000            09/18/02 (1)      09/18/00 (2)

Richard V. Secord,                         312,500            09/18/02 (1)      09/18/97 (2)
  Chief Operating Officer (3)(4)           312,500            09/18/02 (1)      09/18/98 (2)
                                           312,500            09/18/02 (1)      09/18/99 (2)
                                           312,500            09/18/02 (1)      09/18/00 (2)

Kenneth M. Dodd,                             -0-                 N/A               N/A
  Executive Vice President (3)

David A. Packer,                             -0-                 N/A               N/A
  President and Treasurer (3)(4)

------------
(1) The option may terminate prior to this date. An option will automatically terminate and revert to the Company upon the termination of employment with "cause," as defined in the employee's Employment Agreement. In addition, an option will automatically terminate and revert to the Company if vested as of the date of resignation or termination "without cause," as defined in the employee's Employment Agreement, but not exercised on or before the expiration of 90 days after the termination date of employment.
(2)  Conditioned on the employee's continued employment with the Company.
(3) The employee holds options granted prior to the adoption of the Plan. The options were originally granted pursuant to the terms of the Company's 1995 Stock Option Plan which was never ratified by the stockholders and formally terminated by the Board of Directors on September 18, 1997. See "- Stock Options and Restricted Stock" and "- Employment Contracts." The terms of the employee stock option agreements were amended to ratify and incorporate the terms of the 1995 Stock Option Plan into the respective stock option agreements as contractual provisions.
(4) General Secord was President of the Company from February 1996 to April 1997, and was elected Secretary effective July 1, 1997. Mr. Packer was elected President in April 1997 and Treasurer effective July 1, 1997.

     The resale of 1,250,000 shares of the Common Stock to be issued upon the exercise of the above described options granted pursuant to the Plan and in favor of General Secord is being registered under the Securities Act pursuant to this Prospectus.

     The following table shows, as to the named executive officers, information concerning individual grants of options during the fiscal year ended June 30, 1997.

                    OPTION/WARRANT GRANTS IN LAST FISCAL YEAR

                                     NUMBER OF
                                     SECURITIES         PERCENT OF TOTAL
                                     UNDERLYING         OPTIONS/WARRANTS
                                  OPTIONS/WARRANTS         GRANTED TO        EXERCISE PRICE    EXPIRATION
            NAME                      GRANTED           EMPLOYEES IN FY97      PER SHARE          DATE
            ----                      -------           -----------------      ---------          ----
David B. Johnston,                      -0-                    N/A                N/A             N/A
  Chairman of the Board,
  Chief Executive Officer,
  and Treasurer (4)
                                        -0-                    N/A                N/A             N/A
Richard V. Secord,
  Chief Operating Officer (1)(4)        -0-                    N/A                N/A             N/A

Kenneth M. Dodd,
  Executive Vice President            500,000 (2)              100               $0.97         04/30/02 (3)

David A. Packer,
  President and Treasurer (1)


-----------
(1) General Secord was President of the Company from February 1996 to April 1997, and was elected Secretary effective July 1, 1997. Mr. Packer was elected President in April 1997 and Treasurer effective July 1, 1997.
(2)  Represents options to purchase Common Stock.
(3) The option may terminate prior to this date. An option will automatically terminate and revert to the Company upon the termination of employment with "cause," as defined in the employee's Employment Agreement. In addition, an option will automatically terminate and revert to the Company if vested as of the date of resignation or termination "without cause," as defined in the employee's Employment Agreement, but not exercised on or before the expiration of 90 days after the termination date of employment.
(4) Mr. Johnston was granted an option to purchase 1,000,000 shares of the Common Stock of the Company on September 18, 1997. General Secord was granted an option to purchase 1,250,000 shares of the Common Stock of the Company on September 18, 1997. See "Employment Contracts."

     No warrants to purchase shares of the Common Stock have been granted to any officer, director, or employee of the Company.

     The following table shows, as to the named executive officers, information concerning aggregate option and warrant exercises during the fiscal year ended June 30, 1997 and the option and warrant values as of June 30, 1997.

         AGGREGATED OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR
                   AND YEAR END OPTION AND WARRANT VALUES

                                                                           NUMBER OF
                                                                          SECURITIES
                                                                          UNDERLYING               VALUE OF UNEXERCISED
                                                                          UNEXERCISED                  IN-THE-MONEY
                                                                       OPTIONS/WARRANTS             OPTIONS/WARRANTS AT
                               SHARES ACQUIRED                         AT JUNE 30, 1997                JUNE 30, 1997
           NAME                  ON EXERCISE     VALUE REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE (1)
           ----                  -----------     --------------    -------------------------    -----------------------------
David B. Johnston,                   -0-              -0-                      -0-                              -0-
  Chairman of the Board,
  Chief Executive Officer,
  and Treasurer

Richard V. Secord,                   -0-              -0-              1,000,000/1,000,000                      -0-
  Chief Operating Officer (2)

Kenneth M. Dodd,                     -0-              -0-                375,000/125,000                        -0-
  Executive Vice President

David A. Packer,                     -0-              -0-                   0/500,000                           -0-
  President and Treasurer (2)


-----------
(1) The value of the unexercised in-the-money options/warrants at June 30, 1997 was determined by calculating the difference between the exercise price per share of the Common Stock, as set forth in the respective stock option agreement, and the closing price per share of the Common Stock on June 30, 1997. The resulting amount is deemed to be the value of the options/warrants for purposes of this table. In the event the exercise price per share of the Common Stock exceeded the closing price per share of the Common Stock on June 30, 1997, a "zero" value is shown.
(2) General Secord was President of the Company from February 1996 to April 1997, and was elected Secretary effective July 1, 1997. Mr. Packer was elected President in April 1997 and Treasurer effective July 1, 1997.

LONG-TERM INCENTIVE PLANS

     The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans.

CERTAIN TRANSACTIONS

     Management believes that all prior related party transactions are on terms no less favorable to the Company as could be obtained from unaffiliated third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested, independent outside members of the Board of Directors.

     Since its inception the Company has been dependent upon certain individuals, consultants, officers/stockholders and the related corporations under their control (collectively referred to as the "Affiliates") to provide capital, management services, assistance in finding new sources for debt and equity financing and guidance in the development of the Company's thermal imaging system. The Affiliates have generally provided services and incurred expenses on behalf of the Company in exchange for shares of the Common Stock. The Company has issued Form 1099's for all such share issuances for services rendered after July 1, 1996.

     PROCEEDS FROM THE SALE OF SECURITIES.   In certain instances in years
prior to 1997, Affiliates accepted cash raised through the issuance of short term promissory notes and private placements of securities, including shares of the Common Stock and debentures, on behalf of the Company. Such amounts were deposited into the separate bank accounts of certain Affiliates and either transferred directly to the account of the Company or transferred to third parties in payment of debts of the Company. In a majority of these instances, Thermal Imaging, Inc. ("TII"), an Affiliate of Mr. Johnston, the Chief Executive Officer of the Company, received funds raised from investors and deposited the amounts in an account over which Mr. Johnston had sole control. The funds received in the TII account were commingled with other assets of TII.

     In an effort to account for such proceeds, the auditors have assumed that all funds raised during the past three fiscal years which were not paid by investors directly to the Company were initially transferred to TII. In those cases where reliable evidence is not available to accurately verify the subsequent transfer of funds from TII to the Company or to creditors of the Company, or to distinguish contributions made by TII to the Company in return for shares of the Common Stock from transfers of funds collected on behalf of the Company for which shares of the Common Stock had been issued to subscribers, the discrepancies have been treated as compensation to Mr. Johnston and charged as a compensation expense to the Company and reflected as operating, general and administrative expenses in the accompanying financial statements. This resulting amount constitutes the total of all compensation paid during such period to Mr. Johnston, other than the cash payment of $1.00 per year; he was not compensated otherwise by any salary or bonuses.

     DOREX SETTLEMENT. Between July and October 1995, the Company reached various settlements with former stockholders of Dorex, Inc. ("Dorex") regarding threats of litigation arising out of the Company's acquisition of certain research contracts with the State University of New York - Buffalo ("SUNY") and intellectual property relating to thermal imaging technology.
In 1989, Dorex entered into a research agreement with SUNY regarding the development and application of computerized thermography analysis. After Dorex became unable to meet funding obligations under the research program, TII, an Affiliate of Mr. Johnston and a stockholder in Dorex, paid arrearages due under the agreement and assumed future payment obligations in order to continue the project. As a result of an arrangement negotiated, TII gained an assignment of the research agreement and related technology to the exclusion of Dorex. TII subsequently transferred all of its contractual and proprietary rights in the project to the Company. According to management, certain Dorex stockholders threatened litigation against the Company as a result of its role in the acquisition of the research agreement and related technology. In order to avoid litigation, the management issued 630,000 shares of the Common Stock to Dorex stockholders in 1995 in consideration of their discharge and release of the Company from all claims and liabilities relating to the technology. Settling Dorex stockholders executed written agreements acknowledging their release of the Company. Some remaining stockholders have not settled. In an effort to protect the Company from future costs associated with the Dorex transaction, the Company entered into an Assumption of Liability Agreement (the "Liability Agreement") with TII, effective April 17, 1996. The terms of the Liability Agreement provide that in exchange of the issuance of 112,500 shares of the Common Stock to TII, TII agrees to assume liability for all claims made by Dorex stockholders against the Company after April 17, 1996.

     STOCK TRANSACTIONS WITH AFFILIATES. A substantial portion of the cash contributed to the Company over the past several years has come from Affiliates. The primary Affiliate contributors have been TII, an Affiliate of Mr. Johnston, and Paul D. Holt d/b/a PDH, Ltd., an independent contractor who provides various administrative services to the Company. All of the restricted shares of the Common Stock issued to the Affiliates, unless otherwise noted, has been valued at 50 percent of the average monthly trading price of free trading shares of the Common Stock. Management believes that such a valuation method fairly and accurately reflected the fair market value of restricted shares of the Common Stock at the respective dates of issue.

     The following is an analysis of transactions involving the Affiliates during the fiscal years ended June 30, 1997 and 1996:

                                                      TII                        PDH, LTD.
                                              --------------------          -------------------
      YEAR ENDED JUNE 30, 1997                SHARES        AMOUNT          SHARES       AMOUNT
      ------------------------                ------        ------          ------       ------
Shares of the Common Stock issued as
  compensation and repayment of
  expenses incurred on behalf of the
  Company by the Affiliates at prices
  ranging from $0.50 to $0.73 per share        213,494     $  124,998      400,000      $223,000
Investment in the Company                    1,856,924      1,032,709         --            --
                                             ---------     ----------      -------      --------
Total - 1997                                 2,070,418     $1,157,707      400,000      $223,000
                                             ---------     ----------      -------      --------
                                             ---------     ----------      -------      --------


      YEAR ENDED JUNE 30, 1996
      ------------------------

Shares of the Common Stock issued as
  compensation and repayment of
  expenses incurred on behalf of the
  Company by the Affiliates at prices
  ranging from $0.53 to $1.50 per share        962,250     $  840,375      194,383      $291,575
Investment in the Company                      800,000        672,000         --            --
                                             ---------     ----------      -------      --------
Total - 1996                                 1,762,250     $1,512,375      194,383      $291,575
                                             ---------     ----------      -------      --------
                                             ---------     ----------      -------      --------

                            PRINCIPAL STOCKHOLDERS

     The following table presents certain information regarding the beneficial ownership of all shares of the Common Stock at February 6, 1998
(i) each person who owns beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company,
(iii) each named executive officer, and (iv) all directors and officers as a group. See "Management - Stock Options and Restricted Stock" and "- Certain Transactions."

                                        Shares Beneficially Owned
                                        -------------------------
   Name of Beneficial Owner (1)           Number      Percent (7)
   ----------------------------           ------      -----------
  David B. Johnston (2)                 12,325,381       27.5
  Richard V. Secord (3)                  1,312,500        2.9
  Brent M. Pratley, M.D                        600         *
  Kenneth M. Dodd (4)                      375,000
  David A. Packer                           90,739         *
  Harry C. Aderholt                         45,000         *
  Milton R. Geilmann                        15,000         *
  Daron Dillia (5)                       3,765,250        8.0
  All directors and officers
    as a group (seven persons) (6)      14,164,220       30.5

----------
*  Less than one percent.
(1) Unless otherwise indicated, each person named in the above-described table has the sole voting and investment power with respect to his shares of the Common Stock beneficially owned. The business address of each individual is the same as the address of the Company's principal executive offices except for Dr. Pratley whose business address is 1055 North 300 W., No. 501, Provo, Utah 84604; Mr. Geilmann, whose business address is 20660 S.W. Shoshone Drive, Tualatin, Oregon 97062; and General Aderholt, whose address is 23 Miracle Strip Parkway, N.E., Ft. Walton Beach, Florida 32548.
(2) Includes no shares of the Common Stock actually issued and; 250,000 shares of the Common Stock which are covered by options exercisable within 60 days from February 6, 1998. Also includes 12,075,381 shares of the Common Stock owned by Thermal Imaging, Inc., an Affiliate of Mr. Johnston.
(3) Includes no shares of the Common Stock actually issued; 1,312,500 shares of the Common Stock which are covered by options exercisable within 60 days from February 6, 1998.
(4) Includes no shares of the Common Stock actually issued; 375,000 shares of the Common Stock which are covered by options exercisable within 60 days from February 6, 1998.
(5) Includes 259,000 shares of the Common Stock issued and outstanding and 700,000 shares of the Common Stock underlying the Resale Warrants in the name of Daron Dillia. Also includes 600,000 shares of the Common Stock issued and outstanding, 2,000,000 shares of the Common Stock which are covered by options exercisable within 60 days of February 6, 1998, and 206,250 beneficially held, in the name of Manhattan Financial Group. See "Plan of Distributions and Selling Stockholders."
(6) Includes an aggregate of 12,226,720 shares of the Common Stock issued and outstanding and an aggregate of 1,937,500 shares of the Common Stock which are covered by options exercisable within 60 days from February 6, 1998.
(7) Unless otherwise provided, the calculation of percentage ownership is based on the total number of shares of the Common Stock outstanding as of February 6, 1998. Any shares of the Common Stock which are not outstanding as of such date but are subject to options, warrants, or rights of conversion exercisable within 60 days of February 6, 1998 shall be deemed to be outstanding for the purpose of computing percentage ownership of outstanding shares of the Common Stock by such person but shall not be deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

MANHATTAN FINANCIAL GROUP CONSULTING AGREEMENT

     Effective January 1, 1997, the Company and Manhattan Financial Group of Manhattan Beach, California ("MFG"), executed a Consulting Agreement covering financial services. The term of the agreement is for one year, automatically renewable for additional periods of one year thereafter unless terminated upon proper notice. The consideration for the agreement was 100,000 shares of the Common Stock and an option to purchase 2,000,000 shares of the Common Stock at an exercise price of $0.60 per share (the original executed agreement referenced an exercise price of $0.75 per share, but the agreement was amended to reflect a reduced exercise price of $0.60 per share). Fifty percent of the options vested upon the execution of the agreement, and the remaining 50 percent of the options vested on December 31, 1997. At the cost of the Company, MFG has "piggyback" registration rights with respect to the shares of the Common Stock derived from the exercise of the options. As of the date of this Prospectus, none of the options granted to MFG under the agreement have been exercised. In the event of termination of the agreement before its expiration date, all options exercisable must be exercised on or before the expiration of three years following the termination date, extended by agreement, from an original exercise period of 90 days following the termination date.

In addition, the agreement subjects MFG to a duty not to reveal any confidential information about the business of the Company.

     In a related transaction, on July 9, 1997, MFG and the Company entered into a Restricted Stock Purchase Agreement wherein the Company would issue to MFG 500,000 shares of the Common Stock in consideration for, and subject to, total contributions of up to $150,000 to the Company in conjunction with the PR Expense Administration Agreement between the Company and Liberty Capital Group, Inc. As of the date of this Prospectus, MFG has funded approximately $50,000 pursuant to its obligation. The effective purchase price of the Common Stock was set at $0.30 per share.

     The resale of 2,600,000 shares of the Common Stock issued, or to be issued, to MFG in connection with the above described Consulting Agreement and Restricted Stock Purchase Agreement, including any shares to be issued upon the exercise of any options, is being registered under the Securities Act pursuant to this Prospectus.

AMBIENT CAPITAL GROUP, INC. FINANCIAL ADVISORY AGREEMENT

     On October 29, 1997, the Company appointed Ambient Capital Group, Inc. ("Ambient") to act as its financial adviser with respect to planning and executing capital structure strategies, revising the Company's business plan, and certain other matters related thereto. The term of the agreement is for 12 months, with month-to-month extensions thereafter, until terminated upon 60 days notice by either party. Ambient received an initial retainer fee for its services of 83,333 shares of the Common Stock and 83,333 warrants giving Ambient the right to purchase five shares of the Common Stock at $0.72 per share for each warrant issued. These warrants are valid for a period of four years from the date of issue. In addition, Ambient will receive success fees for raising equity and debt capital, for advising on mergers and acquisitions, and for other corporate finance transactions pursuant to separate engagement agreements for each transaction to be negotiated in good faith at such time as the specific type transaction and/or amount of capital to be raised is determined. If Ambient terminates the engagement before the initial 12 month term, then Ambient agreed to a pro-rated cancellation of all unexercised warrants based on the number of months that the agreement was in effect. The agreement provides Ambient with anti-dilution protection for stock splits, stock dividends, and similar corporate events. Moreover, the shares of the Common Stock issued pursuant to the agreement and all shares of the Common Stock underlying the warrants shall have standard "piggyback" registration rights at no cost to Ambient.

     The resale of 499,998 shares of the Common Stock to be issued to Ambient in connection with the above described agreement, including any shares to be issued upon the exercise of any warrants, is being registered under the Securities Act pursuant to this Prospectus.

LIBERTY CAPITAL GROUP, INC. SERVICES AGREEMENT

     On July 21, 1997, the Company and Liberty Capital Group, Inc. ("Liberty Capital") executed that certain Services Agreement whereby the Company engaged Liberty Capital to perform services associated with the development of a comprehensive business plan, future acquisition strategies, and any other ancillary services relating to the foregoing. In consideration of such services, the Company granted to Liberty Capital options to purchase all or any portion of 300,000 shares of the Common Stock at a purchase price equal to $0.60 per share. Options for up to 100,000 shares shall become exercisable on or after the first date, following the effective date, that the "stock price" (defined as the low bid price for the Common Stock over three consecutive business days) reaches a level of $2.00 per share. Options for up to an additional 100,000 shares shall become exercisable on or after the first date thereafter that the stock price reaches a level of $3.00 per share, and options for up to an additional 100,000 shares shall become exercisable on or after the first date thereafter that the stock price reaches a level of $5.00 per share. In the event the Company terminates the agreement for "cause" then any options that are exercisable as of the date of such termination shall be deemed earned by Liberty Capital surviving termination and exercisable on or before three years after the effective date, and any options that are not yet exercisable as of the date of such termination will terminate automatically without notice and be of no further force or effect. The options will terminate automatically without notice and be of no further force or effect to the extent the options are not yet exercised within three years after the effective date. If an event has occurred which would permit Liberty Capital to exercise the options, Liberty Capital has the right to demand registration of the shares when issued. In addition, if shares of the Common Stock covered by the options have been exercised but not yet registered, Liberty Capital shall have "piggyback" registration rights to require the shares which have been issued to be registered in the event the Company is filing any other registration statement to register any other shares of the Common Stock.

     In conjunction with the Liberty Capital Group, Inc. Consulting Agreement, the Company, Liberty Capital and MFG executed the PR Expense Funds Administration Agreement discussed above. See "Management - Manhattan Financial Group Consulting Agreement."

     None of the shares of the Common Stock to be issued to Liberty Capital in connection with the exercise of the options is being registered under the Securities Act pursuant to this Prospectus.

WILLARD HARPSTER CONSULTING AGREEMENT

     Effective January 1, 1997, the Company and Willard Harpster ("Harpster") executed a Consulting Agreement covering financial services associated with the development of a comprehensive business plan, future acquisition strategies, capital development and fund raising. In consideration of such services, Harpster was granted an option to purchase all or any portion of 275,000 shares of the Common Stock at a purchase price of $0.75 per share. All of the options are currently exercisable. The agreement shall remain in effect for a period of one year commencing on the effective date, but shall automatically renew, if not terminated as therein provided, for successive one year periods. Notwithstanding the foregoing, the Company or Harpster may terminate the agreement at any time upon 10 days written notice. In the event Harpster terminates the agreement or the Company terminates the agreement for "cause" then any options that are exercisable as of the date of such termination shall be deemed earned by Harpster, surviving termination, but in all cases must be exercised on or before the expiration of 90 days following the termination date, and any options that are not yet exercisable as of the date of such termination will terminate automatically without notice and be of no further force or effect. In the event the Company terminates the agreement without cause then any portion of the options which Harpster has the right to exercise as of the date of such termination of employment must be exercised on or before 90 days after the date of termination. All options not exercisable as of the date of termination of employment and all options earned by Harpster, if any, not exercised on or before the expiration of the 90 day period will terminate automatically without notice and be of no further force or effect. The options will terminate automatically without notice and be of no further force or effect to the extent the options are not yet exercised before January 1, 2002. All shares of the Common Stock which Harpster obtains from the exercise of options will be subject to "piggyback" registration rights.

     The resale of 275,000 shares of the Common Stock to be issued to Harpster in connection with the exercise of the options as described in the above described agreement is being registered under the Securities Act pursuant to this Prospectus.

PDH, LTD. AGREEMENT

     PDH, Ltd. has been issued shares of the Common Stock valued at $124,406 as compensation and reimbursement of expenses for public relations services rendered from July 1, 1995 through June 30, 1996, and $163,000 as compensation and reimbursement of expenses for public relations services rendered through June 30, 1997. The resale of all of the shares of the Common Stock issued to PDH, Ltd. is being registered under the Securities Act pursuant to this Prospectus. PDH, Ltd. is the d/b/a business name for Paul Douglas Holt and any persons engaged by him. This consultant has been engaged by the Company for several years to assist the Company with advisory and administrative duties, including stockholder communications. The Company engages PDH, Ltd. in lieu of full time employees. PDH, Ltd. has been familiar with Company administrative expense and operations requirements and has on occasion paid such costs in exchange for shares of the Common Stock in the Company.

BRISTOL ASSET MANAGEMENT, L.L.C. INVESTMENT AGREEMENT

     On January 20, 1998, the Company entered into an Investment Agreement (herein referred to as the "Investment Agreement") with Bristol Asset Management, L.L.C., a Delaware limited liability company ("Bristol"), regarding the periodic purchase of shares of the Common Stock. Ambient produced this Investment Agreement for the Company, and the Company has no financial information available to confirm the financial capability of Bristol to perform. Subject to the provisions of the Investment Agreement, the Company shall issue and sell to Bristol, and Bristol shall be obligated to purchase from the Company, up to $7,000,000 worth of the Common Stock during the term of the Investment Agreement.

     The determination of the timing and amount of the Common Stock to be sold shall be made by the Company, in its sole discretion, to the extent not limited by the terms of Investment Agreement. The Company is permitted to deliver written notices to Bristol (the "Put Notice") stating a dollar amount of the Common Stock which the Company intends to sell to Bristol five business days following the date (the "Put Notice Date") on which the Put Notice is given to Bristol; provided the Company may not deliver a Put Notice if (i) trading of the Common Stock on the principal market on which it is then traded (the "Principal Exchange") is suspended or the Common Stock has been delisted, (ii) the closing price of the Common Stock on the Principal Exchange is less than $0.15 per share, (iii) a registration statement filed with the Commission is not effective or is subject to a stop order or is otherwise suspended, (iv) the Dow Jones Industrial Average has dropped more than five percent within the preceding five business days, or (v) the Common Stock to be sold is not then registered under the Exchange Act. The maximum amount to be purchased under a Put Notice may not exceed the lesser of (i) $7,000,000 less all amounts previously paid by Bristol, and (ii) the product of (x) the number of shares of the Common Stock of the Company traded on the Principal Exchange on which the Common Stock traded for the preceding calendar month, multiplied by (y) the average of the closing bid prices for the Common Stock during the prior calendar month, multiplied by (z) 14 percent.

     Unless otherwise provided, Bristol shall be required to contribute the amount of funds specified in the Put Notice. Simultaneously with the receipt of the funds from Bristol in the amount specified in the Put Notice, the Company shall issue and sell to Bristol the number of shares of the Common Stock equal to the draw down divided by 74 percent of the lowest sales price for the Common Stock on the Principal Exchange (the "Lowest Sale Price") during the 10 trading days prior to the Put Notice Date (the "Look Back Period"). In the event that the Lowest Sale Price during the 20 trading days after a particular closing is less than 95 percent of the Lowest Sale Price applicable to such closing, then the Company shall promptly issue to Bristol an additional number of shares of the Common Stock with respect to such closing such that the number of shares of the Common Stock issued to Bristol at such closing plus such additional number of shares are equal to the funds drawn down at such closing divided by 74 percent of the Lowest Sale Price during such 20 trading day period. Bristol shall also be issued additional warrants equal to 12 percent of the number of additional shares so issued and the exercise price of such additional warrants and the warrants issued at such closing shall be adjusted to 100 percent of the Lowest Sale Price during such 20 trading day period.

     Generally, at each closing, the Company shall also deliver to Bristol warrants to purchase shares of the Common Stock (the "Warrant Shares"). The warrants shall expire on the fifth anniversary of the date of issuance. Generally, the warrants shall entitle the holder thereof to purchase a number of Warrant Shares equal to 12 percent of the number of shares of the Common Stock purchased at the closing in question at an initial exercise price equal to 100 percent of the average closing sales price for the Common Stock on the Principal Exchange during the Look Back Period in question.

     The Company agrees that all shares of the Common Stock issued to Bristol pursuant to the Investment Agreement shall, at the time of such issuance and for so long thereafter as is required by the Investment Agreement, be subject to an effective registration statement on Form S-1 or an equivalent thereof, covering both the issuance of such shares by the Company to Bristol thereunder and the resale or other disposition thereof by Bristol at any time and from time to time after each such issuance, and with respect to the Warrant Shares, covering both the issuance of the Warrant Shares and the resale or other disposition by the holders thereof at any time and from time to time after each such issuance.

     As conditions precedent to the obligation of Bristol to purchase any shares of the Common Stock, the Company must meet numerous organizational, financial, and reporting criteria, including the ability to engage in the contemplated transactions, unrestrained trading of the Common Stock on the Principal Exchange, effectiveness of the Company's registration statement, certification of corporate authority to engage in the contemplated transactions, and the elimination of preemptive rights for the stockholders.

     In addition to conditions precedent which must be satisfied prior to Bristol's obligation to purchase the Common Stock under the Investment Agreement, the total amount of the Common Stock which the Company can require Bristol to purchase may be limited to a percentage of the total shares of the Common Stock outstanding. Under the Investment Agreement, Bristol may refuse to purchase the Common Stock, as requested in a properly delivered Put Notice, if the purchase of the Common Stock would result in Bristol beneficially owning more than 4.9 percent of the Common Stock outstanding, determined in accordance with Section 13(d) of the Exchange Act and including shares of the Common Stock acquired pursuant to the Investment Agreement or through unrelated transactions. As a result, it is possible that Bristol's total investment under the Investment Agreement could be limited to an aggregate dollar amount well below $7,000,000.

     The Investment Agreement may be terminated at any time only with the mutual consent of the Company and Bristol. The Investment Agreement shall automatically terminate without any further action of either party when Bristol has invested an aggregate of $7,000,000 in Common Stock pursuant to the Investment Agreement.

     Pursuant to the Investment Agreement, 20,781,250 shares of the Common Stock to be issued to Bristol, including any shares to be issued upon the exercise of the Compensation Warrants, are being registered under the Securities Act pursuant to this Prospectus. The number of shares described in this section includes (i) 18,229,167 Newly Issued Shares; and (ii) 2,552,083 shares to be issued upon the exercise of the Compensation Warrants. The number of Newly Issued Shares and shares underlying Compensation
Warrants being registered hereby are generally calculated based on the formula set forth in the Investment Agreement. The formula used to calculate the number of Newly Issued Shares being registered hereunder is as follows:
7,000,000 DIVIDED BY 74 percent x $0.52 (the lowest sales price for the Common Stock on the principal exchange of the Company during the 10 trading days prior to January 30, 1998) = 18,229,167 shares of the Common Stock. The number of shares of the Common Stock underlying the Compensation Warrants was calculated as follows: 18,229,167 x 14 percent = 2,552,083 shares. If the sales price for the Common Stock used in the formula is different than the example of $0.52 contained herein, then the number of Newly Issued Shares and the number of shares underlying the Compensation Warrants will change. However, for the purposes of this Prospectus, the formula price of $0.52 per share is being used. If the sales price is greater than $0.52 per share, a lesser number of shares of the Common Stock will be issued.

                          DESCRIPTION OF SECURITIES

     Under the Company's Articles of Incorporation, the authorized capital stock of the Company consists of 103,000,000 shares, of which 100,000,000 are shares of common stock, par value $0.001 per share (the "Common Stock") and 3,000,000 are shares of preferred stock (the "Preferred Stock"). As of February 6, 1998, 44,568,975 shares of the Common Stock were issued and outstanding, while no shares of the Preferred Stock were issued or outstanding. The Company has reserved 18,229,167 shares of the Common Stock for issuance upon the purchase of the Newly Issued Shares, 2,552,083 shares of the Common Stock for issuance upon the exercise of the Compensation Warrants, 3,840,615 shares of the Common Stock for issuance upon the exercise of the Resale Warrants, 7,825,000 shares of the Common Stock for issuance upon exercise of the options, and 297,619 shares of the Common Stock for issuance upon conversion of the Debenture.

     The following description of certain matters relating to the Common Stock, the Preferred Stock, the Debenture, and the Resale Warrants is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation and Bylaws.

COMMON STOCK

     The holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. The holders of the Common Stock have the sole right to vote, except as otherwise provided by law or by the Company's Articles of Incorporation, including provisions governing any shares of the Preferred Stock. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to the payment of preferential dividends with respect to any shares of the Preferred Stock that from time to time may be outstanding. In the event of the dissolution, liquidation or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities of the Company and subject to the prior distribution rights of the holders of any shares of the Preferred Stock that may be outstanding at that time. All outstanding shares of the Common Stock being registered for resale hereby, will be fully paid and nonassessable. The resale of (i) 5,287,633 shares of the Common Stock issued and outstanding, (ii) 6,525,000 shares of the Common Stock pursuant to the exercise of the Options, and (iii) 18,229,167 shares of the Common Stock with respect to the Newly Issued Shares are being registered hereby.

CUMULATIVE VOTING RIGHTS

     The holders of the Common Stock do not have cumulative voting rights. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the Common Stock voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

PREEMPTIVE RIGHTS

     From and after February 4, 1998, the holders of the Common Stock do not have preemptive rights to acquire or subscribe for additional, unissued or treasury shares. However, pursuant to Title 7, Chapter 79 of the Nevada Revised Statutes, stockholders of corporations organized before October 1, 1991, with certain limited exceptions, have preemptive rights to acquire unissued shares, treasury shares or securities convertible into such shares, except to the extent limited or denied by the corporation's articles of incorporation. The Company was incorporated on June 10, 1987, and prior to February 1998, its Articles of Incorporation did not provide for any limitation with respect to preemptive rights. In the various offerings of its securities, the Company did not offer to the existing stockholders preemptive rights to acquire any of the securities so offered. If an action were brought for the failure by the Company to offer to its stockholders the preemptive rights to which they were entitled, the Company could be liable in damages. However, to the extent that any stockholders were entitled to the right to purchase shares of the Common Stock upon the exercise of any such preemptive rights, the Company plans to allow any such stockholders the right to purchase their pro rata amount of such shares at the same price per share to which they would have been entitled if such preemptive rights had been offered in conformity with Nevada law. Any such offering of preemptive rights will be in conformity with the Securities Act and the various states where any such stockholders may be located. As of the date of this Prospectus, management is not aware of any stockholder who intends to make any claim with respect to the failure by the Company to offer any such preemptive rights. There can be no assurance that litigation asserting such claims will not be initiated, or that the Company would prevail in any such litigation. On February 4, 1998, a majority of the stockholders, by written consent, amended the Articles of Incorporation of the Company to deny preemptive rights from and after that date with respect to the issuance of shares of the Common Stock. However, the amendment to the Articles of Incorporation will have no effect with respect to preemptive rights which may have existed prior to such amendment.

PREFERRED STOCK

     The Board of Directors is authorized, without action by the holders of the Common Stock, to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the Common
Stock. The issuance of one or more series of the Preferred Stock could adversely affect the voting power of the holders of the Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or group to attain control of the Company. As of the date of this Prospectus, there are no shares of the Preferred Stock issued and outstanding.

DEBENTURE

     8% CONVERTIBLE DEBENTURE. On March 13, 1997, the Company issued its 8% Convertible Debenture due March 13, 2000 in the principal amount of $125,000 (the "8% Convertible Debenture"). This debenture includes a provision under which a penalty equal to two percent of the then outstanding principal shall be payable monthly, in addition to the six percent interest otherwise due to be paid, if the shares of the Common Stock issuable upon conversion of the 8% Convertible Debenture were not the subject of a registration statement filed with the Commission pursuant to the Securities Act on or before May 15, 1997 and declared effective on or before July 15, 1997. The 8%

Convertible Debenture is convertible into shares of the Common Stock upon the effective date of this Prospectus at a price per share equal to the lesser of the average closing bid price of the Common Stock for the five consecutive trading days immediately preceding the date of the 8% Convertible Debenture, or 77 percent of the average closing bid price of the Common Stock for the five consecutive trading days prior to conversion. The resale of 297,619 shares of the Common Stock underlying the 8% Convertible Debenture (assuming a conversion rate of $0.42 per share of the Common Stock which represents 77 percent of the average closing bid price for the five consecutive trading days prior to January 30, 1998) are being registered hereby. In connection with the issuance of the 8% Convertible Debenture, the Company also issued to the holder a warrant to purchase 50,000 shares of the Common Stock at $1.50 per share. See "Description of Securities - Warrants."

WARRANTS

     PRIVATE PLACEMENT WARRANTS. During the period from November 1995 though February 1996, in connection with a private placement of 2,000,000 shares of the Common Stock at $1.00 per share, the Company also granted to the investors warrants to acquire an equal number of shares at $5.00 per share for a two-year period. Warrants for an additional 203,150 shares of the Common Stock were issued to the investors in the private placement in September 1996 due to the failure by the Company to file a registration statement covering the shares of the Common Stock offered in the private placement. These additional warrants were likewise exercisable at $5.00 per share. In the spring of 1997, the Company effected a further settlement with investors in the private placement regarding the Company's obligation to register the shares of the Common Stock offered in the private placement.
The terms of the settlement provided that certain investors would turn in the warrants held at that time in exchange for warrants equal to one and one-half times the warrants held at a new exercise price of $2.50 per share. Due to the various settlements effected by the Company, as of February 6, 1998 such investors held warrants which upon exercise would represent 3,273,950 shares of the Common Stock (the "PPM Warrants").

     DEBENTURE WARRANTS. In connection with the purchase of the Company's 6% Convertible Debenture, (which was fully converted and canceled by the Company on February 6, 1998) on August 15, 1996 the Company issued a warrant for 100,000 shares of the Common Stock at $2.00 per share which expires on August 15, 2001 (the "6% Convertible Debenture Warrant"). In connection with the purchase of the Company's 8% Convertible Debenture, on March 13, 1997 the Company issued a warrant for 50,000 shares of the Common Stock at $1.50 per share which expires on March 13, 2002 (the "8% Convertible Debenture Warrant").

     AMBIENT WARRANTS. As additional compensation to Ambient Capital Group, Inc. ("Ambient") for providing services relating to capital structure strategies and the revision of the Company's business plan, the Company issued Ambient 83,333 warrants on October 29, 1997 (the "Ambient Warrants"). The Ambient Warrants entitle the holder to purchase five shares of the Common Stock at $0.72 per share for each warrant issued. The Ambient Warrants are valid for a period of four years from the date of issuance.

     The resale of 3,273,950 shares of the Common Stock underlying the PPM Warrants, 100,000 shares of the Common Stock underlying the 6% Convertible Debenture Warrant, 50,000 shares of the Common Stock underlying the 8% Convertible Debenture Warrant and 416,665 shares of Common Stock underlying the Ambient Warrants (collectively, the "Resale Warrants") is being registered hereby pursuant to registration rights granted to the holders thereof. The Company has agreed to pay all expenses in connection with such registration, except for underwriting discounts and commissions and legal fees for counsel to the holders.

     COMPENSATION WARRANTS. In conjunction with purchase of the Newly Issued Shares under the Investment Agreement, Bristol shall generally be issued warrants to purchase a number of shares of the Common Stock equal to 12 percent of the number of Newly Issued Shares purchased at each closing at an initial exercise price equal to 100 percent of the average closing sales price for the Common Stock on the Principal Exchange during the Look Back Period (the "Compensation Warrants"). See "Principal Stockholders - Bristol Asset Management, L.L.C. Investment Agreement." The Compensation Warrants will expire five years from the date of issuance. The resale of 2,552,083 shares of the Common Stock underlying the Compensation Warrants is being registered pursuant to this Prospectus.

CANCELED SHARES

     As a result of an internal audit conducted by the Company's management, including a review of all stock transactions within the past four years, the Board of Directors approved the cancellation of 5,897,960 shares of the Common Stock during 1997. The shares of the Common Stock were canceled for various reasons, including the failure of consideration and the disparity in value between the number of shares issued and the services rendered to the Company by the respective stockholders. The cancellations have been effected by the Transfer Agent as follows:

                       Name                         Number of Shares Canceled
                       ----                         -------------------------
          Thermal Imaging, Inc (1).. . . . .                 4,330,000
          PDH, Ltd (2).. . . . . . . . . . .                   467,260
          Bin Zhou (3) . . . . . . . . . . .                   250,000
          Richard Thompson (4) . . . . . . .                   500,000
          Maxwell Rabb (4. . . . . . . . . .                   250,000
          Robert Gray (4). . . . . . . . . .                   100,000
          Bruce Huddleston (5)     . . . . .                       700

--------------------
(1) Several stock issuances to Thermal Imaging, Inc., an Affiliate of Mr. Johnston, were canceled due to failure of consideration. The cancellations included the following: (i) cancellation of 300,000 shares of the Common Stock originally issued on February 22, 1995 as a finder's fee relating to funding which never materialized; (ii) cancellation of 1,400,000 shares of the Common Stock originally issued on September 22, 1995 in anticipation of cash contributions to the Company which never materialized; (iii) cancellation of 630,000 shares of the Common Stock originally issued on April 18, 1996 due to the fact that the shares had been directly issued to Dorex shareholders in settlement of claims for which Thermal Imaging, Inc. had assumed liability pursuant to the Assumption of Liability Agreement (the
     Company canceled certificates totaling 700,000 shares of the Common Stock and re-issued a certificate to Thermal Imaging, Inc.
     representing 70,000 shares of the Common Stock); and (iv) cancellation of 2,000,000 shares of the Common Stock originally issued on February 27, 1997 in anticipation of cash contributions to the Company which never materialized.
(2) The Company formally canceled 167,260 shares of the Common Stock originally issued to PDH, Ltd. on November 18, 1996 due to the fact that the value of the shares issued was in excess of the value of the services rendered to the Company. In addition, the Company canceled and set-off 300,000 shares of the Common Stock originally issued on April 4, 1996 against approximately 300,000 shares of the Common Stock due to PDH, Ltd. for services rendered and expenses incurred through June 30, 1997. The cancellation was to due to the fact that the value of the shares issued exceed the value of the services rendered to the Company. Due to the fact that the set-off was made against unissued shares of the Common Stock, the transaction did not involve the formal cancellation of additional certificates.
(3) Pursuant to an understanding reached between the Company and Dr. Ben Zhou, a former director of the Company, Zhou was to receive 250,000 shares of the Common Stock in the event the China Project was implemented by November 1997. The China Project was not implemented by November 1997. The parties never executed a written document to memorialize the agreement. While the minutes of the Company evidence that the 250,000 shares of the Common Stock have been recorded as issued, delivery of the certificates never took place, consistent with the Company's representation and understanding that the shares would not be earned until first revenues were generated from the delivery and installation of CTI systems in China. The Company's position was clarified in letters to Zhou dated June 1996 and January 1997.
(4) The Company has taken action to cancel certain stock certificates that were conditionally issued and delivered to Richard Thompson, a former director of the Company, and Maxwell Rabb and Robert Gray, both consultants to the Company. The Company conditionally issued shares of the Common Stock to Thompson (1,000,000), Rabb (275,000) and Gray (100,000) based on Thompson's representation that he had arranged large scale financing by SPRINT and another proposed contributor. Relying on Thompson's representations that such agreements had been reached, the shares were issued and delivered directly to Thompson.
     When the Company discovered that no financing agreements had been reached with SPRINT, the Company demanded return of the certificates from Thompson. After numerous attempts to persuade Thompson to return the certificates, the Board of Directors canceled the certificates, along with other certificates issued to Rabb and Gray by resolutions adopted on February 18, 1997 and April 21, 1997. As of the date of this Prospectus, the certificates have not been returned.
     Unfortunately, Mr. Thompson apparently pledged one of the certificates, Certificate No. 8313, to a lender in January 1997, who claims to be a protected purchaser under the Uniform Commercial Code.
     An agreement has been reached to permit the lender to liquidate the number of shares required to satisfy the outstanding indebtedness and recoverable costs allegedly secured by the shares.
(5) The Company canceled these shares of the Common Stock due to the failure of consideration.

STOCK NOT PAID UP

          On February 28, 1996 the Company accepted a "Personal Note - Secured" (the "Note") in the principal amount of $525,000 from Daron Dillia d/b/a Manhattan Financial Group ("MFG") in exchange for the issuance of 525,000 units (one unit = one share of the Common Stock and one warrant) offered by the Company in conjunction with its Private Placement Memorandum dated November 13, 1995. The Note matured on February 28, 1997 and interest has been accruing on the outstanding amount due since such date at a rate of nine percent per annum. The terms of the Note also provide that the amount due will be secured by the 525,000 units issued to MFG which shall be held by the Company until the Note is paid in full. Pursuant to an agreement between MFG and Benjamin W. and Nancy L. Anderson which was incorporated into the terms of the Note (the "Collateral Guarantee"), the Andersons' pledged 500,000 shares of the Common Stock and 200,000 units as additional security under the Note. As consideration under the Collateral Guarantee, MFG agreed to transfer 200,000 shares of the Common Stock from the 525,000 units acquired pursuant to the Note to the Andersons.

          In accordance with N.R.S. 78.211, the Company may authorize the issuance of shares in consideration of any tangible or intangible property or benefit delivered to the Company, including promissory notes. Upon receipt of the consideration for which the Board of Directors authorized the issuance of the shares, the shares issued therefor are fully paid. An issuance of 325,000 shares to Daron C. Dillia and 200,000 shares to Benjamin or Nancy Anderson was approved by the Board of Directors on February 29, 1996 in consideration for "money received as a result of the Private Placement Memorandum dated November 13, 1995." According to management, the certificates representing all shares and warrants issued in connection with the Note are held by the Company.

          As of the date of this Prospectus no payments have been made by MFG towards the outstanding indebtedness due under the Note, nor has the Company made any effort to collect such amounts.

CERTAIN PROVISION OF THE ARTICLES OF INCORPORATION AND BYLAWS

          GENERAL. A number of provisions of the Articles of Incorporation ("Articles") and Bylaws ("Bylaws") of the Company concern matters of corporate governance and the rights of stockholders. Certain of these provisions, as well as the ability of the Board of Directors to issue shares of the Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain stockholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the Board of Directors to issue the Preferred Stock without further stockholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by the stockholders, even if such removal or assumption would be beneficial to the stockholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of the stockholders, and could potentially depress the market price of the Common Stock. The Board of Directors believes that these provisions are appropriate to protect the interests of the Company and all of its stockholders.

          MEETINGS OF STOCKHOLDERS. The Bylaws provide that a special meeting of the stockholders may be called by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than 10 percent of the outstanding shares of the capital stock of the Company entitled to vote at such a meeting unless otherwise required by law. The Company's Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting.

          INDEMNIFICATION AND LIMITATION OF LIABILITY. The Company's Articles provide that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any act or omission in good faith. By its terms, and in accordance with applicable state law, however, this provision does not eliminate or limit the liability of a director of the Company for any breach of duty based upon an act or omission (i) involving appropriation in violation of duty of any business opportunity of the Company, (ii) involving acts or omissions that are not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) involving unlawful distributions or transactions from which the director derived an improper personal benefit. The Articles provide further that the Company shall indemnify its directors, except in such matters as to which the director shall be adjudged liable for his own negligence or intentional misconduct in the performance of his duty. A similar indemnification and limitation of liability provision in the Company's Bylaws also extends such protection to officers of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company is aware that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          AMENDMENT OF BYLAWS. The Bylaws provide that the Bylaws may be altered, amended or repealed by the Board of Directors or the stockholders of the Company. Such action by the Board of Directors requires the affirmative vote of a majority of the directors present at such meeting.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

          Until the issuance of all of the shares of the Common Stock covered by the Warrants, the Options, and the Debenture, the Company's authorized but unissued capital stock will consist of approximately 55,431,025 shares of the Common Stock. One of the effects of the authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private or public offerings or other transactions that might prevent or render more difficult or costly the completion of the proposed takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block of institutional or other investors that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, the Company's Articles grant the Board of Directors broad power to establish the rights and preferences of the authorized, but unissued Preferred Stock, one or more series of which would be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert Preferred Stock into a larger number of shares of the Common Stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

          The issuance of shares of the Preferred Stock pursuant to the Board's authority described above could decrease the amount of earnings and assets available for distribution to holders of the Common Stock, and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of authorized, but unissued stock, unless otherwise required by law.

TRANSFER AGENT

          The Company's transfer agent for the Common Stock is Merit Transfer Company, 68 South Main Street, Suite 708, Salt Lake City, Utah 84101.

                    PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

          This Prospectus relates to (i) the issuance of 18,229,167 shares of the Common Stock in connection with the purchase of such shares by an investor (the "Newly Issued Shares"), and (ii) 2,552,083 shares to be issued upon the exercise of warrants to be issued to such investor (the "Compensation Warrants"). This Prospectus also relates to the resale of 15,950,867 shares of the Common Stock which may be sold by the Selling Stockholders. The shares to be resold include (i) 5,287,633 shares issued and outstanding; (ii) 3,840,615 shares underlying outstanding warrants (the "Resale Warrants"); (iii) 6,525,000 shares underlying outstanding options (sometimes hereinafter collectively referred to as the "Options"); and (iv) 297,619 shares underlying an outstanding debenture (sometimes hereinafter referred to as the "Debenture").

          The following tables set forth certain information with respect to the issuance by the Company of the Newly Issued Shares and shares of the Common Stock upon the exercise of the Compensation Warrants, as well as the resale of the Common Stock by the Selling Stockholders as described in this Prospectus. The Company will not receive any proceeds from the resale of Common Stock by the Selling Stockholders. However, the Company will receive the proceeds from the sale of the Newly Issued Shares and the exercise price per share upon the exercise of the Compensation Warrants.

                      ISSUANCE OF NEWLY ISSUED SHARES ("NS") AND
                       EXERCISE OF COMPENSATION WARRANTS ("CW")

                   PROPOSED INVESTOR                  SHARES BEING REGISTERED
                   -----------------                  -----------------------
          Bristol Asset Management, LLC (NS)                 18,229,167
          Bristol Asset Management, LLC (CW)                  2,552,083


   RESALE BY SELLING STOCKHOLDERS OF SHARES CURRENTLY OUTSTANDING ("S"); AND SHARES UNDERLYING RESALE WARRANTS ("W"), OPTIONS ("O"), AND THE DEBENTURE ("D")

                                                      SHARES                           SHARES
                                                   BENEFICIALLY                      BENEFICIALLY
                                                       OWNED           AMOUNT           OWNED
                STOCKHOLDER                        BEFORE RESALE (1)   OFFERED (2)   AFTER RESALE    PERCENTAGE
                -----------                        -----------------   -----------   ------------    ----------
          Fritz Abendroth (S)                           41,250          41,250              -0-            -0-
          Fritz Abendroth (W)                           61,875          61,875              -0-            -0-
          Ambient Capital Group, Inc. (S)               83,333          83,333              -0-            -0-
          Ambient Capital Group, Inc. (W)              416,665         416,665              -0-            -0-
          Benjamin or Nancy Anderson (S)               440,000         440,000          440,000            1.0
          Benjamin Anderson (W)                        568,750         568,750          568,750            1.3
          Jeremy Brent Andrus (S) (4)                   60,500          60,500           60,500             *
          Jeremy Brent Andrus (W)                       60,500          60,500              -0-            -0-
          Mary Ellen Ashby (S)                          30,250          30,250              -0-            -0-
          Mary Ellen Ashby (W)                          45,375          45,375              -0-            -0-
          James E. & Hong Z. Bass (JTWROS) (S) (3)      27,500          27,500           27,500             *
          Lynn Beckman (S)                              27,500          27,500              -0-            -0-
          Lynn Beckman (W)                              41,250          41,250              -0-            -0-
          Randall S. Benson (S)                         13,750          13,750              -0-            -0-
          Randall S. Benson (W)                         20,625          20,625              -0-            -0-
          Joanne L. Bingo (S) (4)                       63,250          63,250           63,250             *
          Joanne L. Bingo (W)                           94,875          94,875              -0-            -0-
          Charles W. Brinkman (S)                       27,500          27,500              -0-            -0-
          Charles W. Brinkman (W)                       41,250          41,250              -0-            -0-
          Cameron Capital, Ltd. (S)                    603,489         603,489              -0-            -0-
          Cameron Capital, Ltd. (W)                    150,000         150,000              -0-            -0-
          Cameron Capital, Ltd. (D)                    297,619         297,619              -0-            -0-
          Brent L. Cox (S)                              27,500          27,500              -0-            -0-

                                                      SHARES                           SHARES
                                                   BENEFICIALLY                      BENEFICIALLY
                                                       OWNED           AMOUNT           OWNED
                STOCKHOLDER                        BEFORE RESALE (1)   OFFERED (2)   AFTER RESALE    PERCENTAGE
                -----------                        -----------------   -----------   ------------    ----------
          Brent L. Cox (W)                              41,250          41,250              -0-            -0-
          Crown Development, Inc. (S) (4)               55,000          55,000           55,000             *
          Crown Development, Inc. (W)                   82,500          82,500              -0-            -0-
          Cheryl Demler (S)                             10,000          10,000              -0-            -0-
          Cheryl Demler (W)                              7,150           7,150              -0-            -0-
          Daron C. Dillia (S)                           32,500          32,500           35,000             *
          Daron C. Dillia (W)                          700,000         700,000          700,000            1.6
          Kenneth M. Dodd (O)                          500,000         500,000          500,000            1.1
          Misty Dorman (S)                               1,540           1,540              -0-            -0-
          Misty Dorman (W)                              25,410          25,410              -0-            -0-
          Donna L. Doxey (S)                            55,000          55,000              -0-            -0-
          Donna L. Doxey (W)                            82,500          82,500              -0-            -0-
          Robert A. Dresser (S)                        138,000         138,000              -0-            -0-
          Douglas Emery (S)                             12,000          12,000              -0-            -0-
          Sylvia Epstein (S)                            50,000          50,000              -0-            -0-
          Dennis W. Ferchland (S)                       13,750          13,750              -0-            -0-
          Dennis W. Ferchland (W)                       20,625          20,625              -0-            -0-
          David Finney (S)                              96,000          96,000              -0-            -0-
          Merrill Fowler (S)                            50,000          50,000              -0-            -0-
          Jack Gately (S)                               50,000          50,000              -0-            -0-
          Ursula Anne Gately (S)                         7,000           7,000              -0-            -0-
          Joseph K. Grote (S)                           27,500          27,500              -0-            -0-
          Joseph K. Grote (W)                           41,250          41,250              -0-            -0-
          Sandra Hale (S)                               15,000          15,000              -0-            -0-
          Bruce B. Hall (S)                             27,500          27,500              -0-            -0-
          Bruce B. Hall (W)                             41,250          41,250              -0-            -0-
          Willard Harpster (O)                         275,000         275,000              -0-            -0-
          Gerald Lynn Hayward (S)                       27,500          27,500              -0-            -0-
          Gerald Lynn Hayward (W)                       41,250          41,250              -0-            -0-
          Darrell J. Horne (S)                          55,000          55,000              -0-            -0-
          Darrell J. Horne (W)                          82,500          82,500              -0-            -0-
          Soon-Yon Jin (S)                              27,500          27,500              -0-            -0-
          Soon-Yon Jin (W)                              41,250          41,250              -0-            -0-
          Lance J. Larson (S) (4)                       27,500          27,500           27,500             *
          Lance J. Larson (W)                           41,250          41,250              -0-            -0-
          M & S Acquisition Corporation (S)             35,000          35,000              -0-            -0-
          Manhattan Financial Group (S)                600,000         600,000          600,000            1.3
          Manhattan Financial Group (O)              2,000,000       2,000,000        2,000,000            4.5
          Masahisa Masuda (S)                          220,000         220,000              -0-            -0-
          Masahisa Masuda (W)                          330,000         330,000              -0-            -0-
          Brad Mefford (S)                              27,500          27,500              -0-            -0-
          Brad Mefford (W)                              41,250          41,250              -0-            -0-
          Larry R. Metler (S) (3)                       27,500          27,500           27,500             *
          Meto Miteff (S)                                6,752           6,752              -0-            -0-
          Orlando Nickerson (S)                         27,500          27,500              -0-            -0-
          Orlando Nickerson (W)                         41,250          41,250              -0-            -0-
          Stephen A. Oliver Trust (S)                   13,750          13,750              -0-            -0-
          Stephen A. Oliver Trust (W)                   20,625          20,625              -0-            -0-
          David Packer (O)                             500,000         500,000          500,000            1.1
          Partagee, L.L.C. (S)                         494,383         494,383              -0-            -0-
          PDH, Ltd. (S)                                933,926         933,926          933,926            2.1

                                                      SHARES                           SHARES
                                                   BENEFICIALLY                      BENEFICIALLY
                                                       OWNED           AMOUNT           OWNED
                STOCKHOLDER                        BEFORE RESALE (1)   OFFERED (2)   AFTER RESALE    PERCENTAGE
                -----------                        -----------------   -----------   ------------    ----------
          Carol T. Racine (S)                           27,500          27,500              -0-            -0-
          Carol T. Racine (W)                           33,750          33,750              -0-            -0-
          Max B. Reece (S)                              27,510          27,510              -0-            -0-
          Max B. Reece (W)                              41,415          41,415              -0-            -0-
          Max & Gayle Reece (JTWROS) (S)                   100             100              -0-            -0-
          Steven M. Rhodes (S)                          13,750          13,750              -0-            -0-
          Steven M. Rhodes (W)                          20,625          20,625              -0-            -0-
          James P. Roake (S)                            82,500          82,500              -0-            -0-
          James P. Roake (W)                           123,750         123,750              -0-            -0-
          Susan D. Scott (S)                            13,750          13,750              -0-            -0-
          Susan D. Scott (W)                            20,625          20,625              -0-            -0-
          Larry R. Sears (S)                            27,500          27,500              -0-            -0-
          Larry R. Sears (W)                            41,250          41,250              -0-            -0-
          Richard V. Secord (O)                      3,250,000       3,250,000        3,250,000            7.3
          Peter P. Smith (S)                            27,500          27,500              -0-            -0-
          Peter P. Smith (W)                            41,250          41,250              -0-            -0-
          Gerald N. Stanley (S)                         25,000          25,000              -0-            -0-
          Gerald N. Stanley (W)                         41,250          41,250              -0-            -0-
          Richard Stevens (S)                            2,500           2,500              -0-            -0-
          Jack M. & Geraldean Stevens (JTWROS)(S)       50,000          50,000              -0-            -0-
          Jack M. & Geraldean Stevens (JTWROS)(W)       82,500          82,500              -0-            -0-
          Richard M. & Carolyn Stevens (JTWROS)(S)      25,000          25,000              -0-            -0-
          Richard M. & Carolyn Stevens (JTWROS)(W)      41,250          41,250              -0-            -0-
          David D. Stewart (S)                          27,500          27,500              -0-            -0-
          David D. Stewart (W)                          41,250          41,250              -0-            -0-
          Ross D. Stokes (S)                            25,000          25,000              -0-            -0-
          Ross D. Stokes (W)                            25,000          25,000              -0-            -0-
          Bee Bee Tan (S)                               27,500          27,500              -0-            -0-
          Bee Bee Tan (W)                               41,250          41,250              -0-            -0-
          Charles Howard Thomas (S) (3)                 28,600          28,600           28,600             *
          Charles Howard Thomas (W)                     28,600          28,600              -0-            -0-
          Daniel G. Thomas (S) (3)                      27,500          27,500           27,500             *
          Daniel G. Thomas (W)                          27,500          27,500              -0-            -0-
          Eric Wagner and Jeri Wagner (S)                4,000           4,000              -0-            -0-
          Alice G. Watts (S)                             1,000           1,000              -0-            -0-
          Harold Werth, Jr. (S)                        163,500         163,500              -0-            -0-
          Harold Werth, Jr. (W)                          6,875           6,875              -0-            -0-
          Louis Woodworth (S)                           50,000          50,000              -0-            -0-


--------------------
*    Less than one percent.
(1) Shares Beneficially Owned Before Resale include shares of the Common Stock underlying outstanding Warrants ("W"), Options ("O"), and the Debenture ("D").
(2) Shares offered include outstanding shares of the Common Stock subject to the restrictions of the Securities Act and held by the Selling Stockholder less than two years as of the date of this Prospectus, and shares of the Common Stock underlying outstanding Warrants ("W"), Options ("O"), and the Debenture ("D").
(3)  Shares are beneficially owned by PDH, Ltd.
(4)  Shares are beneficially owned by Manhattan Financial Group.


          The 15,950,867 shares of the Common Stock offered by the Selling Stockholders for resale may be sold by the Selling Stockholders from time to time as market conditions permit in the market, or otherwise at prices and terms then prevailing or at prices related to the current market price, or in negotiated transactions. The Selling Shareholders may sell their shares in unsolicited ordinary brokerage transactions or privately negotiated transactions between the Selling Stockholders and purchasers without a broker.

          A current prospectus must be in effect at the time of the sale of the Common Stock to which this Prospectus relates. Any Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a Prospectus.

                                    LEGAL MATTERS

          Certain legal matters relating to the issuance and resale of shares hereby will be passed upon for the Company by Looper, Reed, Mark & McGraw, Incorporated, Houston, Texas.

                                       EXPERTS

          The Consolidated Financial Statements and schedules for the years ended June 30, 1997 and 1996, and for the period from inception, June 30, 1987, to June 30, 1997 included in this Prospectus and in the Registration Statement have been audited by Ham, Langston & Brezina, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

          The unaudited compilation for the six months ended December 31, 1996 and December 31, 1997 included in this Prospectus and in the Registration Statement have been prepared by Randy Simpson, CPA P.C., independent certified public accountant, to the extent and for the periods set forth in his reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                     COMPUTERIZED THERMAL IMAGING, INC.
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
                              TABLE OF CONTENTS

                                 ----------

                                                                      PAGE(S)
                                                                      -------
Report of Independent Accountants                                       F-2

Consolidated Financial Statements:

  Consolidated Balance Sheet as of June 30, 1997
    and 1996                                                            F-4

  Consolidated Statement of Operations for the years
    ended June 30, 1997 and 1996, and for the period
    from inception, June 10, 1987, to June 30, 1997                     F-5

  Consolidated Statement of Stockholders' Equity (Deficit)
    for the years ended June 30, 1997 and 1996, and for
    the period from inception, June 10, 1987, to June 30,
    1997                                                                F-6

  Consolidated Statement of Cash Flows for the years
    ended June 30, 1997 and 1996, and for the period
    from inception, June 10, 1987, to June 30, 1997                     F-8

Notes to Consolidated Financial Statements                              F-9

                                  [LETTERHEAD]

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Stockholders of
Computerized Thermal Imaging, Inc.


We have audited the accompanying consolidated balance sheet of Computerized Thermal Imaging, Inc. (a development stage enterprise) as of June 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the year ended June 30, 1997, and for the period from inception, June 10, 1987, to June 30, 1997 to the extent such financial statements are based upon 1997 information. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based upon our audit. The financial statements of the Company as of and for the year ended June 30, 1996 and for the period from inception to June 30, 1996 were audited by other auditors, whose report dated September 10, 1996 expressed an unqualified opinion on those statements.

We also audited the adjustments described in Note 2 that were applied to restate the June 30, 1996 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Computerized Thermal Imaging, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the year then ended and for the period from inception, June 10, 1987, to June 30, 1997, in conformity with generally accepted accounting principles.


                                   Continued

Computerized Thermal Imaging, Inc.
Page 2


As described in Note 13, since its inception the Company has undertaken various private placements and other offerings of its common stock without offering existing stockholders preemptive rights to acquire common stock so offered. The Company has also offered its common stock for sale in reliance upon various exemptions under the Securities Act of 1933 and various applicable state securities laws, when, in all cases, such exemptions may not have been available. Neither the likelihood of claims nor the range of loss that could arise from these matters is presently determinable. Accordingly, the financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements and discussed in Note 14, the Company has incurred significant recurring losses from operations since inception, is in a negative working capital and stockholders' deficit position at June 30, 1997, and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also discussed in Note 14. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Houston, Texas
February 20, 1998

               COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                   (A CORPORATION IN THE DEVELOPMENT STAGE)
                          CONSOLIDATED BALANCE SHEET
                            JUNE 30, 1997 AND 1996

                                 ----------

                                                                        1996
                                                                    AS RESTATED
          ASSETS                                         1997       (SEE NOTE 2)
                                                     ------------   ------------
Current assets:
  Cash and cash equivalents                          $    193,852   $    163,928
  Deposits                                                  2,204           -
                                                     ------------   ------------

    Total current assets                                  196,056        163,928

Property and equipment, net                               350,729        506,671
Software development costs, net                         1,493,868        100,375
Stock offering and debt issuance costs, net               217,084           -
                                                     ------------   ------------

      Total assets                                   $  2,257,737   $    770,974
                                                     ------------   ------------
                                                     ------------   ------------


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                   $    936,964   $    127,066
  Accrued liabilities                                     254,602         99,608
  Current maturities of convertible debentures            479,882           -
                                                     ------------   ------------

    Total current liabilities                           1,671,448        226,674

Convertible debentures, net of current maturities         675,000           -
                                                     ------------   ------------

      Total liabilities                                 2,346,448        226,674
                                                     ------------   ------------

Commitment and contingencies (Notes 6, 11, 13 and 14)

Stockholders' equity (deficit):
  Convertible preferred stock, $5.00
    par value, 100,000 shares authorized                     -              -
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 35,737,649 and 32,906,563 shares
    issued and outstanding at June 30, 1997 and
    1996, respectively                                     35,738         32,907
  Additional paid-in capital                           13,410,573     11,933,572
  Subscription receivable                                (525,000)      (525,000)
  Losses accumulated during the development
    stage                                             (13,010,022)   (10,897,179)
                                                     ------------   ------------

    Total stockholders' equity (deficit)                  (88,711)       544,300
                                                     ------------   ------------

      Total liabilities and stockholders'
        equity (deficit)                             $  2,257,737   $    770,974
                                                     ------------   ------------
                                                     ------------   ------------

                  The accompanying notes are an integral part of these consolidated financial statements.

              COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                   (A CORPORATION IN THE DEVELOPMENT STAGE)
                    CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 1997 AND 1996 AND
       FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987, TO JUNE 30, 1997

                                 ----------

                                                                      YEAR ENDED
                                                                       JUNE 30,
                                                       YEAR ENDED        1996         INCEPTION
                                                        JUNE 30,      AS RESTATED    TO JUNE 30,
                                                         1997        (SEE NOTE 2)       1997
                                                      -----------    -----------    ------------
Income:
  Interest income                                     $     5,762    $     9,869    $     16,576
  Income from sale of prototype                            55,815        125,000         180,815
                                                      -----------    -----------    ------------

    Total income                                           61,577        134,869         197,391
                                                      -----------    -----------    ------------

Costs and expenses:
  Operating, general and adminis-
    trative expenses                                    1,727,879      2,491,090      10,744,028
  Research and development costs                          359,873          1,811         791,994
  Interest expense                                         86,668         11,938       1,157,011
  Litigation settlement                                         -        508,280         514,380
                                                      -----------    -----------    ------------

    Total costs and expenses                            2,174,420      3,013,119      13,207,413
                                                      -----------    -----------    ------------

Net loss                                              $(2,112,843)   $(2,878,250)   $(13,010,022)
                                                      -----------    -----------    ------------
                                                      -----------    -----------    ------------

Weighted average shares outstanding                    33,803,045     30,875,600
                                                      -----------    -----------
                                                      -----------    -----------

Net loss per common share                             $     (0.06)   $     (0.09)
                                                      -----------    -----------
                                                      -----------    -----------





                  The accompanying notes are an integral part of these consolidated financial statements.

              COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                   (A CORPORATION IN THE DEVELOPMENT STAGE)
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
               FOR THE YEARS ENDED JUNE 30, 1997 AND 1996, AND
         FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987 TO JUNE 30, 1997

                                  ----------

                                                              PREFERRED STOCK              COMMON STOCK
                                                           --------------------        --------------------
                                                           SHARES        AMOUNT        SHARES        AMOUNT
                                                           ------        ------        ------        ------
Balance accumulated during the period
  from inception to June 30, 1995, as
  previously reported                                      97,000       $    970     26,934,353      $28,241

Prior period adjustments (See Note 2)                     (92,000)        24,030         15,470       (1,291)
                                                           ------       --------     ----------      -------

Balance accumulated during the period
  from inception to June 30, 1995,
  as restated (See Note 2)                                  5,000         25,000     26,949,823       26,950

Stock issued for cash in connection
  with a Regulation D offering of com-
  mon stock                                                     -              -      1,462,600        1,463

Stock issued for a note receivable in
  connection with a Regulation D offer-
  ing of common stock                                           -              -        525,000          525

Stock issued for offering costs in
  connection with a Regulation D offer-
  ing of common stock                                           -              -         53,650           53

Stock issued in connection with the
  settlement of a note payable to an
  individual                                                    -              -        734,942          735

Stock issued in connection with the
  settlement of claims by certain
  stockholders                                                  -              -        578,000          578

Conversion of preferred stock                              (5,000)       (25,000)        14,700           14

Stock issued in repayment of certain
  notes payable and interest expense                            -              -        146,590          147

Stock issued for cash                                           -              -      1,163,625        1,164

Stock issued for services                                       -              -      1,277,633        1,278

Net loss accumulated in 1996                                    -              -              -            -
                                                           ------       --------     ----------      -------
Balance at June 30, 1996, as restated
  (See Note 2)                                                  -              -     32,906,563       32,907

Stock issued as a bonus to investors in
  connection with the Company's 1996
  Regulation D offering of common stock                         -              -        211,900          212

Conversion of debentures to common
  stock                                                         -              -         98,768           99

Stock issued for cash                                           -              -      1,833,152        1,833

Stock issued for services                                       -              -        687,266          687

Net loss accumulated in 1997                                    -              -              -            -
                                                           ------       --------     ----------      -------
Balance at June 30 ,1997                                        -              -     35,737,649      $35,738
                                                           ------       --------     ----------      -------
                                                           ------       --------     ----------      -------

                  The accompanying notes are an integral part of these consolidated financial statements.

               COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                   (A CORPORATION IN THE DEVELOPMENT STAGE)
      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT), CONTINUED
                FOR THE YEARS ENDED JUNE 30, 1997 AND 1996, AND
         FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987 TO JUNE 30, 1997

                                   ----------

                                                                                    LOSSES
                                                                                  ACCUMULATED
                                                     ADDITIONAL                   DURING THE
                                                       PAID-IN     SUBSCRIPTION   DEVELOPMENT
                                                       CAPITAL      RECEIVABLE       STAGE           TOTAL
                                                     -----------    ----------    ------------    -----------
Balance accumulated during the period
  from inception to June 30, 1995, as
  previously reported                                $ 1,535,805     $    -       $   (838,875)   $   725,171

Prior period adjustments (See Note 2)                  5,317,935          -         (7,180,054)    (1,863,410)
                                                     -----------     ---------    ------------    -----------

Balance accumulated during the period
  from inception to June 30, 1995,
  as restated (See Note 2)                             6,853,740          -         (8,018,929)    (1,138,239)

Stock issued for cash in connection
  with a Regulation D offering of com-
  mon stock                                            1,461,137          -               -         1,462,600

Stock issued for a note receivable in
  connection with a Regulation D offer-
  ing of common stock                                    524,475      (525,000)           -              -

Stock issued for offering costs in
  connection with a Regulation D offer-
  ing of common stock                                        (53)         -               -              -

Stock issued in connection with the
  settlement of a note payable to an
  individual                                             721,345          -               -           722,080

Stock issued in connection with the
  settlement of claims by certain
  stockholders                                           507,702          -               -           508,280

Conversion of preferred stock                             24,986          -               -            25,000

Stock issued in repayment of certain
  notes payable and interest expense                     153,060          -               -           153,207

Stock issued for cash                                    795,306          -               -           796,470

Stock issued for services                                891,874          -               -           893,152

Net loss accumulated in 1996                                -             -         (2,878,250)    (2,878,250)
                                                     -----------     ---------    ------------    -----------
Balance at June 30, 1996, as restated
  (See Note 2)                                        11,933,572      (525,000)    (10,897,179)       544,300

Stock issued as a bonus to investors in
  connection with the Company's 1996
  Regulation D offering of common stock                     (212)         -               -              -

Conversion of debentures to common
  stock                                                   64,026          -               -            64,125

Stock issued for cash                                  1,008,376          -               -         1,010,209

Stock issued for services                                404,811          -               -           405,498

Net loss accumulated in 1997                                -             -         (2,112,843)    (2,112,843)
                                                     -----------     ---------    ------------    -----------
Balance at June 30 ,1997                             $13,410,573     $(525,000)   $(13,010,022)   $   (88,711)
                                                     -----------     ---------    ------------    -----------
                                                     -----------     ---------    ------------    -----------

                  The accompanying notes are an integral part of these consolidated financial statements.

          COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
               (A CORPORATION IN THE DEVELOPMENT STAGE)
                 CONSOLIDATED STATEMENT OF CASH FLOWS
           FOR THE YEARS ENDED JUNE 30, 1997 AND 1996, AND
    FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987, TO JUNE 30, 1997

                              ----------

                                                          YEAR ENDED
                                                           JUNE 30,
                                           YEAR ENDED        1996          INCEPTION
                                             JUNE 30,     AS RESTATED      TO JUNE 30,
                                               1997       (SEE NOTE 2)        1997
                                           ------------   ------------    -------------
Cash flows from operating activities:
  Net loss                                 $(2,112,843)   $(2,878,250)    $(13,010,022)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities:
    Common stock issued as compensation
      for services                             405,498        893,152        7,611,325
    Common stock issued for interest
      expense                                    2,105         11,147          267,765
    Common stock issued in settlement
      of litigation                               -           508,280          514,380
    Depreciation expense                       186,274         87,625          284,548
    Amortization of debt issuance costs         43,418           -              43,418
    Changes in operating assets and
      liabilities:
      Increase in deposits                      (2,204)          -              (2,204)
      Increase in accounts payable and
        accrued liabilities                    964,892          5,919        1,191,566
                                           -----------    -----------     ------------
          Net cash used in operating
            activities                        (512,860)    (1,372,127)      (3,099,224)
                                           -----------    -----------     ------------
Cash flows from investing activities:
  Capital expenditures                         (30,332)      (590,025)        (635,277)
  Software development costs                (1,393,493)      (100,375)      (1,493,868)
                                           -----------    -----------     ------------
          Net cash used in investing
            activities                      (1,423,825)      (690,400)      (2,129,145)
                                           -----------    -----------     ------------
Cash flows from financing activities:
  Proceeds from sale of common stock         1,010,209      2,259,070        4,298,322
  Payment of stock offering costs             (125,000)          -            (125,000)
  Proceeds from notes payable and
    convertible debentures                   1,205,000          8,000        1,723,798
  Payment of debt issuance costs              (123,600)          -            (133,600)
  Repayment of notes payable                      -           (60,750)        (341,299)
                                           -----------    -----------     ------------
          Net cash provided by financing
            activities                       1,966,609      2,206,320        5,422,221
                                           -----------    -----------     ------------
Net increase in cash and cash equivalents       29,924        143,793          193,852

Cash and cash equivalents at beginning
  of period                                    163,928         20,135             -
                                           -----------    -----------     ------------
Cash and cash equivalents at end of
  period                                   $   193,852    $   163,928     $    193,852
                                           -----------    -----------     ------------
                                           -----------    -----------     ------------
Supplemental disclosure of cash flow
  information:

  Cash paid for interest expense           $      -       $      -        $      5,293
                                           -----------    -----------     ------------
                                           -----------    -----------     ------------
  Cash paid for income taxes               $      -       $      -        $       -
                                           -----------    -----------     ------------
                                           -----------    -----------     ------------


                         The accompanying notes are an integral part of these consolidated financial statements.

       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           ----------

1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Computerized Thermal Imaging, Inc. (the "Company") is a Nevada Corporation, involved in the development of a thermal imaging system for applications in the health care industry. The Company's system is based upon computer interpretation of thermal photography using proprietary software developed by the Company. The Company was originally incorporated as Business Helpers, Inc. on June 10, 1987 and subsequently adopted name changes to DTI Dorex, Ltd. and, finally, to Computerized Thermal Imaging, Inc. The Company is considered a development stage enterprise because it has not yet generated significant revenue from sale of its products. Since its inception, the Company has devoted substantially all of its efforts in three areas: 1) the development of a system for commercial application of thermal imaging technology in the medical industry; 2) the development of markets for thermal imaging technology; and 3) the search for sources of capital to fund its efforts. Following is a summary of the Company's significant accounting policies:

   PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, Thermal Medical Imaging, Inc. ("TMI"). All significant intercompany transactions and accounts have been eliminated in consolidation. TMI was not a majority owned subsidiary at June 30, 1996; however, the Company exercised control over TMI and was responsible for funding its operations.
   Accordingly, the operations of TMI have been consolidated with those of the Company during the years ending June 30, 1997 and 1996.

   SIGNIFICANT ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

   CASH AND CASH EQUIVALENTS

   The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased to be cash equivalents.


                           Continued
                              F-9

       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
   CONTINUED:

   PROPERTY AND EQUIPMENT

   Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

   SOFTWARE DEVELOPMENT COSTS

   The Company has capitalized certain costs related to the development of software which is the basis of its thermal imaging system. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed", capitalization of such costs began upon establishment of technological feasibility and will cease when the Company's thermal imaging system is available for general release to customers.

   INVESTMENT IN JOINT VENTURE

   The Company's investment in a joint venture is accounted for using the equity method.

   ISSUANCE COSTS

   Debt issuance costs are deferred and recognized over the term of the related debt.

   Stock issuance costs are deferred and offset against proceeds from sale of common stock upon closing.

   INCOME TAXES

   The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.


                           Continued
                              F-10

       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
   CONTINUED:

   RESEARCH AND DEVELOPMENT EXPENSES

   Research and development costs are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects.

   STOCK-BASED COMPENSATION

   Stock-based compensation is accounted for using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", rather than applying the fair value method prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation".

   LOSS PER SHARE

   Loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

   In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share". SFAS No. 128, which is effective for periods ending after December 15, 1997, requires changes in the computation, presentation, and disclosure of earnings per share. All prior period earnings per share data must be restated to conform with the provisions of SFAS No. 128. The Company will adopt SFAS No. 128 during the year ended June 30, 1998, but does not expect the new accounting standard to have a material impact on the Company's reported financial results.

   FAIR VALUE OF FINANCIAL INSTRUMENTS

   The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.


                            Continued
                              F-11

       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

2: PRIOR PERIOD ADJUSTMENTS:

   During the period from inception, June 10, 1987, to June 30, 1995, and during the year ended June 30, 1997, the Company issued common stock to repay certain notes payable, to compensate key employees and consultants, to pay interest expense on debt, to pay syndication costs and to settle various litigation and stockholder disputes. The issuance of such stock was not afforded consistent accounting treatment but was generally recorded at par or some other nominal value in the Company's financial statements. Generally accepted accounting principles require that common or preferred stock issuances be recorded at the estimated fair value of the stock issued (or at the fair value of consideration received or services provided if such value is more readily determinable). Company management has determined that a value equal to one-half of the average of the high and low bid prices of the Company's common stock during the month of issuance is a reasonable estimate of the fair value of common stock issued for services or the satisfaction of obligations. Accordingly, values based upon management's formula have generally been used for recognition of common stock issuances in non-cash transactions in the accompanying financial statements.

   During years prior to 1995, the Company incurred and capitalized a significant amount of expense related to the development and protection from claims of certain data that now forms the basis for software that operates and analyzes information produced by the Company's thermal imaging systems. Generally accepted accounting principles require that research and development expenses be charged to expense as incurred. Accordingly, these costs were written off to expense prior to June 30, 1995.

   During the year ended June 30, 1995, the Company was involved in litigation concerning a default under a $500,000 loan agreement. The litigation was resolved in 1995; however, the $722,080 impact of the settlement, which essentially covered interest that would have accrued over the term of the loan agreement, was not recorded until shares of the Company's common stock were issued to settle the debt in 1996. Generally accepted accounting principles require that liabilities be recognized as incurred and, accordingly, the impact of this settlement should have been recorded in the Company's financial statements prior to 1996.


                           Continued
                              F-12

       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

2. PRIOR PERIOD ADJUSTMENTS, CONTINUED:

   During years prior to 1996, the Company issued 47,000 shares of $5.00 preferred stock to certain individuals that provided debt financing to the Company. These shares were recorded at $0.01 per share; however, generally accepted accounting principles require that preferred shares (which in this circumstance are convertible to $5.00 of common stock, based upon the market value of the common shares at the date of conversion or on a share per share basis, whichever method produces a more favorable outcome for the preferred stockholder) be recorded at $5.00 per share as a cost of the related financing. Such financing cost should then be amortized as interest expense over the term of the related debt.

   During the year ended June 30, 1996, the Company improperly accounted for its majority owned subsidiary, TMI and its investment in Trisun/CTI Asia, Ltd. (See Note 5). These entities were accounted for using the cost method; however, generally accepted accounting principles require that TMI be consolidated and that Trisun/CTI Asia, Ltd. be accounted for using the equity method. Accordingly, the impact of using proper methods of accounting for these entities is reflected in the 1996 financial statements.

   The effect of correcting these errors in application of generally accepted accounting principles on the Company's financial statements at June 30, 1996 and 1995 is shown below.

                                                   JUNE 30,       JUNE 30,
                                                     1996           1995
                                                 ------------   -----------
   Increase (decrease) in total assets           $(3,898,786)   $ 1,404,405
                                                 -----------    -----------
                                                 -----------    -----------
   Increase (decrease) in total liabilities      $(2,469,002)   $   434,975
                                                 -----------    -----------
                                                 -----------    -----------
   Increase in common and preferred stock
     and additional paid-in capital              $ 5,658,673    $ 5,340,674
                                                 -----------    -----------
                                                 -----------    -----------
   Increase in accumulated deficit               $(7,088,457)   $(7,180,054)
                                                 -----------    -----------
                                                 -----------    -----------
   Decrease in net loss for the year ended
     June 30, 1996                               $   141,597
                                                 -----------
                                                 -----------
   Increase in net loss per common share
     for the year ended June 30, 1996            $      -
                                                 -----------
                                                 -----------



                           Continued
                              F-13

       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

3: PROPERTY AND EQUIPMENT:

   Property and equipment at June 30, 1997 and 1996 consists of the following:

                                               1997          1996         LIFE
                                           ----------     ----------    ---------
   Office furniture, fixtures and
     equipment                             $  165,112     $  134,780    5-7 years
   Thermal imaging diagnostic units           470,165        470,165      3 years
                                           ----------     ----------
                                              635,277        604,945
 Less accumulated depreciation               (284,548)       (98,274)
                                           ----------     ----------
                                           $  350,729     $  506,671
                                           ----------     ----------
                                           ----------     ----------


   The thermal imaging diagnostic units are prototypes currently undergoing clinical trials in the United States and being tested in a hospital located in Bangkok, Thailand. Depreciation expense during the years ended June 30, 1997 and 1996 was $186,274 and $87,625, respectively.


4. DEFERRED DEBT ISSUANCE AND STOCK OFFERING COSTS:

   During the year ended June 30, 1997, the Company incurred significant costs in connection with the issuance of convertible debentures and in connection with a planned registration and offering of its common stock under the Securities and Exchange Act of 1933. Deferred debt issuance and stock offering costs at June 30, 1997 consist of the following:

     Debt issuance costs                                    $  92,084
     Stock offering costs                                     125,000
                                                            ---------
                                                            $ 217,084
                                                            ---------
                                                            ---------


                           Continued
                              F-14

       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

5. INVESTMENT IN TRISUN/CTI ASIA, LTD.:

   Effective May 24, 1995, the Company formed Trisun/CTI Asia, Ltd. (the "Joint Venture"), a 50%-50% joint venture with Tri Sun Medical China, Inc., a corporation established under the direction of the Chinese Ministry of Health. The Joint Venture's primary purpose is to install a telemedicine network and thermal imaging diagnostic equipment in medical centers in China. The Joint Venture has obtained deployment contracts with the Peoples Republic of China, however, the Ministry of Health has to date been unable to obtain funding for the project. Management believes that China represents a promising source of future business; however, the Company does not intend to make capital contributions to the Joint Venture until funding is obtained by the Chinese Ministry of Health and development and testing of its thermal imaging diagnostic units are completed. During the year ended June 30, 1996, the company incurred expenses of approximately $200,000 related to its involvement in the Joint Venture and such expenses are reflected as operating, general and administrative expenses in the statement of operations, because operations through the Joint Venture have been insignificant.


6. SOFTWARE DEVELOPMENT COSTS:

   In June 1996 and October 1996, the Company, through TMI, entered into two significant contracts (the "Contracts") with TRW, Inc. ("TRW"). Under the terms of the Contracts, TRW will provide the Company with software enhancements and ultimately a fully integrated thermal imaging system. TRW will also develop a plan for deployment of the Company's thermal imaging systems in major health care markets including systems installation, training, testing and logistic support. Following is an analysis of amounts incurred and committed in connection with the Contracts through June 30, 1997:

     Total commitment                                      $4,700,000
     Amount incurred under the contracts
       through June 30, 1997                                1,490,922
                                                           ----------
     Remaining commitment                                  $3,209,078
                                                           ----------
                                                           ----------

   The remaining commitment does not include amounts totaling $673,540 that are included in accounts payable at June 30, 1997. Subsequent to June 30, 1997, the Company became delinquent on payments under the Contracts; however, the Company has established a payment plan under which partial payments, to which TRW has informally agreed, are now being made. (See Note 13)


                           Continued
                              F-15

       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

6. SOFTWARE DEVELOPMENT COSTS, CONTINUED:

   Of the amounts incurred under the Contracts, $1,193,711 has been capitalized as software development cost and $297,211 has been charged to expense. In addition to amounts incurred under the contracts, the Company has also capitalized internal costs totaling $300,157.


7. CONVERTIBLE DEBENTURES:

   Convertible debentures at June 30, 1997 consist of the following:

   Convertible debenture due to an investment
     company bearing interest at 6% per year and
     maturing in August 1999.  This debenture is
     payable in semi-annual payments of interest
     only and includes a provision under which a
     penalty of 1.5% of the principal is payable
     monthly until such time as the Company com-
     pletes a registration under the Securities and
     Exchange Act of 1933 of the shares of common
     stock to be issued upon conversion of the
     debenture.  This debenture is convertible
     to shares of the Company's common stock at a
     conversion price per share equal to the lesser
     of the average closing bid price of the common
     stock for the five consecutive trading days
     immediately preceding the date of this debenture
     or 77% of the average closing bid price of the
     common stock for the five consecutive trading
     days prior to conversion. In connection with the
     issuance of this debenture, the Company also
     issued the investment company a warrant to pur-
     chase 100,000 shares of the Company's common
     stock at $2.00 per share.(See Note 10)                   $  550,000



                           Continued
                              F-16


       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

7. CONVERTIBLE DEBENTURES, CONTINUED:

   Senior Convertible Debenture due to an investment
     company bearing interest at 8% per year and
     maturing in March 2000. This debenture is payable
     in semi-annual payments of interest only and is
     convertible to shares of the Company's common
     stock at a conversion price per share equal to
     the lesser of the average closing bid price of
     the common stock for the five consecutive trading
     days immediately preceding the date of this de-
     benture or 77% of the average closing bid price
     of the common stock for the five consecutive
     trading days prior to conversion. In connection
     with the issuance of this debenture, the Company
     also issued the investment company a warrant to
     purchase 50,000 shares of the Company's common
     stock at $1.50 per share. (See Note 10)                     125,000

   Series A Senior Subordinated Convertible
     Redeemable Debentures bearing interest at 12%
     per year based upon the face value of the debt
     (however these debentures were issued at a 20%
     discount to face value and the effective in-
     terest rate to maturity is approximately 40% per
     year). These debentures mature in April 1998 and
     are convertible to shares  of the Company's
     common stock at a conversion price per share
     equal to the lower of 90% of the average closing
     bid price of the common stock for the five bus-
     iness days immediately preceding the notice of
     conversion or 90% of the closing bid price of
     the common stock on the business day immediately
    preceding the date of subscription by the holder.            479,882
                                                              ----------
    Total convertible debentures                               1,154,882

    Less current maturities                                     (479,882)
                                                              ----------
                                                              $  675,000
                                                              ----------
                                                              ----------


                           Continued
                              F-17

       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

7. CONVERTIBLE DEBENTURES, CONTINUED:

   Future annual maturities of convertible debentures at June 30, 1997 are as follows:

          YEAR ENDED
           JUNE 30,                                   AMOUNT
          ----------                                ----------
             1998                                   $  479,882
             1999                                         -
             2000                                      675,000
                                                    ----------
                                                    $1,154,882
                                                    ----------
                                                    ----------

   Subsequent to June 30, 1997, certain of the convertible debentures were converted to common stock.


8. INCOME TAX:

   The composition of deferred tax assets and the related tax effects at June 30, 1997 and 1996 are as follows:

                                                      1997           1996
                                                  -----------     ----------
          Benefit from carryforward of net
            operating losses                      $ 1,454,584     $  924,086
          Less valuation allowance                 (1,454,584)      (924,086)
                                                  -----------     ----------
            Net deferred tax asset                $      -        $     -
                                                  -----------     ----------
                                                  -----------     ----------


   The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is as follows:

                                               1997                    1996
                                       ----------------------  -----------------------
                                                   PERCENTAGE               PERCENTAGE
                                                   OF PRE-TAX               OF PRE-TAX
                                         AMOUNT       LOSS        AMOUNT       LOSS
                                       ----------  ----------  ------------ ----------
          Benefit for income tax at
            federal statutory rate     $  718,367     34.0%    $   961,605     34.0%
          Non-deductible expenses        (187,869)    (8.9)       (303,671)   (10.7)
          Increase in valuation
            allowance                    (530,498)   (25.1)       (657,934)   (23.3)
                                       ----------    -----     ------------   -----
            Total                      $     -          - %    $      -          - %
                                       ----------    -----     ------------   -----
                                       ----------    -----     ------------   -----


                           Continued
                              F-18

       COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
            (A CORPORATION IN THE DEVELOPMENT STAGE)
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

8. INCOME TAX, CONTINUED:

   The non-deductible expenses shown above related primarily to the issuance of common stock for services using different valuation methods for financial and tax reporting purposes.


   At June 30, 1997, for federal income tax and alternative minimum tax reporting purposes, the Company has approximately $5,000,000 of unused net operating losses available for carryforward to future years. The benefit from carryforward of such net operating losses will expire in various years between 2002 and 2012. The benefit from utilization of net operating loss carryforwards could be subject to limitations if significant ownership changes occur in the Company.


9. STOCKHOLDERS' EQUITY:

   Following is an analysis of activity in the Company's stockholder equity accounts during the year ended June, 30, 1997:

                                                       PRICE RANGE      SHARES        TOTAL
                                                     --------------   ---------     ----------
   Common stock issued for services based upon
     the estimated fair value of the shares at
     the date of issue                               $0.50 to $0.73     687,266    $   405,498

   Common stock issued as compensation to in-
   vestors for failure to promptly issue shares
   in connection with the a Regulation D offering
   of common stock and common stock warrants
   completed during 1996.  These shares were not
   valued but were considered an offering cost of
   the Regulation D Offering.                               -           211,900

   Common stock issued upon conversion of
     debentures                                      $0.64               98,768         64,125
   Common stock issued for cash                      $0.50 to $0.60   1,833,152      1,010,209
                                                                      ---------     ----------
 Totals for 1997                                                      2,831,086     $1,479,832
                                                                      ---------     ----------
                                                                      ---------     ----------



                           Continued
                              F-19

             COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                 (A CORPORATION IN THE DEVELOPMENT STAGE)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                  ----------

9. STOCKHOLDERS' EQUITY, CONTINUED:

   Following is an analysis of activity in the Company's stockholder equity accounts during the year ended June, 30, 1996:

                                                              PRICE RANGE       SHARES       TOTAL
                                                              -----------       ------       -----
   Common stock issued for cash in connection
   with a Regulation D offering of common stock
   and common stock warrants                                $1.00             1,462,600   $1,462,600

   Common stock issued for a note receivable in
   connection with a Regulation D offering of
   common stock and common stock warrants                   $1.00               525,000      525,000

   Common stock issued for offering costs                         -              53,650         -

   Common stock issued in connection with the
   settlement of a note payable to an individual            $0.98               734,942      722,080

   Common stock issued to settle claims of
   stockholders                                             $0.81 to $0.91      578,000      508,280

   Preferred stock converted to common stock based
   upon a ratio equal to $5.00 over the quoted
   market price of the common stock at the date of
   issue                                                    $1.67 to $1.70       14,700       25,000

   Common stock issued upon conversion of notes
   and in payment of related interest expenses              $0.95 to $1.77      146,590      153,207

   Common stock issued for cash                             $0.35 to $1.00    1,163,625      796,470

   Common stock issued for services based upon
   the estimated fair value of the shares at the
   date of issue                                            $0.53 to $1.50    1,277,633      893,152
                                                                              ---------   ----------

   Totals for 1996                                                            5,956,740   $5,085,789
                                                                              ---------   ----------
                                                                              ---------   ----------

10. STOCK WARRANTS AND OPTIONS:

   During the year ended June 30, 1996, in connection with a Regulation D offering under which the Company sold 1,987,600 shares of common stock at $1.00 per share, the Company granted the participating investors warrants to acquire an equal number of shares at $5.00 per share for a two-year period. Additional warrants for 211,900 shares were issued to the participating investors during 1997 due to a failure by the Company to promptly issue shares sold in the Regulation D offering. Accordingly, warrants for a total of 2,199,500 shares at $5.00 per share were issued in connection with this offering.





                                   Continued
                                      F-20

                 COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                     (A CORPORATION IN THE DEVELOPMENT STAGE)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                    ----------

10. STOCK WARRANTS AND OPTIONS, CONTINUED:

   The Company has recently made an offer to the investors that participated in the Regulation D offering under which the number of shares covered by the original warrants is increased by 50%, the exercise price is lowered to $2.50 per share and the expiration date is extended to March 31, 1999.

   During the year ended June 30, 1997, the Company issued a warrant for 50,000 shares of the Company's common stock at $1.50 per share in connection with the funding of a $125,000 convertible debenture. (See Note
   7) The Company also issued a warrant for 100,000 shares at $2.00 per share in connection with the funding of a $550,000 convertible debenture. Each of the warrants issued with the convertible debentures expires five years from the date of issuance. (See Note 7)

   The Company has issued stock options to employees as follows:

                                                    NUMBER
                                                   OF SHARES       EXERCISE PRICE
                                                   ---------       --------------
     Options outstanding at July 1, 1995           2,000,000       $1.25

     Options granted                                 500,000        1.25
                                                   ---------

     Options outstanding at June 30, 1996          2,500,000

     Options granted                               1,750,000       $0.70 - $0.97
                                                   ---------

     Options outstanding at June 30, 1997          4,250,000
                                                   ---------
                                                   ---------

   Following is a summary of outstanding options at June 30, 1997:

     NUMBER OF SHARES     VESTED       EXPIRATION DATE     EXERCISE PRICE
     ----------------     ------       ---------------     --------------
          500,000         375,000       October, 2000           $1.25
        1,250,000         312,500       August, 2001             0.70
          500,000            -          April, 2002              0.97
        2,000,000       1,000,000       June, 2005               1.25

   In February 1998, the Company adopted the 1997 Stock Option and Restricted Stock Plan (the "Plan") that provides for the grant by the Company to employees of up to 5,125,000 options for shares of the Company's common stock or actual shares of restricted common stock. The Plan will continue in effect for a term of ten years unless sooner terminated pursuant to its terms. To date, no restricted stock or stock options have been issued under the Plan.

                                 Continued

             COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                 ----------

11. LEASE COMMITMENTS:

   The Company has entered into a lease agreement for office space which is accounted for as an operating lease. Rent expense for each of the years ended June 30, 1997 and 1996 was $30,300.

   At June 30, 1997, the future minimum payments required under this noncancelable operating lease are as follows:

        YEAR ENDED
         JUNE 30,
        ----------
          1998                                            $30,300
          1999                                             30,300
          2000                                              5,050
                                                          -------

             Total                                        $65,650
                                                          -------
                                                          -------

12. RELATED PARTY TRANSACTIONS:

   Since its inception, the Company has been dependent upon certain individuals, officers/stockholders and the related corporations under their control (collectively referred to as the "Affiliates") to provide capital, management services, assistance in finding new sources for debt and equity financing and guidance in the development of the Company's thermal imaging system. The Affiliates have generally provided services and incurred expenses on behalf of the Company in exchange for shares of the Company's common stock. However, in certain instances in years prior to 1996, one such Affiliate deposited directly to its account, cash collected on behalf of the Company. Such cash was raised through issuance of notes payable and common stock of the Company for which a complete accounting for the proceeds was not made by the Affiliate. In this circumstance the difference has been charged to compensation expense and reflected as operating, general and administrative expenses in the accompanying financial statements. Following is an analysis of transactions involving the Affiliates during the years ended June 30, 1997 and 1996:





                                  Continued
                                    F-22

          COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
               (A CORPORATION IN THE DEVELOPMENT STAGE)
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

12.  RELATED PARTY TRANSACTIONS, CONTINUED:

                                                   AFFILIATE 1                   AFFILIATE 2
                                              SHARES         AMOUNT          SHARES       AMOUNT
                                             ---------     ----------        -------     --------
     YEAR ENDED JUNE 30, 1997

     Shares of the Company's Common
     Stock issued as compensation and
     repayment of expenses incurred
     on behalf of the Company by the
     Affiliates at prices ranging
     from $0.18 to $0.73                       287,266     $  152,498        400,000     $253,000

     Investment in the Company               1,960,418        980,209           -            -
                                             ---------     ----------        -------     --------
       Total - 1997                          2,247,684     $1,132,707        400,000     $253,000
                                             ---------     ----------        -------     --------
                                             ---------     ----------        -------     --------
     YEAR ENDED JUNE 30, 1996

     Shares of the Company's Common
     Stock issued as compensation and
     repayment of expenses incurred
     on behalf of the Company by the
     Affiliates at prices ranging
     from $0.53 to $0.70                       530,000     $  474,500        194,383     $122,461

     Investment in the Company               1,120,000        672,000           -            -
                                             ---------     ----------        -------     --------
       Total - 1996                          1,650,000     $1,146,500        194,383     $122,461
                                             ---------     ----------        -------     --------
                                             ---------     ----------        -------     --------

     The Company has been involved in certain stockholder disputes concerning its technology and has generally been successful in settling such disputes primarily through issuances of common stock. Affiliate 1 has agreed to indemnify the Company should additional stockholder disputes regarding the Company's technology arise.

13.  LITIGATION AND CONTINGENCIES:

     At June 30, 1997, the Company is involved in various matters of litigation or dispute and other contingencies, as follows:

                                 Continued

           COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                (A CORPORATION IN THE DEVELOPMENT STAGE)
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

13.  LITIGATION AND CONTINGENCIES, CONTINUED:

     In April 1997, the Company entered into an agreement (the "Investment Agreement") with a financial services company that committed the financial services company to initially raise $1,500,000 in capital for the Company. Under the Investment Agreement the financial services company was also obligated to provide a loan of $2,000,000 to the Company immediately upon completion of a due diligence period. After completing the due diligence period, the financial services company began an alternative interim fund raising effort that generated 530,000 of loans through the issuance of convertible debentures and certain of the debentures have been converted to common stock of the Company. Upon conversion, the debenture holders received restricted common stock subject to a statutory holding period although such debenture holders assert that they were told by the financial services company that they would receive free trading shares. Both the debenture holders and the financial services company have threatened litigation against the Company; however, the Company believes that it has no liability for misrepresentations made by the financial services company and believes that issuance of free trading shares would be in direct violation of federal securities laws. Furthermore, the Company contends that it has been damaged by the financial services company's failure to perform under the Investment Agreement. Nevertheless, the Company is considering the preparation of a recision offer to resolve this matter.

     In second matter, a stockholder in the Company has raised claims against the Company and certain of its officers alleging misrepresentation, potential securities violations and breach of fiduciary duties. The stockholder has made a settlement offer to obtain additional shares of the Company's common stock; however certain directors of the Company refute the allegations and the settlement offer has been rejected by the Company. In a third matter, during the year ended June 30, 1994, the Company issued 1,000,000 shares of its common stock to a former director of the Company based upon the directors representation that he would arrange large-scale financing by certain proposed contributors. During the year ended June 30, 1997, actions were taken to cancel the common stock because the Company contends that the issuance was conditional upon the former directors' ability to arrange large-scale financing. However, the Company was recently contacted by a lender that asserts that he had relied upon a pledge of 500,000 shares of the Company's common stock by the former director as collateral for a loan. The 500,000 shares of common stock issued to the director are included as issued and outstanding shares in the accompanying financial statements at June 30, 1997, 1996, and 1995.

                                 Continued

            COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                 (A CORPORATION IN THE DEVELOPMENT STAGE)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

13.  LITIGATION AND CONTINGENCIES, CONTINUED:

     The Company is also involved in discussions with two of its primary vendors regarding past due accounts. The first vendor is TRW, an Ohio corporation performing contract software development, and strategic planning and management services regarding the testing, development and deployment of the Company's thermal imaging systems. The Company has become delinquent in the payment of costs and fees under contracts with TRW (See Note 6) and, accordingly, TRW, although not having filed formal legal actions, has threatened the Company that it will be withholding delivery of source codes of developed software until past due amounts are paid. If TRW follows through with its threats and withholds delivery of the source codes, the Company's operations will be shut down.

     The Company is also delinquent in payments to its primary legal counsel (the "Attorneys") for legal services and at June 30, 1997 owed the Attorneys $198,717. In order to provide security for the amounts owed, the Company has executed pledge agreements granting the Attorneys a security interest in the Company's common stock and in the common stock of TMI and in the intellectual property of both the Company and TMI. The Company has made partial payment on amounts due the Attorneys; however, if the Company does not continue to make payments as agreed, the Attorneys could foreclose on their security interests.

     The Company has funded its operations in part by means of various offerings thought to be exempt from the registration requirements of the Securities Act of 1933 or various applicable state securities laws. In the event that any of the exemptions upon which the Company relied were not, in fact, available, the Company could face claims from federal and state regulators and from purchasers of their securities. Management and legal counsel, although not aware of any alleged specific violations, cannot predict the likelihood of claims or the range of potential liability that could arise from this issue.

                                Continued

            COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                 (A CORPORATION IN THE DEVELOPMENT STAGE)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

13.  LITIGATION AND CONTINGENCIES, CONTINUED:

     As a Nevada Corporation organized prior to October 1, 1991, the Company's stockholders have generally had preemptive rights to acquire the Company's common stock when such securities were offered for sale. However, in various offerings of the Company's securities, the Company failed to properly offer their existing stockholders the preemptive rights to which they were entitled. Should any stockholder assert preemptive rights for past offerings, the Company plans to make available the shares of stock and at the price to which the stockholder was originally entitled. Management is not aware of any stockholder who intends to make any claim with respect to the failure by the Company to offer preemptive rights. However, there can be no assurance that litigation asserting such claims will not be initiated, or that the Company would prevail in any such litigation. Subsequent to year end a majority of the stockholders, by written consent, amended the Articles of Incorporation of the Company to deny preemptive rights from and after that date with respect to the issuance of shares of the common stock. However, the amendment to the Articles of Incorporation with have no effect with respect to preemptive rights which may have existed prior to such amendment.

     The Company is also involved various other legal disputes arising in the normal course of business that, in the opinion of management, should not result in significant liability, if any.

14.  GOING CONCERN CONSIDERATIONS:

     Since its inception, as a development stage enterprise, the Company has generated insignificant revenue and has been dependent on debt and equity raised from individual investors to sustain its operations. The Company has been successful in conserving cash by issuing its common and preferred stock to satisfy obligations, to compensate individuals and vendors and to settle disputes that have arisen. However, during the years ended June 30, 1997 and 1996, the Company incurred net losses of $2,112,843 and $2,878,250, respectively, and negative cash flows from operations of $512,860 and $1,372,727, respectively. These factors along with a $1,475,392 negative working capital position at June 30, 1997 and delinquencies in payments to major vendors (See Notes 6 and 13) raise substantial doubt about the Company's ability to continue as a going concern.

                                Continued

            COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                 (A CORPORATION IN THE DEVELOPMENT STAGE)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                           ----------

14.  GOING CONCERN CONSIDERATIONS, CONTINUED:

     Management plans to take specific steps to address its difficult financial situation as follows:

     - In the near term the Company plans additional private placements of debt and common stock to fund its current operations.

     - In the intermediate term, the Company plans a public offering of its common stock under the Securities and Exchange Act of 1933 to provide the funds necessary to bring its thermal imaging system to the commercial market.

     - In the long-term, the Company believes that cash flows from commercialization of its thermal imaging systems will provide the resources for continued operations.

     There can be no assurance that the Company's planned private placements of debt and equity securities or its planned public offering of common stock will be successful or that the Company will have the ability to commercialize its thermal imaging systems and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

     - The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the commercialization of its thermal imaging system.

     - The ability of the Company to obtain positive test results of its thermal imaging system in clinical trials currently in progress.

     - The ability of the Company to ultimately achieve adequate profitability and cash flows to sustain its operations.

15.  NON-CASH INVESTING AND FINANCING ACTIVITIES:

     During the years ended June 30, 1997 and 1996, the Company engaged in certain non-cash investing and financing activities as follows:

                                                  1997       1996
                                                -------    --------
     Common stock issued in settlement of
      notes payable                                        $142,900
                                                           --------
                                                           --------
     Common stock issued upon conversion
      of debentures                             $62,020
                                                -------
                                                -------

                     COMPUTERIZED THERMAL IMAGING, INC.

                                  ----------



            CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS
            FOR THE SIX MONTHS ENDED DECEMBER 31, 1997 AND 1996
                                 (UNAUDITED)

                      [RANDY SIMPSON, CPA LETTERHEAD]


To the Board of Directors
Computerized Thermal Imaging, Inc.


The accompanying consolidated condensed interim balance sheet of Computerized Thermal Imaging, Inc. as of December 31, 1997 and 1996, and the related consolidated condensed interim statements of operatings and accumulated development stage costs for the six months then ended were not audited by me, and accordingly, I do not express an opinion on them.






Sandy, Utah
February 25, 1998

             COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
                CONSOLIDATED CONDENSED INTERIM BALANCE SHEET
                         DECEMBER 31, 1997 AND 1996

                                 ----------
                                 (UNAUDITED)

     ASSETS                                              1997            1996
                                                     ------------    ------------
Current assets:
  Cash                                               $    260,980    $     81,509
  Deposits                                                  2,204               -
                                                     ------------    ------------

    Total current assets                                  263,184          81,509
                                                     ------------    ------------

Property and equipment, net                               277,395         446,146
                                                     ------------    ------------

Other assets:
  Software development costs                            2,144,919         336,625
  Stock offering and debt issuance
    costs, net                                            214,416          95,333
                                                     ------------    ------------

                                                        2,359,335         431,958
                                                     ------------    ------------

      Total assets                                   $  2,899,914    $    959,613
                                                     ------------    ------------
                                                     ------------    ------------


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                   $  1,113,595    $    127,066
  Advances from affiliates                                 69,315         317,058
  Accrued liabilities                                     232,279         144,433
  Current maturities of convertible
    debentures                                            552,155               -
                                                     ------------    ------------

    Total current liabilities                           1,967,344         588,557
                                                     ------------    ------------

Convertible debentures, net of current
  maturities                                              325,000         550,000
                                                     ------------    ------------

Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock, $5.00 par
    value, 100,000 shares authorized                            -               -
  Common stock, $.001 par value; 100,000,000
    shares authorized, 42,137,598 and
    32,906,563 shares issued and outstanding
    on December 31, 1997 and 1996, respec-
    tively                                                 42,138          32,907
  Additional paid-in capital                           15,716,370      11,933,573
  Subscription receivable                                (525,000)       (525,000)
  Losses accumulated during the development
    stage                                             (14,625,938)    (11,620,424)
                                                     ------------    ------------

    Total stockholders' equity (deficit)                  607,570        (178,944)
                                                     ------------    ------------

      Total liabilities and stockholder's
        equity (deficit)                             $  2,899,914    $    959,613
                                                     ------------    ------------
                                                     ------------    ------------


              The accompanying selected notes are an integral
                part of these interim financial statements.

               COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                   (A CORPORATION IN THE DEVELOPMENT STAGE)
            CONSOLIDATED CONDENSED INTERIM STATEMENT OF OPERATIONS
                  AND ACCUMULATED DEVELOPMENT STAGE COSTS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 1997 AND 1996, AND THE
       PERIOD FROM INCEPTION, JUNE 10, 1987, THROUGH DECEMBER 31, 1997
                                -----------
                                (UNAUDITED)

                                                       SIX MONTHS     SIX MONTHS
                                                         ENDED          ENDED      INCEPTION TO
                                                      DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                                          1997           1996          1997
                                                      -----------    -----------   ------------
Interest income                                       $     1,247    $     3,097   $     17,823
Income from sale of prototype                                   -         55,815        180,815
                                                      -----------    -----------   ------------

  Total income                                              1,247         58,912        198,638
                                                      -----------    -----------   ------------

Operating, general and admin-
  istrative expenses                                    1,333,137        689,702     12,077,165
Research and development costs                            161,003         81,455        952,997
Interest expense                                          123,023         11,000      1,280,034
Litigation settlement                                           -              -        514,380
                                                      -----------    -----------   ------------

  Total expenses                                        1,617,163        782,157     14,824,576
                                                      -----------    -----------   ------------

Net loss                                              $(1,615,916)   $  (723,245)  $(14,625,938)
                                                      -----------    -----------   ------------
                                                      -----------    -----------   ------------
Weighted average shares
  outstanding                                          39,004,006     32,906,583
                                                      -----------    -----------
                                                      -----------    -----------

Loss per common share                                 $     (0.04)   $     (0.02)
                                                      -----------    -----------
                                                      -----------    -----------










                       The accompanying selected notes are an integral
                          part of these interim financial statements

             COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                  (A CORPORATION IN THE DEVELOPMENT STAGE)
        NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

                              -----------------

1.  INTERIM FINANCIAL STATEMENTS:

    The unaudited consolidated condensed interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments necessary for a fair presentation of results of operations have been made to the interim financial statements. Results of operations for the six-month periods ended December 31, 1997 and 1996 are not necessarily indicative of results of operations for the respective full years.

    A summary of the Company's significant accounting policies and other information necessary to understand these consolidated condensed interim financial statements is presented in the Company's audited financial statements for the years ended June 30, 1997 and 1996. Accordingly, the Company's audited financial statements should be read in connection with these financial statements.

                                 PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation do not specifically address indemnification of directors and officers, except to make a general reference that the directors "may exercise all rights, powers, and privileges . . . conferred upon similar corporations organized under and by virtue of the laws of the State of Nevada." Sections 78.751 and 78.752 of the Nevada Revised Statutes permit a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

         Consistent with the overall scope of section 78.751 of the Nevada Revised Statutes, Article VI of the Company's Bylaws, included in Exhibit 3.2 hereto and incorporated herein by reference, provides, in general, that any director or officer of the Company who is the subject of or a participant in a threatened, pending or completed legal action by reason of the fact that such individual is or was a director or officer shall be indemnified and held harmless by the Company from and against the consequences of such action if it is determined that he acted in good faith and reasonably believed (i) his conduct was in the Company's best interest, (ii) in all other cases, that his conduct was not opposed to the best interests of the Company, and (iii) with respect to criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful; provided that if it is determined that such person is liable to the Company or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the legal action and shall not be made in respect of any legal action in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.

         The Bylaws also provide that reasonable expenses, including court costs and attorneys' fees, incurred by officers and directors in connection with a covered legal action shall be paid by the Company at reasonable intervals in advance of the final disposition of such action, upon receipt by the Company of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Company if it is ultimately determined that he is not entitled to be indemnified.Bylaws also provide that reasonable expenses, including court costs and attorneys' fees, incurred by officers and directors in connection with a covered legal action shall be paid by the Company at reasonable intervals in advance of the final disposition of such action, upon receipt by the Company of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Company if it is ultimately determined that he is not entitled to be indemnified.

         The Board of Directors of the Company may also authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

         The Bylaws also provide that the Company has the power and authority to purchase and maintain insurance or another arrangements on behalf of any director, officer, employee, or agent of the Company or any affiliate of the Company on similar terms as those described in Section 78.752 of the Nevada Revised Statutes. The Company's Articles of Incorporation relieve its directors from liability for monetary damages to the full extent permitted by Nevada law. Sections 78.751 and 78.752 of the General Corporation Law of the State of Nevada authorize a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant. No expenses will be paid by the security holders.



         SEC Registration Fee.............................................   $
         Printing and Engraving Expenses..................................
         Legal Fees and Expenses..........................................
         Accounting Fees and Expenses.....................................
         Blue Sky Fees and Expenses.......................................
         Transfer Agent Fees..............................................
         Miscellaneous....................................................    0000
                                                                              ----
           Total..........................................................   $0000
                                                                              ----
                                                                              ----

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below is certain information regarding securities that the Company has sold in the past three years to directors ("D"), officers ("O"), employees ("E"), consultants ("C"), institutional investors ("I"), affiliates ("A"), and non-affiliates ("N").

         In February 1995, the Company issued 5,000 shares of the Common Stock to Ronald O. Kirk (N) in consideration for a cash contribution of approximately $3,550.

         In February 1995, the Company conditionally issued 500,000 shares of the Common Stock to Richard Thompson (D, C) valued at $413,750. The issuance was based on Thompson's representations that he had secured a large scale financing agreement with certain institutional investors and had earned a finder's fee negotiated with the Company. During the year ending June 30, 1997, action was taken by the Company to cancel the shares of the Common
Stock issued to Thompson due to the failure of Thompson to provide the agreed upon consideration. However, in August 1997, the Company was contacted by a lender who asserts that he accepted a pledge of the shares as collateral for a loan granted to Thompson. In an effort to avoid litigation, the Company has reached an agreement with the lender wherein the prior cancellation of the shares has been revoked, and the shares reinstated, for the limited purpose of permitting the lender to exercise his rights with regard to the collateral.

         In March 1995, the Company issued 72,000 shares of the Common Stock to Steve Ricketts (N) in consideration for a cash contribution of approximately $37,500.

         In March 1995, the Company issued 100,000 shares of the Common Stock to Charles S. Crawford (C) in consideration for services rendered, including the drafting of a business plan. The value of the services rendered were valued at approximately $71,000.

         In March 1995, the Company issued 10,000 shares of the Common Stock to Lynn E. Hall (N) in consideration for a cash contribution of approximately $10,000.

         In April 1995, the Company issued 26,800 shares of the Common Stock to Robert Aul (N) in connection with the conversion of the principal and interest due under two corporate notes. An outstanding amount of $45,360 was converted into the Common Stock at a price of $1.68 per share.

         In April 1995, the Company issued 74,000 shares of the Common Stock to D. M. Cary II (N) in connection with the conversion of 25,000 shares of the Preferred Stock issued by the Company. The Preferred Stock was valued at $5.00 per share and converted into the Common Stock at a price of $1.68 per share.

         In June 1995, the Company issued 16,500 shares of the Common Stock to John Loos (C) as compensation for financial consulting services rendered to the Company valued at approximately $16,995.

         In June 1995, the Company issued 39,375 shares to Lindsay Brehm (N) in connection with the conversion of the principal and interest due under a corporate note. An outstanding amount of approximately $39,375 was converted at a price of $1.00 per share.

         In June 1995, the Company issued 29,600 shares of the Common Stock to Aul & Associates (N) in connection with the conversion of 10,000 shares of the Preferred Stock issued by the Company. The Preferred Stock was valued at $5.00 per share and was converted into the Common Stock at a price of $1.68 per share.

         In July 1995, the Company issued an aggregate of 378,000 shares of the Common Stock to certain stockholders of Dorex, Inc. (N) in settlement of a threatened lawsuit arising out of the Company's acquisition of certain research contracts with the State University of New York - Buffalo and intellectual property relating to thermal imaging technology. The estimated value of the stock issued to the settling stockholders equaled $343,980.

         In July 1995, the Company issued 734,942 shares of the Common Stock to Paige-Ruane, Inc. (N) as partial consideration for the settlement and dismissal of a lawsuit pending against the Company in the State of Florida. The estimated value of the shares of the Common Stock issued in settlement of the lawsuit equaled $574,724.64.

         In July 1995, the Company issued 10,000 shares of the Common Stock to Benjamin Anderson (A) in consideration for a cash contribution of approximately $12,500.

         In July 1995, the Company issued 16,500 shares of the Common Stock to Benjamin Anderson (A) in connection with the conversion of the principal and interest due under a corporate note and additional cash consideration. An outstanding amount of approximately $6,500 was converted into the Common Stock at a price of $1.00 per share.

         In July 1995, the Company issued 26,250 shares of the Common Stock to Stuart Drange (N) in connection with the conversion of the principal and interest due under a corporate note. An outstanding amount of approximately $26,250 was converted at a price of $1.00 per share.

         In July 1995, the Company issued 7,000 shares of the Common Stock to Robert Kamrow (N) and 3,000 shares of the Common Stock to Thomas Kamrow (N) in connection with the conversion of the remaining principal and interest due under a corporate note identifying Robert Kamrow as payee. An outstanding amount of approximately $10,000 was converted at a price of $1.00 per share.

         In July 1995, the Company issued 6,600 shares of the Common Stock to Michael P. Kelley (N) in connection with the conversion of the principal and interest due under a corporate note. An outstanding amount of approximately $6,600 was converted at a price of $1.00 per share.

         In July 1995, the Company issued 19,700 shares of the Common Stock to David R. Moncrief (N) in connection with the conversion of principal and interest due under two corporate notes. An outstanding amount of approximately $19,700 was converted at a price $1.00 per share.

         In July 1995, the Company issued 6,600 shares of the Common Stock to Eric Wagner (N) in connection with the conversion of the principal and interest due under a corporate note. An outstanding amount of approximately $6,600 was converted at a price of $1.00 per share

         In July 1995, the Company issued 19,690 shares of the Common Stock to Lois White (N) in connection with the conversion of the principal and interest due under a corporate note. An outstanding amount of approximately $19,690 was converted at a price of $1.00 per share.

         In August 1995, the Company issued 1,600,000 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for a cash contribution of approximately $672,000 and as compensation to David B. Johnston (D, O) with an estimated value of $448,000.

         In August 1995, the Company issued 14,700 shares of the Common Stock to John Weidner (N) in connection with the conversion of 5,000 shares of the Preferred Stock. The Preferred Stock had a value of $5.00 per share and was converted to the Common Stock at a price of $1.00 per share.

         In September 1995, the Company issued an aggregate of 295,000 shares of the Common Stock to The Elmo Group (N), Steve G. Ushijima (N), Douglas J. Emery (N), Harold Werth, Jr. (N), Jennifer Forbes (A), Lori Forbes (A), Merrill Fowler (N), and Gary Scrutton (N) in consideration for an aggregate cash contribution to the Company of approximately $192,070.

         In September 1995, the Company issued 10,000 shares of the Common Stock to Dave Braman (N), a stockholder of Dorex, Inc., in settlement of threatened litigation arising out of the Company's acquisition of certain research contracts with the State University of New York - Buffalo and certain thermal imaging technologies. The estimated value of the settlement equaled approximately $8,400.

         In September 1995, the Company issued 6,000 shares of the Common Stock to Richard Haddad (C) as a finder's fee for bringing in certain equipment financing investors. The Company valued the services rendered at $5,055.

         In September 1995, the Company issued 1,000 shares of the Common Stock to Philip Heyde (N) as an interest payment of approximately $840 on a corporate note.

         In September 1995, the Company issued an aggregate of 21,000 shares of the Common Stock to Jack Gately (N), Christopher John Gately (N), and Ursula Gately (N) in connection with the conversion of 7,000 shares of the Preferred Stock held by Jack Gately. The Preferred Stock was valued at $5.00 per share and was converted into the Common Stock at a price of $1.68 per share.

         In September 1995, the Company issued 20,000 shares of the Common Stock to Benjamin Anderson (A) in consideration for a cash contribution of approximately $20,000.

         In October 1995, the Company issued an aggregate of 140,000 shares of the Common Stock to William Carpenter (N), Donald B. Gartland (N), and Bob Ihle (N), all stockholders in Dorex, Inc., in consideration for the settlement of threatened litigation against the Company arising out of the Company's acquisition of certain research contracts with the State University of New York - Buffalo and thermal imaging technologies. The estimated value of the settlement equaled approximately $113,400.

         In October 1995, the Company issued 6,500 shares of the Common Stock to Jack Gately (N) in connection with the conversion of the outstanding principal and interest of $3,870 due under a corporate note. An outstanding amount of $10,803 was converted at a price of $1.68 per share.

         In December 1995, the Company issued 20,000 shares of the Common Stock to Keith Bessinger (C) for legal services rendered to the Company with an approximate value of $10,600.

         In December 1995, the Company issued 50,000 shares of the Common Stock to Thermal Imaging, Inc. (A) as compensation due to David B. Johnston (O, D) for services rendered to the Company. The value of the services rendered equaled approximately $26,500.

         In December 1995, the Company issued 10,000 shares of the Common Stock to Douglas J. Emery (N) in consideration for a cash contribution of approximately $5,300.

         In December 1995, the Company issued 10,000 shares of the Common Stock to Willard Harpster (C) in consideration for customer relations services rendered. The Company has valued the services at approximately $9,500.

         In December 1995, the Company issued 60,000 shares of the Common Stock to Mark Lewis (N) in connection with the settlement of a threatened lawsuit against the Company arising out of a transaction relating to the lease of certain thermal imaging equipment and the donation of such equipment to the State University of New York - Buffalo.

         From November 1995 through February 1996, the Company issued an aggregate of 2,000,000 shares of the Common Stock and 2,000,000 warrants, entitling holders to purchase one share of the Common Stock at an exercise price of $5.00 per share, to various subscribers in conjunction with the Private Placement Memorandum dated November 13, 1995 for an aggregate amount of approximately $2,000,000.

         In February 1996, in conjunction with the Private Placement Memorandum dated November 13, 1995, the Company also issued an aggregate of 52,500 shares of the Common Stock and 31,500 warrants at an exercise price of $5.00 per share to various underwriters who provided services to the Company in connection therewith. The shares of the Common Stock and warrants issued were valued at approximately $49,500.

         In February 1996, the Company issued 50,000 shares of the Common Stock to Lewis Woodworth (N) in consideration for the settlement of a threatened lawsuit arising out of the Company's acquisition of a certain research contracts with the State University of New York - Buffalo and thermal imaging technologies. The Common Stock issued was valued at approximately $42,500.

         In March 1996, the Company issued 30,000 shares of the Common Stock to M&S Acquisition (C) in consideration for valuation and financial consultant services rendered to the Company and valued at approximately $45,000.

         In April 1996, the Company issued 494,383 shares of the Common Stock to PDH, Ltd.(A, C), in consideration for administrative and shareholder relations services rendered to the Company and valued at $214,160.

         In April 1996, the Company issued 112,250 shares of the Common Stock to Thermal Imaging, Inc. (A) in connection with the Assumption of Liability Agreement wherein Thermal Imaging agreed to assume responsibility for and indemnify the Company from all claims asserted or to be asserted by Dorex, Inc. stockholders in connection with the Company's acquisition of certain research contracts with the State University of New York - Buffalo and thermal imaging technologies. The stock issued to Thermal Imaging, Inc. was valued at approximately $67,350.

         In April 1996, the Company issued 4,000 shares of the Common Stock to Eric Wagner (N) in connection with the conversion of principal and interest due under a corporate note. An outstanding amount of approximately $7,000 was converted at a price of $1.75 per share.

         In June 1996, the Company issued 5,000 shares of the Common Stock to M&S Acquisition (C) as reimbursement for expenses totaling $7,500 incurred in the performance of services.

         In August 1996, the Company issued its 6% Convertible Debenture due August 15, 1999 in the principal amount of $550,000 (the "6% Convertible Debenture") to Cameron Capital, Ltd. The 6% Convertible Debenture is convertible into shares of the Common Stock at a price per share equal to the lesser of the average closing bid price of the Common Stock for the five consecutive trading days immediately preceding the date of the 6% Convertible Debenture, or 77 percent of the average closing bid price of the Common Stock for the five consecutive trading days prior to conversion. In connection with the issuance of the 6% Convertible Debenture, the Company also issued to the holder a warrant to purchase 100,000 shares of the Common Stock at $2.00 per share.

         In September 1996, the Company issued an additional 203,150 warrants to investors in the Private Placement Memorandum dated November 13, 1995, as a penalty due as a result of the failure of the Company to timely file a registration statement covering the shares of the Common Stock in the Offering.

         In November 1996, the Company issued 100,000 shares of the Common Stock to PDH, Ltd. (A, C) in consideration for services rendered and as reimbursement for expenses incurred from March 1, 1996 through November 15, 1996. The estimated value of the stock issued equaled $73,000.

         In January 1997, the Company issued 250,000 shares of the Common Stock to Thermal Imaging, Inc. (A), in consideration for a cash contribution of approximately $70,000.

         In January 1997, the Company issued 50,000 shares of the Common Stock to Jack Gately (N) in connection with the settlement of obligations with Fred Redolfy. The estimated value of the Common Stock issued equaled $30,000.

         In February 1997, the Company issued 750,000 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for a cash contribution of approximately $427,500.

         In February 1997, the Company issued 87,816 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for a cash contribution of approximately $50,055.

         In March 1997, the Company issued an aggregate of 982,602 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for cash contributions in the aggregate amount of $530,137.12.

         In March 1997, the Company issued its 8% Convertible Debenture due March 13, 2000 in the principal amount of $125,000 (the "8% Convertible Debenture") to Cameron Capital, Ltd. The 8% Convertible Debenture is convertible into shares of the Common Stock upon the effective date of this Registration Statement at a price per share equal to the lesser of the average closing bid price of the Common Stock for the five consecutive trading days immediately preceding the date of the 8% Convertible Debenture, or 77 percent of the average closing bid price of the Common Stock for the five consecutive trading days prior to conversion. In connection with the issuance of the 8% Convertible Debenture, the Company also issued to the holder a warrant to purchase 50,000 shares of the Common Stock at $1.50 per share.

         In April 1997, the Company issued 12 % Series A Senior Subordinated Convertible Redeemable Debentures (aggregate face value of $662,500), through Select Capital Advisors, Inc., to various investors for an aggregate cash contribution of approximately $530,000.

         From April through June 1997, the Company issued warrants covering 3,273,950 shares of the Common Stock to warrant holders (N, A) who were subscribers to the Private Placement Memorandum dated November 13, 1995. The Warrants were issued as a further settlement with investors in the private placement regarding the Company's obligation to register the shares of the Common Stock in the private placement. The terms of the settlement provided that settling investors would turn in the warrants held in exchange for new warrants entitling the holder to purchase 1 1/2 shares of the Common Stock at $2.50 per share.

         In July 1997, the Company issued 50,000 shares of the Common Stock to Sylvia Epstein (C) in consideration for services rendered and valued at approximately $50,000.

         In July 1997, the Company issued 500,000 shares of the Common Stock to Manhattan Financial Group (A, C) in consideration for contributions up to $150,000 pursuant to the terms of the Restricted Stock Purchase Agreement.

         In July 1997, the Company issued 322,545 shares of the Common Stock to Cameron Capital, Ltd. in connection with the conversion of $150,000 of the amount outstanding under the 6% Convertible Debenture ($550,000).

         In July 1997, the Company issued 138,000 shares of the Common Stock to Robert A. Dresser (C) in consideration for services rendered in connection with the Company's marketing efforts. The services were valued at approximately $42,780.

         In July 1997, the Company issued an aggregate of 740,656 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for cash contributions in the aggregate amount of $339,000.

         In September 1997, the Company issued 666,666 shares of the Common Stock to PDH, Ltd. (A, C), in consideration for a cash contribution of approximately $250,000.

         In September 1997, the Company issued 941,176 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for a cash contribution of approximately $320,000.

         In November 1997, the Company issued 551,429 shares of the Common Stock to Thermal Imaging, Inc. (A), in consideration for a cash contribution of approximately $193,000.

         In November 1997, the Company issued 478,894 shares of the Common Stock to Cameron Capital, Ltd. in connection with the conversion of $200,000 of the outstanding amount due under the 6% Convertible Debenture ($550,000).

         From October to November 1997, the Company issued 83,333 shares of the Common Stock to Ambient Capital Group, Inc. (C), as a retainer fee for acting as a financial advisor. The estimated value of the shares issued equaled $29,166.55. In addition, the Company issued 83,333 warrants to Ambient Capital Group, Inc., at an exercise price of $ 0.72 per share. The terms of the warrants entitle the holder to purchase five shares of the Common Stock for each warrant issued and such warrants are valid for a period of four years from the date of issuance.

         In January 1998, the Company issued 100,000 shares of the Common Stock to Manhattan Financial Group (A, C) in consideration for services rendered pursuant to the Consulting Agreement. The estimated value of the stock issued is equal to $30,000.

         In January 1998, the Company issued an aggregate of 3,482,786 of the Common Stock to Thermal Imaging, Inc. (A), in consideration for cash contributions of approximately $975,130.

         In January 1998, the Company issued an aggregate of 112,752 shares of the Common Stock to David Finney (C) and Meto Miteff (C) in consideration for legal services rendered and valued at approximately $64,220.

         During January and February 1998, the Company issued an aggregate of 603,489 shares of the Common Stock to Cameron Capital, Ltd. in connection with the conversion of $200,000 of the outstanding amount due under the 6% Convertible Debenture and payment of penalties due for non-registration.

         Unless otherwise indicated above, the issuance of securities was exempt from registration under the Securities Act under Section 4(2) as a transaction by an issuer not involving any public offering. In each instance, the purchaser had a pre-existing relationship with the Company, the offers and sales were made without public solicitation, the certificates bear restrictive legends, and appropriate stop-transfer orders have been given to the transfer agent. No underwriter was involved in the transactions and no commissions were paid.

ITEM 27.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:


         EXHIBIT NO.                     IDENTIFICATION OF EXHIBIT
         -----------                     -------------------------
         3(a)(1)               Articles of Incorporation filed June 10, 1987.
         3(b)(1)               Amendment to Articles of Incorporation filed July 31, 1987.
         3(c)(1)               Amendment to Articles of Incorporation filed September 12, 1989.
         3(d)(1)               Amendment to Articles of Incorporation filed November 6, 1989.
         3(e)(1)               Amendment to Articles of Incorporation filed April 22, 1992.
         3(f)(1)               Amendment to Articles of Incorporation dated February 17, 1998.
         3(g)(1)               Bylaws, as Amended January 15, 1998.
         4(1)                  Common Stock Specimen.
         5(a)(1)               Opinion Regarding Legality.
         10(a)(1)              PR Expense Funds Administration Agreement dated July 9, 1997 between the Company, Liberty Capital Group, Inc. and Manhattan Financial
                               Group.


         EXHIBIT NO.                     IDENTIFICATION OF EXHIBIT
         -----------                     -------------------------

         10(b)(1)              Financial Advisory Agreement dated October 29, 1997 between the
                               Company and Ambient Capital Group, Inc.
         10(c)(1)              Assumption of Liability Agreement dated April 17, 1996 between the
                               Company and Thermal Imaging, Inc.
         10(d)(1)              Investment Agreement dated January 20, 1998 between the Company and
                               Bristol Asset Management, LLC.
         10(e)(1)              Consulting Agreement dated November 5, 1997 between the Company and
                               Daron Dillia d/b/a Manhattan Financial Group.
         10(f)(1)              Consulting Agreement dated November 5, 1997 between the Company and
                               Willard Harpster.
         10(g)(1)              Subscription Agreement dated August 15, 1996 between the Company and
                               Cameron Capital Management Ltd. With respect to 6% Convertible
                               Debentures aggregating $550,000.
         10(h)(1)              Subscription Agreement dated March 13, 1997 between the Company and
                               Cameron Capital Management Ltd. With respect to 8% Convertible
                               Debentures aggregating $125,000.
         10(i)(1)              12% Series A Senior Subordinated Convertible Redeemable Debenture due
                               April 30, 1998.
         10(j)(1)              Signatories to Dorex Release.
         10(k)(1)              Employment Agreement dated October 11, 1995 between the Company and
                               Kenneth M. Dodd.
         10(l)(1)              Letter Agreement dated June 12, 1995 between the Company and Richard
                               V. Secord Confirming terms for Personal Services Agreement.
         10(m)(1)              Employment Agreement dated April 30, 1997 between the Company and
                               David A. Packer.
         10(n)(1)              Escrow Agreement dated November 20, 1997 between the Company, Roger
                               Sack and First Nebraska Trust Company.
         10(o)(1)              Golden Health Card Contract dated April 24, 1995 between TriSun
                               Medical Corporation and TriSun/CTI Asia, Ltd.
         10(p)(1)              Golden Health Plan Hospital Systems Integration Contract dated April
                               24, 1995 between TriSun Medical Corporation and TriSun/CTI Asia, Ltd.
         10(q)(1)              Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                               dated October 29, 1997 between the Company and David B. Johnston.
         10(r)(1)              Employment Agreement dated October 29, 1997 between the Company and
                               David B. Johnston.
         10(s)(1)              Letter Agreement dated July 10, 1997 between the Company and Liberty
                               Capital Group, Inc.'s with respect to public relations.
         10(t)(1)              License Agreement dated June 8, 1996 between the Company and Thermal
                               Imaging, Inc.
         10(u)(1)              Participation Option Notices by various signatories to a Private
                               Placement Subscription Participation Option.
         10(v)(1)              Pledge Agreement dated September 11, 1997 between the Company and
                               Looper, Reed, Mark & McGraw Incorporated.
         10(w)(1)              Pledge Agreement dated September 11, 1997 between Thermal Medical
                               Imaging, Inc. and Looper, Reed, Mark & McGraw Incorporated.
         10(x)(1)              Employment Agreement dated November 13, 1997 between the Company and
                               Richard V. Secord.
         10(y)(1)              Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                               dated January 15, 1998 between the Company and Richard V. Secord.
         10(z)(1)              Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                               dated June 12, 1995 between the Company and Richard V. Secord.


         EXHIBIT NO.                     IDENTIFICATION OF EXHIBIT
         -----------                     -------------------------
         10(aa)(1)             Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                               dated June 12, 1995 between the Company and Richard V. Secord.
         10(bb)(1)             Commitment Letter Agreement dated March 6, 1997 between the Company and Select Capital Advisors, Inc.
         10(cc)(1)             Services Agreement dated July 1997 between the Company and Liberty
                               Capital Group, Inc.
         10(dd)(1)             Stock Transfer Agreement dated January 28, 1997 between the Company and Thermal Medical Imaging, Inc.
         10(ee)(1)             Amendment to Employee Stock Option Agreement dated January 26, 1998 between the Company and David Packer.
         10(ff)(1)             Amendment to Employee Stock Option Agreement dated January 22, 1998 between the Company and Kenneth M. Dodd.
         10(gg)(1)             Amendment to Employee Stock Option Agreement dated January 26, 1998 between the Company and Richard V. Secord.
         10(hh)(1)             Computerized Thermal Imaging, Inc. Consultant Stock Option Agreement
                               dated November 5, 1997 between the Company and Willard Harpster.
         10(ii)(1)             Computerized Thermal Imaging, Inc. Consultant Stock Option Agreement
                               dated November 18, 1997 between the Company and Daron Dillia D/b/a
                               Manhattan Financial Group.
         10(jj)(1)             Computerized Thermal Imaging, Inc. Restricted Stock Purchase
                               Agreement dated July 9, 1997 between the Company and Manhattan
                               Financial Group.
         10(kk)(1)             Computerized Thermal Imaging, Inc. 1995 Stock Option Plan.
         10(ll)(1)             Computerized Thermal Imaging, Inc. 1997 Stock Option and Restricted
                               Stock Plan.
         10(mm)(1)             Offshore Securities Subscription Agreement relating to 12% Series A
                               Senior Subordinated Convertible Redeemable Debentures of the Company.
         10(nn)(1)             12% Series A Senior Subordinated Convertible Redeemable Debentures of
                               the Company.
         10(oo)(1)             Golden Health Telemedicine Contract dated April 24, 1995 between
                               TriSun Medical Corporation - China and TriSun/CTI Asia, Ltd.
         10(pp)(1)             Contract between TRW Systems Integration Group and Computerized
                               Thermal Imaging, Inc. dated October 29, 1996.
         10(qq)(1)             Clinical Trial Agreement dated September 16, 1997 between Thermal
                               Medical Imaging, Inc. and Health Research Association.
         10(rr)(1)             Contract between TRW Systems Integration Group and Thermal Medical
                               Imaging, Inc. dated June 19, 1997.
         10(ss)(1)             Clinical Trial Agreement dated November 7, 1997 between Thermal
                               Medical Imaging, Inc. and the University of Southern California.
         11(1)                 Computation of Per Share Earnings.
         15(1)                 See Exhibit 23(b).
         21(1)                 Subsidiaries of the Registrant.
         23(1)                 Consent of Counsel (included in Exhibit 5.1).
         23(a)(1)              Consent of Ham, Langston & Brezina, LLP.
         23(b)(1)              Consent of Randy Simpson, CPA P.C.
         24(1)                 Powers of Attorney.
         27(1)                 Financial Data Schedule.



-------------
      (1) Filed herewith.

ITEM 28.  UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                (i) To include any prospectus required in Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the Prospectus filed as part of this Registration Statement, as permitted by Rule 430A of the Securities Act and to be contained in the form of Prospectus to be filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be incorporated by reference into this Registration Statement at the time it is declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Layton, State of Utah, on the 20th day of February, 1998.

                                      COMPUTERIZED THERMAL IMAGING, INC.

                                      By  /s/ David A. Packer
                                        ------------------------
                                        David A. Packer, President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


              SIGNATURE                                 TITLE                                  DATE
              ----------                                -----                                  ----

  /s/ David B. Johnston*                      Chairman of the Board and                  February 27, 1998
------------------------------------            Chief Executive Officer
DAVID B. JOHNSTON


  /s/ Richard V. Secord*                 Chief Operating Officer, Secretary              February 27, 1998
------------------------------------                and Director
RICHARD V. SECORD


  /s/ Brent M. Pratley, M.D.*                         Director                           February 27, 1998
------------------------------------
BRENT M. PRATLEY, M.D.


  /s/ Milton R. Geilmann*                             Director                           February 27, 1998
------------------------------------
MILTON R. GEILMANN


  /s/ Henry C. Aderholt*                              Director                           February 27, 1998
------------------------------------
HENRY C. ADERHOLT


  /s/ David A. Packer                          President and Treasurer                   February 27, 1998
------------------------------------
DAVID A. PACKER


*By  /s/ David A. Packer                                                                 February 27, 1998
   ---------------------------------
      David A. Packer,
      Attorney in Fact


                                INDEX TO EXHIBITS


                                                                                                    SEQUENTIALLY
      EXHIBIT NO.                            IDENTIFICATION OF EXHIBIT                            NUMBERED PAGES
      ----------                             -------------------------                           -----------------
      3(a)(1)              Articles of Incorporation filed June 10, 1987.
      3(b)(1)              Amendment to Articles of Incorporation filed July 31, 1987.
      3(c)(1)              Amendment to Articles of Incorporation filed September 12, 1989.
      3(d)(1)              Amendment to Articles of Incorporation filed November 6, 1989.
      3(e)(1)              Amendment to Articles of Incorporation filed April 22, 1992.
      3(f)(1)              Amendment to Articles of Incorporation dated February 17, 1998.
      3(g)(1)              Bylaws, as Amended January 15, 1998.
      4(1)                 Common Stock Specimen.
      5(a)(1)              Opinion Regarding Legality.
      10(a)(1)             PR Expense Funds Administration Agreement dated July 9, 1997 between the Company, Liberty Capital Group, Inc. and Manhattan
                           Financial Group.
      10(b)(1)             Financial Advisory Agreement dated October 29, 1997 between the
                           Company and Ambient Capital Group, Inc.
      10(c)(1)             Assumption of Liability Agreement dated April 17, 1996 between the Company and Thermal Imaging, Inc.
      10(d)(1)             Investment Agreement dated January 20, 1998 between the Company and Bristol Asset Management, LLC.
      10(e)(1)             Consulting Agreement dated November 5, 1997 between the Company and Daron Dillia d/b/a Manhattan Financial Group.
      10(f)(1)             Consulting Agreement dated November 5, 1997 between the Company and Willard Harpster.
      10(g)(1)             Subscription Agreement dated August 15, 1996 between the
                           Company and Cameron Capital Management Ltd. With respect to 6%
                           Convertible Debentures aggregating $550,000.
      10(h)(1)             Subscription Agreement dated March 13, 1997 between the Company and Cameron Capital Management Ltd. With respect to 8%
                           Convertible Debentures aggregating $125,000.
      10(i)(1)             12% Series A Senior Subordinated Convertible Redeemable
                           Debenture due April 30, 1998.
      10(j)(1)             Signatories to Dorex Release.
      10(k)(1)             Employment Agreement dated October 11, 1995 between the Company and Kenneth M. Dodd.
      10(l)(1)             Letter Agreement dated June 12, 1995 between the Company and
                           Richard V. Secord Confirming terms for Personal Services
                           Agreement.
      10(m)(1)             Employment Agreement dated April 30, 1997 between the Company and David A. Packer.
      10(n)(1)             Escrow Agreement dated November 20, 1997 between the Company,
                           Roger Sack and First Nebraska Trust Company.
      10(o)(1)             Golden Health Card Contract dated April 24, 1995 between TriSun
                           Medical Corporation and TriSun/CTI Asia, Ltd.
      10(p)(1)             Golden Health Plan Hospital Systems Integration Contract dated
                           April 24, 1995 between TriSun Medical Corporation
                           and TriSun/CTI Asia, Ltd.
      10(q)(1)             Computerized Thermal Imaging, Inc. Employee Stock Option
                           Agreement dated October 29, 1997 between the Company and David
                           B. Johnston.
      10(r)(1)             Employment Agreement dated October 29, 1997 between the Company and David B. Johnston.
      10(s)(1)             Letter Agreement dated July 10, 1997 between the Company and
                           Liberty Capital Group, Inc.'s with respect to public relations.



                                                                                                    SEQUENTIALLY
      EXHIBIT NO.                            IDENTIFICATION OF EXHIBIT                            NUMBERED PAGES
      ----------                             -------------------------                           -----------------
      10(t)(1)             License Agreement dated June 8, 1996 between the Company and
                           Thermal Imaging, Inc.
      10(u)(1)             Participation Option Notices by various signatories to a
                           Private Placement Subscription Participation Option.
      10(v)(1)             Pledge Agreement dated September 11, 1997 between the Company and Looper, Reed, Mark & McGraw Incorporated.
      10(w)(1)             Pledge Agreement dated September 18, 1997 between Thermal
                           Medical Imaging, Inc. and Looper, Reed, Mark & McGraw
                           Incorporated.
      10(x)(1)             Employment Agreement dated November 13, 1997 between the
                           Company and Richard V. Secord.
      10(y)(1)             Computerized Thermal Imaging, Inc. Employee Stock Option
                           Agreement dated January 15, 1998 between the Company and
                           Richard V. Secord.
      10(z)(1)             Computerized Thermal Imaging, Inc. Employee Stock Option
                           Agreement dated June 12, 1995 between the Company and Richard
                           V. Secord.
      10(aa)(1)            Computerized Thermal Imaging, Inc. Employee Stock Option
                           Agreement dated June 12, 1995 between the Company and Richard
                           V. Secord.
      10(bb)(1)            Commitment Letter Agreement dated March 6, 1997 between the
                           Company and Select Capital Advisors, Inc.
      10(cc)(1)            Services Agreement dated July 1997 between the Company and
                           Liberty Capital Group, Inc.
      10(dd)(1)            Stock Transfer Agreement dated January 28, 1997 between the
                           Company and Thermal Medical Imaging, Inc.
      10(ee)(1)            Amendment to Employee Stock Option Agreement dated January 26,
                           1998 between the Company and David Packer.
      10(ff)(1)            Amendment to Employee Stock Option Agreement dated January 22,
                           1998 between the Company and Kenneth M. Dodd.
      10(gg)(1)            Amendment to Employee Stock Option Agreement dated January 26,
                           1998 between the Company and Richard V. Secord.
      10(hh)(1)            Computerized Thermal Imaging, Inc. Consultant Stock Option
                           Agreement dated November 5, 1997 between the Company and
                           Willard Harpster.
      10(ii)(1)            Computerized Thermal Imaging, Inc. Consultant Stock Option
                           Agreement dated November 18, 1997 between the Company and Daron
                           Dillia D/b/a Manhattan Financial Group.
      10(jj)(1)            Computerized Thermal Imaging, Inc. Restricted Stock Purchase
                           Agreement dated July 9, 1997 between the Company and Manhattan
                           Financial Group.
      10(kk)(1)            Computerized Thermal Imaging, Inc. 1995 Stock Option Plan.
      10(ll)(1)            Computerized Thermal Imaging, Inc. 1997 Stock Option and
                           Restricted Stock Plan.
      10(mm)(1)            Offshore Securities Subscription Agreement relating to 12%
                           Series A Senior Subordinated Convertible Redeemable Debentures
                           of the Company.
      10(nn)(1)            12% Series A Senior Subordinated Convertible Redeemable
                           Debentures of the Company.
      10(oo)(1)            Golden Health Telemedicine Contract dated April 24, 1995
                           between TriSun Medical Corporation - China and TriSun/CTI Asia,
                           Ltd.
      10(pp)(1)            Contract between TRW Systems Integration Group and Computerized
                           Thermal Imaging, Inc. dated October 29, 1996.


                                                                                                    SEQUENTIALLY
      EXHIBIT NO.                           IDENTIFICATION OF EXHIBIT                             NUMBERED PAGES
      ----------                            -------------------------                           -----------------

      10(qq)(1)            Clinical Trial Agreement dated September 16, 1997 between
                           Thermal Medical Imaging, Inc. and Health Research Association.
      10(rr)(1)            Contract between TRW Systems Integration Group and Thermal
                           Medical Imaging, Inc. dated June 19, 1997.
      10(ss)(1)            Clinical Trial Agreement dated November 7, 1997 between Thermal
                           Medical Imaging, Inc. and the University of Southern California.
      11(1)                Computation of Per Share Earnings.
      15(1)                See Exhibit 23(b).
      21(1)                Subsidiaries of the Registrant.
      23(1)                Consent of Counsel (included in Exhibit 5.1).
      23(a)(1)             Consent of Ham, Langston & Brezina, LLP.
      23(b)(1)             Consent of Randy Simpson, CPA P.C.
      24(1)                Powers of Attorney.
      27(1)                Financial Data Schedule.

--------------
      (1) Filed herewith.